As filed with the U.S. Securities and Exchange Commission on June 2, 2020

Registration No. 333-235727

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

To

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TIAN RUIXIANG Holdings Ltd

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	6411	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

21A Jingyuan Art Center, 3 Guangqu Road,

 Chaoyang District, Beijing 100124

(010) 87529554

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hunter Taubman Fischer & Li LLC
1450 Broadway, 26th Floor
New York, NY 10018

(212) 530-2206
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 1450 Broadway, 26th Floor New York, NY 10018 (212) 530-2206	Fang Liu, Esq. VCL Law LLP 8300 Boone Boulevard, Suite 500 Vienna, VA 22182 (703) 919-7285

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price (1)		Amount of Registration Fee(2)
Class A Ordinary Shares, par value US$0.001 per share(3)	3,450,000		$4.50		$15,525,000		$2015.15
Underwriter’s warrants(3) (4)	—	$		$		$
Class A Ordinary Shares underlying Underwriter’s warrants (3) (5)	270,000		$5.625		$1,518,750		$197.13
Total	—	$			$17,043,750		$2212.28	(6)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act, including the offering price attributable to additional 450,000 Class A ordinary shares, par value US$0.001 per share (“Class A Ordinary Shares”), that the underwriter has the option to purchase to cover over-allotments, if any.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price.
(3)	In accordance with Rule 416(a), we are also registering an indeterminate number of additional Class A Ordinary Shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.
(4)	We have agreed to issue to the underwriter warrants to purchase the number of Class A Ordinary Shares (the “Underwriter Warrants”) in the aggregate equal to 9% of the Class A Ordinary Shares sold at closing of the offering, not including any shares that may be sold as result of the underwriter exercising its over-allotment option. The Underwriter Warrants will be exercisable from time to time from 6 months after the effective date of the registration statement and will expire after three years from the effective date of this registration statement, in whole or in part, but may not be transferred nor may the shares underlying the warrants be sold until 180 days from the effective date of the offering. The exercise price of the Underwriter Warrants is equal to 125% the public offering price per share in the offering.
(5)	No fee required pursuant to Rule 457(g) under the Securities Act.
(6)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED JUNE 2, 2020

3,000,000 Class A Ordinary Shares

This is an initial public offering of our Class A Ordinary Shares. Prior to this offering, there has been no public market for our ordinary shares, par value 0.001 per share (“Ordinary Share”), including Class A Ordinary Shares. This offering is being made on a firm commitment basis. We expect the initial public offering price will be in the range of $4 to $4.50 per Class A Ordinary Share. We have reserved the symbol “TIRX” for purposes of listing our Class A Ordinary Shares on the Nasdaq Capital Market and plan to apply to list our Class A Ordinary Shares on the Nasdaq Capital Market. The initial public offering is contingent upon receiving authorization to list our Class A Ordinary Shares on a national exchange. There is no guarantee or assurance that our Class A Ordinary Shares will be approved for listing on NASDAQ.

Conditional upon and effective immediately prior to the completion of this offering, our outstanding share capital will consist of Class A Ordinary Shares and Class B ordinary shares, par value $US$0.001 per share (“Class B Ordinary Shares”). Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring the votes of shareholders, each Class A Ordinary Share is entitled to one vote, and each Class B Ordinary Share is entitled to 18 votes and is convertible into one Class A Ordinary Share at any time by the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. The Class B holders will be able to exercise approximately 78.95% of the total votes for our issued and outstanding share capital immediately following the completion of this offering, assuming the sale of 3,000.000 Class A Ordinary Shares issued, and excluding the effects of the exercise of the Underwriter Warrants and the over-allotment option.

Our officers and directors will own at least 50% of the voting power of our Company after the closing of this offering, therefore we are a “controlled company” as defined under NASDAQ Marketplace Rules. However, even if we qualify as a “controlled company,” we do not intend to rely on the controlled company exemptions provided under NASDAQ Marketplace Rules.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” to read about factors you should consider before buying our Class A Ordinary Shares.

We are an “emerging growth company” as used in the Jumpstart Our Business Startups Act of 2012, and as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings. See “Risk Factors” and “Prospectus Summary— Implications of Our Being an Emerging Growth Company”.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Class A Ordinary Share	Total
Initial public offering price	US $	US $

Underwriter’s discounts (1)	US $	US $

Proceeds to our company before expenses(2)	US $	US $

(1)	See “Underwriting” in this prospectus for more information regarding our arrangements with the underwriter.
(2)	The total estimated expenses related to this offering are set forth in the section entitled “Expenses Related to This Offering”.

We expect our total cash expenses for this offering (including cash expenses payable to our underwriter for its out-of-pocket expenses) to be approximately $1,193,000, exclusive of underwriting discounts and non-accountable expense allowance. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

This offering is being conducted on a firm commitment basis. The underwriter is obligated to take and pay for all of the Class A Ordinary Shares if any such shares are taken. We have granted the underwriter an option for a period of 45 days after the closing of this offering to purchase up to 15% of the total number of our Class A Ordinary Shares to be offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discount. Based on an offering price between $4.00 and $4.50 per Class A Ordinary Share, (i) If the underwriter does not exercise the option in full, the total underwriting discounts payable will be between $840,000 and $945,000 based on an offering price between $ $4.00 and $4.50 per Class A Ordinary Share, and the total gross proceeds to us, before underwriting discounts and non-accountable expense allowance, will be between $12,000,000 and $13,500,000; (ii) if the underwriter exercises the option in full, the total underwriting discounts payable will be between $966,000 and $1,086,750, and the total proceeds to us, before underwriting discounts and non-accountable expense allowance, will be between $13,800,000 and $15,525,000. If we complete this offering, net proceeds will be delivered to us on the closing date. We will not be able to use such proceeds in China, however, until we complete capital contribution procedures which require prior approval from each of the respective local counterparts of China’s Ministry of Commerce, the State Administration for Industry and Commerce, and the State Administration of Foreign Exchange. See remittance procedures in the section titled “Use of Proceeds” beginning on page 34.

The underwriter expects to deliver the Class A Ordinary Shares against payment in New York, New York on [●], 2020.

Prospectus dated [●], 2020

About this Prospectus

This prospectus is part of a registration statement we filed with the SEC. We and the underwriter have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Class A Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Other Pertinent Information

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Affiliated Entities” are to our subsidiaries and TRX ZJ and its subsidiaries and branch offices;
●	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;
●	“Class A Ordinary Shares” are to our Class A ordinary shares, par value US$0.001 per share;
●	“Class B Ordinary Shares” are to our class B ordinary shares, par value US$0.001 per share;
●	“Hengbang Insurance” are to Hebei Hengbang Insurance Co. LTD, a limited liability company organized under the laws of the PRC and 99.80% of its equity interest is owned by TRX ZJ;
●	“HH Consulting” are to Huoerguosi Hechentonguang Consulting Service Co. LTD., a wholly-owned subsidiary of TRX ZJ organized under the laws of the PRC;
●	“NDB Technology” are to Need Bao (Beijing) network technology co. LTD, a wholly-owned subsidiary of TRX ZJ organized under the laws of the PRC;
●	“shares”, “Shares” or “Ordinary Shares” as of the date hereof refers to our ordinary shares of par value US$0.001 per share and, conditional upon and effective immediately prior to the completion of this offering, collectively, our Class A Ordinary shares and Class B Ordinary Shares;
●	“TRX” are to TIAN RUIXIANG Holdings Ltd., a limited liability company organized under the laws of Cayman Islands;
●	“TRX BJ” or “WFOE” are to Beijing Tianruixiang Management Consulting Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly-owned by TRX HK;
●	“TRX HK” are to the Company’s wholly owned subsidiary, TRX HONGKONG INVESTMENT LIMITED, a Hong Kong corporation;
●	“TRX SX Branch”, “TRX QD Branch”, “TRX HN Branch”, “TRX BJ Branch”, “TRX Shanxi Branch”, “TRX JS Branch”, “TRX CQ Branch”, or “TRX HB Branch” are to TRX ZJ’s branch office in the PRC;
●	“TRX ZJ” are to Zhejiang Tianruixiang Insurance Broker Co. LTD., a limited liability company organized under the laws of the PRC, which we control via a series of contractual arrangements between WFOE and TRX ZJ;
●	“TYDW Technology” are to Tianyi Duowen (Beijing) Network Technology Co. LTD, a wholly-owned subsidiary of TRX ZJ organized under the laws of the PRC;
●	“VIE” are to variable interest entity;
●	“WDZG Consulting” are to Beijing Wandezhonggui Management Consulting Co., Ltd., a limited liability company organized under the laws of the PRC, the sole shareholder of TRX ZJ; and
●	“we”, “us”, the “Company” or the “Group” are to one or more of TRX, and its Affiliated Entities, as the case may be.

Our business is conducted by TRX ZJ, our VIE entity in the PRC, and its subsidiaries and branch offices, using RMB, the currency of China. Our consolidated financial statements are presented in United States dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations and the value of our assets, including accounts receivable.

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. We have not, and the underwriter has not, authorized anyone to provide you with different information, and we and the underwriter take no responsibility for any other information others may give you. We are not, and the underwriter is not, making an offer to sell our Class A Ordinary Shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or the sale of any Class A Ordinary Shares.

For investors outside the United States: Neither we nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A Ordinary Shares and the distribution of this prospectus outside the United States.

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the U.S. Securities and Exchange Commission, or the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the Securities and Exchange Commission, or the SEC, as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

All dealers that buy, sell or trade our Class A Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus 25 days after this registration agreement is declared effective. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Class A Ordinary Shares.

Overview

We are an insurance broker operating in China through our VIE, TRX ZJ, and its PRC subsidiaries. We distribute a wide range of insurance products, which are categorized into two major groups: (1) property and casualty insurance, such as automobile insurance, commercial property insurance, liability insurance; and (2) life insurance, such as individual and group life insurances. We act on behalf of our customers seeking insurance coverage from insurance companies and take pride in our premium customer service.

As an insurance broker, we do not assume underwriting risks. Instead, we distribute insurance products underwritten by insurance companies operating in China to our individual or institutional customers. We are compensated for our services by commissions paid by insurance companies, typically based on a percentage of the premium paid by the insured. Commission and fee rates generally depend on the type of insurance products, the particular insurance company and the region in which the products are sold. As of the date of this prospectus, we have relationships with over 40 insurance companies in the PRC, and therefore are able to offer a variety of insurance products to our customers. For the fiscal year ended October 31, 2019, 80.3% of our total commissions were attributed to our top five insurance company partners, and four companies each accounted for more than 10% of our total commissions: PICC Beijing Branch, China United Life Insurance Co. Ltd. Beijing Branch, Sunshine Property Insurance Co. Ltd.’s Hangzhou Branch and Ping An Property Insurance of China Incorporated Company’s Beijing Branch, accounted for 23.8%, 21.9%, 18.8% and 12.1%, respectively, of our total commissions. For the fiscal year ended October 31, 2018, 63% of our total commissions were attributed to our top five insurance company partners, and two companies each accounted for more than 10% of our total commissions: Sunshine Property Insurance Co. Ltd. Hangzhou Branch and Ping An Property Insurance of China Incorporated Company Zhejiang Branch, accounted for 32% and 13.9%, respectively, of our total commissions. For the fiscal year ended October 31, 2017, 95.6% of our total commissions were attributed to our top five insurance company partners, and one company, Sunshine Property Insurance Co. Ltd Hangzhou Branch, accounted for more than 10%, or 80.7%, of our total commissions of our total commissions.

China's independent insurance intermediary market is experiencing rapid growth due to increasing demands for insurance products by the Chinese population. We intend to grow our company by aggressively recruiting talents to join our professional team and sales force, expanding our distribution network through opening more local branches in a number of selective major cities throughout China, and offering premium products and services, such as our new Institutional Risk Management Services and Internet insurance distribution platform, Needbao, both designed to achieve superior customer satisfaction. Our goal is to grow from having eight branches located in the cities of Xi'an, Qingdao, Beijing, Changsha, Wuhan, Taiyuan, Nanjing and Chongqing, as of the date of this prospectus, to having about twelve branches throughout the PRC by the end of 2020, to eventually become a leading national insurance intermediary company.

Our business has grown substantially after Ruibo (Wealth) Beijing Investment Management Ltd (“RB Wealth”), a company controlled by our CEO, Mr. Zhe Wang, acquired TRX ZJ and installed a new management team in May 2016. On April 20, 2017, TRX ZJ was acquired by WDZG, another company controlled by our CEO, Mr. Zhe Wang. The number of our branches increased from zero in 2016 to eight as of the date of this prospectus. The number of our customers has also grown substantially: from three institutional customers in 2016 to 1,182 in the year ended October 31, 2019; and from no individual customers in 2016 to 5,997 in the year ended October 31, 2019.

Revenue for the year ended October 31, 2017 totaled $1,531,223, an increase of $1,529,973, compared with $1,250 for the year ended October 31, 2016; and revenue for the year ended October 31, 2018 totaled $3,087,708, an increase of $1,556,485, or 101.6%, compared with $1,531,223 for the year ended October 31, 2017. For the year ended October 31, 2019, due to the authorities’ stricter regulations on the automobile insurance market that resulted in reductions in insurance premiums and fees, see “regulations – Notices on Regulations of Moto Vehicle Insurance in 2018 and 2019,” our revenue decreased by $1,085,491, or 35.2%, to $2,002,217, compared with $3,087,708 for the year ended October 31, 2018. In order to reduce risks and maintain growth, we have been implementing business strategies to reduce our concentration on automobile insurance and shift our focus on other insurance products since 2018. As a result, for the year ended October 31, 2019, our revenues generated from liability insurance, life insurance, accidental injury insurance, and health insurance increased to $321,692, $449,108, $203,587 and $86,043, which amounted to an increase of 21.93%, 187.22%, 74.31%, and 59.32% compared to $263,827, $156,366, $116,797, and $54,006, respectively, for the year ended October 31, 2018.

Furthermore, we continually seek opportunities to offer new and premium services and products to our customers. In December 2018, we started offering Institutional Risk Management Services, a new product that complements our existing insurance products, to our institutional customers. Additionally, beginning in June 2019, we started to distribute a limited number of insurance products on our new internet distribution platform, Needbao, which can be accessed at http://needbao.tianrx.com

The following table illustrates the breakdown of our total revenues by insurance products in the fiscal years ended October 31, 2019, 2018 and 2017.

	For the Year		For the Year		For the Year
	Ended October 31, 2019		Ended October 31, 2018		Ended October 31, 2017
		Percentage of		Percentage of		Percentage of
	Revenue	Total Revenue	Revenue	Total Revenue	Revenue	Total Revenue
Property and Casualty Insurance
Automobile Insurance
supplemental	$728,257	36.4%	$2,004,712	65.0%	$1,060,741	69.3%
mandatory	90,534	4.5%	153,769	5.0%	26,494	1.7%
Commercial Property Insurance	113,702	5.7%	306,920	9.9%	90,117	5.9%
Liability Insurance	321,692	16.1%	263,827	8.5%	65,058	4.2%
Life Insurance	449,108	22.4%	156,366	5.1%	180,044	11.8%
Accidental Injury Insurance	203,587	10.2%	116,797	3.8%	55,892	3.7%
Health Insurance	86,043	4.3%	54,006	1.7%	18,464	1.2%
Others	9,294	0.4%	31,311	1.0%	34,413	2.2%
Total	$2,002,217	100.0%	$3,087,708	100.0%	$1,531,223	100.0%

Industry Background

The Chinese insurance industry is the largest in Asia and the 2nd largest in the world, only behind the United States, in terms of premium income according to data published by the China Insurance Regulatory Commission, or the CIRC, in 2018. The industry has grown substantially in recent years, with industry-wide insurance premiums increasing from US$248.6 billion in 2012 to US$612 billion in 2019, according to data published by CIRC in 2020. Despite this substantial growth and scale, China’s insurance penetration rates, which measure industry-wide insurance premiums as a percentage of GDP, were only 2.29% for life insurance and 1.91% for non-life insurance in 2018, compared to 2.87% and 4.23%, respectively, for the United States, according to the World Insurance Report released by Swiss Re institute in 2018. These low penetration rates relative to those of developed economies suggest that China’s insurance market has significant growth potential. We believe that continued economic growth and the aging of the Chinese population, among other factors, will drive the future growth of China’s insurance industry. In particular, we expect that changing demographics will generate substantial demand for life insurance products.

Within China’s insurance industry, independent insurance agencies, serving insurance companies, and insurance brokers, serving policy holders, are referred to as “professional insurance intermediaries,” to differentiate them from entities that distribute insurance products as an ancillary business, such as commercial banks, postal offices and automobile dealerships. The professional insurance intermediary sector in China has also grown significantly in recent years. According to data released by the CIRC in 2018, total insurance premiums generated by independent insurance institutions increased from RMB 147.2 billion in 2014 to RMB 482.8 billion in 2018, with a four-year compound growth rate of 34.5%. We believe that the professional insurance intermediary sector will continue to offer substantial growth opportunities for the following reasons:

●	China’s insurance industry as a whole has significant growth potential due to its relatively low penetration rate compared to more developed countries;

●	as competition among insurance companies intensifies, insurance companies will probably focus more on their core competencies and should increasingly outsource distribution of their products;

●

as Chinese consumers become more sophisticated, they should increasingly seek a greater selection of insurance products and services from different insurance companies with the benefit of independent professional advice; and

●	a favorable regulatory environment should benefit professional insurance intermediaries.

Despite rapid growth in recent years, the professional insurance intermediary sector in the PRC is still at the stage of development. According to the Insurance Intermediary Market Development Report released by the CIRC in 2018, as of 2018, there were 1790 insurance agencies and 499 insurance brokers in the PRC.

Our Strengths

We believe the following competitive strengths contribute to our success and differentiate us from our competitors:

●	premium customer service;

●	dynamic product offerings;

●	experienced management team;

●	dedicated sales professionals;

●	long term cooperation relationship with insurance companies; and

●	strong commitment to rigorous training and development.

Our Challenges and Risks

We are, and expect for the foreseeable future to be, subject to all the risks and uncertainties, inherent to a development-stage business and in an industry which is in the development stage in China. As a result, we must establish many functions necessary to operate a business, including expanding our managerial and administrative structure, assessing and implementing our marketing program, implementing financial systems and controls and personnel recruitment. Accordingly, you should consider our prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies with a limited operating history. Please read the “Risk Factors” section for the descriptions of the risks we face. These risks and challenges are, among other things:

●	we operate in an industry that is heavily regulated by relevant governmental agencies in China;

●	we have a limited operating history and limited experience in distributing insurance products;

●	we rely on contractual arrangements with TRX ZJ, a VIE entity, and its subsidiaries and shareholders for our China operations;

●	we have identified several significant deficiencies in our internal control over financial reporting;

●	we may require additional capital to develop and expand our operations which may not be available to us when we require it;

●	our marketing and growth strategy may not be successful;

●	our business may be subject to significant fluctuations in operating results; and

●	we may not be able to attract, retain and motivate qualified professionals.

Our Strategy

Our goal is to become a leading independent insurance broker in China and further develop our distribution network. To achieve this goal, we intend to capitalize on the growth potential of China’s insurance industry and insurance intermediary sector, leverage our competitive strengths and pursue the following elements of our strategy:

●	further expand into the fast-growing life-insurance sector while continuing to grow our property and casualty business;

●	further expand our distribution network through opening new branches in selective Chinese cities;

●	further expand our distribution channels by selling insurance products on our website;

●	continue to strengthen our relationships with leading insurance companies; and

●	expand our product and service offerings to meet customer needs.

Corporate Structure

The following diagram illustrates the corporate structure of the Company as of the date of this prospectus and upon completion of this offering based on 3,000,000 Class A Ordinary Shares being offered. The Pre-IPO% are calculated based on the 5,000,000 Ordinary Shares outstanding as of the date of this prospectus, and the Post-IPO% are calculated based on the 8,000,000 Ordinary Shares outstanding immediately upon the completion of the offering, including 6,750,000 Class A Ordinary Shares and 1,250,000 Class B Ordinary Shares. For more detail on our corporate history please refer to “Business - Corporate History and Structure” and “Principal Shareholders”.

Controlled Company

As long as our officers and directors, either individually or in the aggregate, own at least 50% of the voting power of our Company, we will be a “controlled company” as defined under NASDAQ Marketplace Rules. However, even if we qualify as a “controlled company,” we do not intend to rely on the controlled company exemptions provided under NASDAQ Marketplace Rules. To that extent, we have set up the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, all of which consist solely of independent directors and adopted a charter for each committee.

For so long as we are a controlled company under that definition, we are permitted however to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the NASDAQ listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. (See “Risk Factors – Risks Related to Our Corporate Structure – As a “controlled company” under the rules of the NASDAQ Global Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.”)

Corporate Information

Our principal executive office is located at 21A Jingyuan Art Center, 3 Guangqu Road, Chaoyang District, Beijing, People’s Republic of China. Our telephone number at this address is (010) 87529554 and our fax number is (010) 83050570. Our registered office in the Cayman Islands is at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Our legal name is TIAN RUIXIANG Holdings Ltd, and we operate our business under the commercial name “TRX Insurance Brokers”, which is included in our logo.

Investor inquiries should be directed to us at the address and telephone number of our principal executive offices set forth above. Our website address is http://www.tianrx.com. The information contained on our website is not part of this prospectus. Our agent for service of process in the United States is Hunter Taubman Fischer & Li LLC, 1450 Broadway, 26th Floor, New York, NY 10018.

Contractual Arrangements

Neither we nor our subsidiaries own any equity interest in TRX ZJ. Instead, we control and receive the economic benefits of TRX ZJ’s business operation through a series of contractual arrangements. WFOE, TRX ZJ, and TRX ZJ’s sole shareholder, WDZG Consulting (“the TRX ZJ Shareholder”), entered into a series of contractual arrangements, also known as VIE Agreements, on May 20, 2019. The VIE Agreements are designed to provide WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of TRX ZJ, including absolute control rights and the rights to the assets, property and revenue of TRX ZJ.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A;

●

are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●

are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a prospectus declared effective under the Securities Act of 1933, as amended, herein referred to as the Securities Act, or such earlier time that we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●

we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

THE OFFERING

Class A Ordinary Shares offered by us	3,000,000 Class A Ordinary Shares, or 3,450,000 Class A Ordinary Shares if the underwriter exercises the over-allotment option in full.

Price per Class A Ordinary Share	We currently estimate that the initial public offering price will be between US$4.00 and US$4.50 per Class A Ordinary Share.

Over-Allotment	We have granted to the underwriter the option, exercisable for 45 days from the date this registration statement is declared effective, to purchase up to an additional 15% of the total number of Class A Ordinary Shares to be offered by the Company.

Ordinary Shares outstanding prior to completion of this offering	We have 5,000,000 Ordinary Shares outstanding. We expect to adopt a dual-class ordinary share structure conditional upon and effective immediately prior to the completion of this offering.

Ordinary Shares outstanding immediately after completion of the Offering

8,000,000 Ordinary Shares including (i) 6,750,000 Class A Ordinary Shares and (ii) 1,250,000 Class B Ordinary Shares, or 8,450,000 Ordinary Shares including (i) 7,200,000 Class A Ordinary Shares if the underwriter exercises the over-allotment option in full and (ii) 1,250,000 Class B Ordinary Shares.

The numbers do not include any of the up to 270,000 Class A Ordinary Shares underlying the Underwriter Warrants. Our authorized share capital upon the completion of this offering will be US$50,000 divided into 50,000,000 Ordinary Shares with a par value of US$0.001 each, comprised of (i) 47,500,000 Class A Ordinary Shares, and (ii) 2,500,000 Class B Ordinary Shares. See “Description of Share Capital.”

Voting Rights

Class A Ordinary Shares are entitled to one (1) vote per share.

Class B Ordinary Shares are entitled to eighteen (18) votes per share.

Class A and Class B Shareholders will vote together as a single class, unless otherwise required by law or our amended and restated memorandum and articles of association. The holders of our Class B Ordinary Shares will hold approximately 77.75% to 78.95% of the total votes, depending on whether the underwriter exercises its over-allotment option or not, for our issued and outstanding share capital following the completion of this offering and will have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of our directors and the approval of any change in control transaction. See the sections titled “Principal Shareholders” and “Description of Share Capital” for additional information.

Concentration of Ownership	Upon completion of this offering, our executive officers and directors, and their affiliates, will beneficially own, in the aggregate, approximately 84.25% to 85.55% of the total votes for our issued and outstanding Ordinary Shares, depending on whether the underwriter exercises its over-allotment option or not.

Lock-up period	We, our directors and executive officers, and all existing shareholders, have agreed with the underwriter not to sell, transfer or dispose of any Class A or Class B Ordinary Shares for 180 days after the effective date of this registration agreement, subject to certain exceptions. See “Shares Eligible for Future Sale” and “Underwriting.”

Listing	We will apply to have our Class A Ordinary Shares listed on Nasdaq Capital Market.

Nasdaq Capital Markets Symbol	We have reserved “TIRX” as our ticker symbol.

Transfer Agent	Transhare Corporation

Use of proceeds	We intend to use the proceeds from this offering for working capital and general corporate purposes, including the expansion of our business and opening new branches throughout China. See “Use of Proceeds” for more information.

Risk factors	Investing in the Class A Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors” for a discussion of factors before deciding to invest in our Class A Ordinary Shares.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following table sets forth selected historical statements of income and comprehensive income for the years ended October 31, 2019, 2018 and 2017, and balance sheet data as October 31, 2019 and 2018, which have been derived from our consolidated financial statements included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read this data together with our consolidated financial statements and related notes appearing elsewhere in this prospectus as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in the prospectus.

Consolidated Statements of Income and Other Comprehensive Income Data (in U.S. dollars, except per share data)

	For the Years Ended October 31,
	2019	2018	2017

REVENUE	$2,002,217	$3,087,708		$1,531,223

OPERATING EXPENSES
Selling and marketing expenses	773,650	1,033,408		76,967
Selling and marketing expenses related parties	23,922	-		-
Compensation and related benefits	651,490	166,047		137,050
Rent and related utilities	212,707	153,480		48,402
Professional fees	123,512	86,289		110,621
Other general and administrative	114,266	175,799		42,371
Other general and administrative - related parties	-	13,468		-

Total Operating Expenses	1,899,547	1,628,491		415,411

INCOME FROM OPERATIONS	102,670	1,459,217		1,115,812

OTHER INCOME (EXPENSE)
Interest income	275,168	13,920		7,017
Interest expense	(18,218)	(22,439)		-
Interest expense - related parties	(613)	(452)		-
Bargain purchase gain	-	-		2,134
Other income	54,988	36,384		6,613

Total Other Income, net	311,325	27,413		15,764

INCOME BEFORE INCOME TAXES	413,995	1,486,630		1,131,576

INCOME TAXES	238,208	365,192		168,252

NET INCOME	$175,787	$1,121,438	$	$ 963,324

LESS: NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTEREST	-	9		-

NET INCOME ATTRIBUTABLE TO TIAN RUIXIANG HOLDINGS LTD ORDINARY SHAREHOLDERS	$175,787	$1,121,429		$963,324

COMPREHENSIVE INCOME:
NET INCOME	175,787	1,121,438		963,324
OTHER COMPREHENSIVE (LOSS) INCOME
Unrealized foreign currency translation (loss) gain	(70,429)	(598,509)		19,241
COMPREHENSIVE INCOME	$105,358	$522,929		$982,565
LESS: COMPREHENSIVE LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(4)	(15)		-
COMPREHENSIVE INCOME ATTRIBUTABLE TO TIAN RUIXIANG HOLDINGS LTD ORDINARY SHAREHOLDERS	$105,362	$522,944		$982,565

NET INCOME PER ORDINARY SHARE ATTRIBUTABLE TO TIAN RUIXIANG HOLDINGS LTD ORDINARY SHAREHOLDERS:
Basic and diluted *	$0.04	$0.22		$ 0.19

WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING:
Basic and diluted *	5,000,000	5,000,000		5,000,000

*   The shares and per share amounts are presented on a retroactive basis.  All share and per share information has been retroactively adjusted to reflect a one-to-two reverse stock split.

Balance Sheet Data:

	October 31,	October 31,
	2019	2018
Cash and cash equivalents	$6,243,029	$6,712,880
Total current assets	8,088,144	8,453,259
Total non-current assets	321,482	288,317
Total assets	8,409,626	8,741,576
Total current liabilities	790,607	1,268,040
Total liabilities	830,732	1,268,040
Total equity	7,578,894	7,473,536
Total liabilities and equity	$8,409,626	$8,741,576

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, and expansion, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our ability to compete in an industry with low barriers to entry;

●	the future growth of the Chinese insurance industry as a whole and the professional insurance intermediary sector in particular;

●	our ability to continue to operate through our VIE structure;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract clients, further enhance our brand recognition; and

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	trends and competition in Chinese insurance industry; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

You should read thoroughly this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance.

This prospectus contains statistical data that we obtained from various government and private publications. We have not independently verified the data in these reports. Statistical data in these publications also may include projections based on a number of assumptions. If any one or more of the assumptions underlying the statistical data turns out to be incorrect, actual results may differ from the projections based on these assumptions.

You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements except as required by applicable law.

RISK FACTORS

You should carefully consider the risks described below in conjunction with the other information and our consolidated financial statements and related notes included elsewhere in this prospectus before making an investment decision. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The trading price of our Class A Ordinary Shares could decline due to any of these risks, and you may lose all or part of your investment. This prospectus also contains forward-looking statements relating to events subject to risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements due to the material risks that we face described below.

Risks Related to Our Business and Our Industry

Our limited operating history and our limited experience in distributing insurance products, may not provide an adequate basis to judge our future prospects and results of operations.

Our operating entity in China, TRX ZJ, was founded in 2010, but our current management team has a limited operating history of less than four years, which started in May 2016, when RB Wealth, a company controlled by Mr. Zhe Wang, our CEO, acquired TRX ZJ. Originally, our insurance brokerage business was mainly distributing life insurance, automobile and liability insurance products. In January 2017, we started expanding our offerings to other types of insurances products, including property, casualty insurance products. Due to our limited experience in distributing insurance products, we cannot assure you that we will be able to maintain our growth in the future. In addition, our limited operating history, may not provide a meaningful basis for you to evaluate our business, financial performance and prospects.

We are subject to all the risks and uncertainties in an industry which is still in development in China

We are, and expect for the foreseeable future to be, subject to all the risks and uncertainties, inherent to a development-stage business and in a developing industry in China. As a result, we must establish many functions necessary to operate a business, including expanding our managerial and administrative structure, assessing and implementing our marketing program, implementing financial systems and controls and personnel recruitment. Accordingly, you should consider our prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies with a limited operating history. These risks and challenges are, among other things:

●	we operate in an industry that is heavily regulated by relevant governmental agencies in China;

●	we may require additional capital to develop and expand our operations which may not be available to us when we require it;

●	our marketing and growth strategy may not be successful;

●	our business may be subject to significant fluctuations in operating results; and

●	we may not be able to attract, retain and motivate qualified professionals.

Because the commission revenue we earn on the sale of insurance products is based on premiums and commissions and fee rates set by insurance companies, any decrease in these premiums, commission or fee rates may have an adverse effect on our results of operation.

We are an insurance broker and derive revenues primarily from commissions paid by the insurance companies whose policies our customers purchase. The commission and fee rates are set by insurance companies and are based on the premiums that the insurance companies charge. Commission and fee rates and premiums can change based on the prevailing economic, regulatory, taxation and competitive factors that affect insurance companies. These factors, which are not within our control, include the capacity of insurance companies to place new business, underwriting and non-underwriting profits of insurance companies, consumer demand for insurance products, the availability of comparable products from other insurance companies at a lower cost, the availability of alternative insurance products, such as government benefits and self-insurance plans, to consumers and the tax deductibility of commissions. In addition, premium rates for certain insurance products, such as the mandatory automobile liability insurance that each automobile owner in the PRC is legally required to purchase, are tightly regulated by the CBIRC.

Because we do not determine, and cannot predict, the timing or extent of premium or commission and fee rate changes, we cannot predict the effect any of these changes may have on our operations. Since China’s entry into the WTO in December 2001, intense competition among insurance companies has led to a gradual decline in premium rate levels of some property and casualty insurance products. Although such decline may stimulate demand for insurance products and increase our total sales volume, it also reduces the commissions we earned on each policy sold. Any decrease in premiums or commission and fee rates may significantly affect our profitability. In addition, our budget for future acquisitions, capital expenditures, dividend payments, loan repayments and other expenditures may be disrupted by unexpected decreases in revenues caused by decreases in premiums or commission and fee rates, thereby adversely affecting our operations.

Competition in our industry is intense and, if we are unable to compete effectively, we may lose customers and our financial results may be negatively affected.

The insurance intermediary industry in China is highly competitive, and we expect competition to persist and intensify. We face competition from insurance companies that use their in-house sales force and exclusive sales agents to distribute their products, from business entities that distribute insurance products on an ancillary basis, such as commercial banks, postal offices and automobile dealerships, and from other professional insurance intermediaries. We compete for customers on the basis of product offerings, customer services and reputation. Many of our competitors have greater financial and marketing resources than we do and may be able to offer products and services that we do not currently offer and may not offer in the future. If we are unable to compete effectively against those competitors, we may lose customers and our financial results may be negatively affected.

Quarterly and annual variations in our commission and fee revenue may have unexpected impacts on our results of operations.

Our income is subject to both quarterly and annual fluctuations as a result of the seasonality of our business, the timing of policy renewals and the net effect of new and lost business. These factors are not within our control. Specifically, consumer demand for insurance products can influence the timing of renewals, new business and lost business, which generally includes policies that are not renewed, and cancellations. As a result, you may not be able to rely on quarterly or annual comparisons of our operating results as an indication of our future performance.

If our contracts with insurance companies are terminated or changed, our business and operating results could be adversely affected.

We primarily act as agents for our customers who seek insurance coverage from insurance companies. Our relationships with the insurance companies are governed by agreements between us and the insurance companies. Most of our contracts with insurance companies are entered into at a local level between their respective provincial, city and district branches and our local branches. Generally, each branch of these insurance companies has independent authority to enter into contracts with us, and the termination of a contract with one branch has no effect on our contracts with the other branches. See “Business—Collaboration with Insurance Companies.” These contracts establish, among other things, the scope of our authority, the pricing of the insurance products we distribute and our commission rates. These contracts typically have a term of one to three year and some of them can be terminated by the insurance companies with little advance notice. Moreover, before or upon expiration of a contract, the contracting insurance company may agree to renew it only with changes in its terms, including the amount of commissions we receive, which could result in a reduction in revenues from that contract.

If our largest insurance company partners terminate or change the material terms of their contracts with us, it would be difficult for us to replace the lost commissions, which could adversely affect our business and operating results.

For the year ended October 31, 2017, our top five insurance company partners, after aggregating the business conducted between their local branches and our branch offices, accounted for 95.6% of our total commissions. In particular, Sunshine Property Insurance Co. Ltd.’s Hangzhou Branch accounted for 80.7% of our total commissions. For the year ended October 31, 2018, our top five insurance company partners, after similar aggregation, accounted for 62.9% of our total commissions. During this period, Sunshine Property Insurance Co. Ltd.’s Hangzhou Branch and Ping An Property Insurance of China Incorporated Company’s Zhejiang Branch accounted for 32% and 13.9%, respectively, of our total commissions. For the year ended October 31, 2019, our top five insurance company partners, after aggregating the business conducted between their local branches and our branch offices, accounted for 80.3% of our total commissions. The termination of those contracts or any changes in the material terms of those contracts with our top insurance company partners could adversely affect our business and operating results.

Our business and prospects could be materially and adversely affected if we are not able to manage our growth successfully.

We have expanded our operations substantially since 2016. As of the date of this prospectus, our distribution network has expanded from our Hangzhou headquarter to having eight branches, and we plan to open more branches and further expand our mix of products and service offering. We anticipate significant growth in the future. Our expansion has placed, and will continue to place, substantial demands on our managerial, operational, technological and other resources. To manage and support our continued growth, we must continue to improve our operational, administrative, financial and technological systems, procedures and controls, and expand, train and manage our growing employee and agent base. Furthermore, our management will be required to maintain and expand our relationships with insurance companies, regulators and other third parties. We cannot assure you that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations. Any failure to effectively and efficiently manage our expansion could materially and adversely affect our ability to capitalize on new business opportunities, which in turn could have a material adverse effect on our results of operations.

We may not be successful in implementing important new strategic initiatives, which may have an adverse impact on our business and financial results.

There is no assurance that we will be able to implement important strategic initiatives in accordance with our expectations, which may result in an adverse impact on our business and financial results. Our new strategic initiative, online insurance center, or “Needbao”, which we launched in June 2019, is designed to create growth, improve our results of operations and drive long-term shareholder value. However, our management may lack required experience, knowledge, insight, or human and capital resources to carry out the implementation of this new online insurance brokerage business. Additionally, one of our strategies for growing life insurance business is expanding our distribution networks by opening more branches throughout the PRC. In order to set up new branches, we need to (1) file and apply for insurance intermediary code with the CBIRC for the proposed new branches; (2) complete the business registration procedures with the PRC industrial and commercial registration department. If the application materials fail to meet the requirements of the “CBIRC” or the PRC industrial and commercial registration department, we will be unable to open new branches as we have planned. See “Regulations – Regulations of the Insurance Industry.” As such, we may not be able to realize our expected growth, and our business and financial results will be adversely impacted.

If our investments in our online platforms are not successful, our business and results of operations may be materially and adversely affected.

We have devoted significant efforts to developing our online platform, Needbao (http://needbao.tianrx.com), which was launched in June 2019, to allow customers to evaluate and purchase insurance products, as well as receive customer services online. Currently, only a limited number of insurance products are available on Needbao as we are still in the process of finalizing the functionality of our online platform. In the near future, we intend to continue to devote resources to maintaining and developing the technology and content of Needbao. However, our efforts to develop our online platforms may not be successful or yield the benefits that we anticipate. In addition, our expansion may depend on a number of factors, many of which are beyond our control, including but not limited to:

●	the effectiveness of our marketing campaigns to build brand recognition among consumers and our ability to attract and retain customers;

●	the acceptance of third-party e-commerce platforms as an effective channel for underwriters to distribute their insurance products;

●	public concerns over security of e-commerce transactions and confidentiality of information;

●	increased competition from insurance companies which directly sell insurance products through their own websites, call centers, portal websites which provide insurance product information and links to insurance companies’ websites, and other professional insurance intermediary companies which may launch independent websites in the future;

●	further improvement in our information technology system designed to facilitate smoother online transactions; and

●	further development and changes in applicable rules and regulations which may increase our operating costs and expenses, impede the execution of our business plan or change the competitive landscape.

On July 22, 2015, the China Insurance Regulatory Commission, or CIRC, promulgated the Interim Measures for the Supervision of Internet Insurance Business, or Interim Measures, which became effective on October 1, 2015, and set forth the qualifications and procedures for insurance intermediaries to operate internet insurance businesses in China. As advised by our PRC counsel, we have obtained the necessary approvals and licenses and our operations meet the qualification requirements of the Interim Measures. Since online insurance distribution has emerged only recently in China and is evolving rapidly, the Chinese Banking and Insurance Regulatory Committee, or CBIRC, may promulgate and implement new rules and regulations to govern this sector from time to time. The Interim Measures are aimed at regulating the operations of the internet insurance business. They provide that, in accordance with laws, regulations and relevant regulatory provisions, the CIRC and its local offices conduct daily regulation and on-site inspection of the internet insurance business activities of insurance institutions and third-party network platforms, and that insurance institutions and third-party network platforms shall cooperate with such inspections. We cannot assure you that our operations will always be consistent with the changes and further development of regulations applicable to us or we will be able to obtain necessary approvals and licenses as required on a timely basis.

Any failure to successfully identify the risks as part of our expansion into the online insurance distribution business may have a material adverse impact on our growth, business prospects and results of operations.

Any significant failure in our information technology systems could have a material adverse effect on our business and profitability.

The proper functioning of our financial control, accounting, customer database, customer service and other data processing systems, together with the communication systems of our various subsidiaries and our main offices in Hangzhou, is critical to our business and our ability to compete effectively. We cannot assure you that our business activities would not be materially disrupted in the event of a partial or complete failure of any of these primary information technology or communication systems, which could be caused by, among other things, software malfunction, computer virus attacks or conversion errors due to system upgrading. In addition, a prolonged failure of our information technology system could damage our reputation and materially and adversely affect our future prospects and profitability.

Our future success depends on the continuing efforts of our senior management team and other key personnel, and our business may be harmed if we lose their services.

Our future success depends heavily upon the continuing services of the members of our senior management team and other key personnel, in particular Zhe Wang, our chairman and CEO. In addition, because of the importance of training to our business, our team of dedicated training professionals plays a key role in our operations. If one or more of our senior executives or other key personnel, including key training personnel, are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management and key personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or key personnel, or attract and retain high-quality senior executives or key personnel in the future. As is customary in the PRC, we do not have insurance coverage for the loss of our senior management team or other key personnel.

In addition, if any member of our senior management team or any of our other key personnel joins a competitor or forms a competing company, we may lose customers, sensitive trade information and key professionals and staff members. Each of our executive officers and key employees has entered into an employment agreement with us which contains confidentiality and non-competition provisions. These agreements generally have an initial term of three years, and are automatically extended for successive one-year terms unless terminated earlier pursuant to the terms of the agreement. See “Executive Compensation—Agreements with Named Executive Officers” for a more detailed description of the key terms of these employment agreements. If any disputes arise between any of our senior executives or key personnel and us, we cannot assure you of the extent to which any of these agreements may be enforced.

We do not currently have business insurance to cover our main assets and business. Any uninsured occurrence of business disruption, litigation or natural disaster could expose us to significant costs, which could have an adverse effect on our results of operations.

The insurance industry in China is still at the development stage, and insurance companies in China currently offer limited business-related insurance products. As such, we may not be able to insure against certain risks related to our assets or business even if we desire to. In addition, the costs of insuring for such risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. We do not have any business liability or disruption insurance to cover our operations. Any uninsured occurrence of business disruption, litigation or natural disaster, or significant damages to our uninsured equipment or facilities could disrupt our business operations, requiring us to incur substantial costs and divert our resources, which could have an adverse effect on our results of operations and financial condition.

Because our industry is highly regulated, any material changes in the regulatory environment could change the competitive landscape of our industry or require us to change the way we do business. The administration, interpretation and enforcement of the laws and regulations currently applicable to us could change rapidly. If we fail to comply with applicable laws and regulations, we may be subject to civil and criminal penalties or lose the ability to conduct business with our clients, which could materially and adversely affect our business and results of operations.

We operate in a highly regulated industry. The laws and regulations applicable to us are evolving and may change rapidly. We could be required to spend significant time and resources in complying with any material changes in the regulatory environment, which could change the competitive environment of our industry significantly and cause us to lose some or all of our competitive advantages. The attention of our management team could be diverted to these efforts to comply or cope with an evolving regulatory or competitive environment. For example, the PRC Insurance Law and related regulations were amended in 2002, 2009, 2014 and 2015. The 2015 amendments involved a number of significant changes to the regulatory regime, including eliminating the requirement for any insurance agent, broker or claims adjusting practitioners to obtain a qualification certificate issued by the CIRC. The elimination of the certificate requirement may result in an increase in competition for our business and in misconduct by sales or service persons, in particularly sales misrepresentation. In addition, the general increase misconduct in the industry could potentially harm the reputation of the industry and have an adverse impact on our business.

On March 13, 2018, CIRC and CBRC were merged to form the Chinese Banking and Insurance Regulatory Committee, or CBIRC. This new organization replaced the CIRC as the regulatory authority for the supervision of the Chinese insurance industry. There is uncertainty as to how the regulatory environment might change as a result of the merger. If we fail to adapt to new rules and regulations promulgated by the CBIRC, it could adversely affect our business and results of operations.

The CBIRC and its predecessor have extensive authority to supervise and regulate the insurance industry in China. In exercising its authority, the CIRC and CBIRC are given wide discretion, and the administration, interpretation and enforcement of the laws and regulations applicable to us involve uncertainties that could materially and adversely affect our business and results of operations. The People’s Bank of China and other government agencies may promulgate new rules governing online financial services. In July 2015, ten government agencies including the People’s Bank of China, the Ministry of Finance and CIRC promulgated a guidance letter on how to promote the healthy growth of internet financial services, which set forth the principles of supervising based on the rule of law, appropriate level of regulation, proper categorization, cooperation among different government agencies and promoting innovation. Not only may the laws and regulations applicable to us change rapidly, but it is sometimes unclear how they apply to our business. For example, the laws and regulations applicable to online and mobile platforms may be unclear. On October 18, 2018, the CBIRC published the Draft Regulation Measures on Internet insurance business (CBIRC memo no. 1576 [2018]), and issued a letter to all departments of the former CIRC authorities and insurance regulatory administrations, soliciting opinions on the Draft Regulation Measures, for the purpose of further standardization of Internet insurance business. However, as of the date of this prospectus, the Draft Regulation Measures have not yet been officially finalized or implemented, and there is a possibility of further amendment of the Draft Regulation Measures. As such, it is uncertain whether and how the implementation of the new regulation will affect the business of TRX in the future, especially the online insurance business. See “Regulation— Draft Regulation Measures to Further Standardize Internet Insurance Business.”

Additionally, errors created by our products or services may be determined or alleged to be in violation of the applicable laws and regulations. Any failure of our products or services to comply with these laws and regulations could result in substantial civil or criminal liability; could adversely affect demand for our services; could invalidate all or portions of some of our customer contracts; could require us to change or terminate some portions of our business; could cause us to be disqualified from serving customers; and could have a material and adverse effect on our business.

Although we have not had any material violations to date, we cannot assure you that our operations will always comply with the interpretation and enforcement of the laws and regulations implemented by the CBIRC. Any determination by a provincial or national government agency that our activities or those of our vendors or customers violate any of these laws could subject us to civil or criminal penalties, could require us to change or terminate some portions of our operations or business, or could disqualify us from providing services to insurance companies or other customers; and, thus could have an adverse effect on our business.

Our business could be negatively impacted if we are unable to adapt our services to regulatory changes in China.

China’s insurance regulatory regime is undergoing significant changes. Some of these changes and the further development of regulations applicable to us may result in additional restrictions on our activities or more intensive competition in this industry. For example, the Provisions on the Supervision of Insurance Brokerages were amended in October 2015. Pursuant to these amendments, an insurance brokerage firm is allowed to apply for a business permit from the CIRC and a business license from the local administration of industry and commerce, or AIC, simultaneously while previously an insurance brokerage firm had to obtain a business permit issued by the CIRC before it could apply for a business license from and register with the relevant local AIC. Prior approval by the CIRC is no longer required for an insurance brokerage firm to establish or divest a branch office or subsidiary. While these changes may enable us to expand our branches more rapidly, it may also accelerate the growth of professional insurance intermediaries in China and intensify competition among insurance agencies, insurance brokerage firms and claims adjusting firms. Our business operations and growth outlook could be materially and adversely affected if we cannot adapt our business to the regulatory and industry changes.

Agent and employee misconduct is difficult to detect and deter and could harm our reputation or lead to regulatory sanctions or litigation costs.

Agent or employee misconduct could result in violations of law by us, regulatory sanctions, litigation or serious reputational or financial harm. Misconduct could include:

●	engaging in misrepresentation or fraudulent activities when marketing or selling insurance products to customers;

●	hiding unauthorized or unsuccessful activities, resulting in unknown and unmanaged risks or losses; or

●	otherwise not complying with laws and regulations or our control policies or procedures.

We cannot always deter agent or employee misconduct, and the precautions we take to prevent and detect these activities may not be effective in all cases. We cannot assure you, therefore, that agent or employee misconduct will not lead to a material adverse effect on our business, results of operations or financial condition.

Risks Related to Our Corporate Structure

Because we conduct our brokerage business through TRX ZJ, a VIE entity, if we fail to comply with applicable law, we could be subject to severe penalties and our business could be materially and adversely affected.

We operate our brokerage business through TRX ZJ, a VIE entity, through a series of contractual arrangements, as a result of which, under United States generally accepted accounting principles, the assets and liabilities of TRX ZJ are treated as our assets and liabilities and the results of operations of TRX ZJ are treated in all aspects as if they were the results of our operations. There are uncertainties regarding the interpretation and application of PRC laws, rules and regulations, including but not limited to the laws, rules and regulations governing the validity and enforcement of the contractual arrangements between WFOE and TRX ZJ.

If WFOE, TRX ZJ, or their ownership structure or the contractual arrangements are determined to be in violation of any existing or future PRC laws, rules or regulations, or WFOE or TRX ZJ fails to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking the business and operating licenses of WFOE or TRX ZJ;

●	discontinuing or restricting the operations of WFOE or TRX ZJ;

●	imposing conditions or requirements with which we, WFOE, or TRX ZJ may not be able to comply;

●	requiring us, WFOE, or TRX ZJ to restructure the relevant ownership structure or operations which may significantly impair the rights of the holders of our Ordinary Shares in the equity of TRX ZJ;

●	restricting or prohibiting our use of the proceeds from our initial public offering to finance our business and operations in China; and

●	imposing fines.

We cannot assure you that the PRC courts or regulatory authorities may not determine that our corporate structure and contractual arrangements violate PRC laws, rules or regulations. If the PRC courts or regulatory authorities determine that our contractual arrangements are in violation of applicable PRC laws, rules or regulations, our contractual arrangements will become invalid or unenforceable, and TRX ZJ will not be treated as a VIE entity and we will not be entitled to treat TRX ZJ’s assets, liabilities and results of operations as our assets, liabilities and results of operations, which could effectively eliminate the assets, liabilities, revenue and net income of TRX ZJ from our balance sheet and statement of income. This would most likely require us to cease conducting our business and would result in the delisting of our Class A Ordinary Shares from the Nasdaq Capital Market and a significant impairment in the market value of our Class A Ordinary Shares.

We rely on contractual arrangements with TRX ZJ, a VIE entity, and its shareholder for our China operations, which may not be as effective in providing operational control as direct ownership.

We have relied and expect to continue to rely on contractual arrangements with TRX ZJ and its shareholder to operate our business in China. For a description of these contractual arrangements, see “Business—Corporate History and Structure.” These contractual arrangements may not be as effective in providing us with control over TRX ZJ and its subsidiaries as direct ownership. We have no direct or indirect equity interests in TRX ZJ or any of its subsidiaries.

If we had direct ownership of TRX ZJ and its subsidiaries, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of TRX ZJ and its subsidiaries, which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level. But under the current contractual arrangements, as a legal matter, if TRX ZJ or any of its subsidiaries and shareholder fails to perform their obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements and rely on legal remedies under PRC law, including seeking specific performance or injunctive relief and claiming damages, which may not be effective. For example, if the shareholder of TRX ZJ were to refuse to transfer their equity interest in TRX ZJ to us or our designee when we exercise the call option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal action to compel them to fulfill their contractual obligations.

If any of our affiliated entities becomes the subject of a bankruptcy or liquidation proceeding, we may lose the ability to use and enjoy assets held by such entity, which could materially and adversely affect our business, financial condition and results of operations.

We currently conduct our operations in China through our contractual arrangements. As part of these arrangements, substantially all of our assets that are significant to the operation of our business are held by our VIE and its subsidiaries. If any of these entities becomes bankrupt and all or part of their assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. In addition, if any of our affiliated entities undergoes a voluntary or involuntary liquidation proceeding, its equity owner or unrelated third-party creditors may claim rights relating to some or all of these assets, which would hinder our ability to operate our business and could materially and adversely affect our business, our ability to generate revenue and the market price of our ordinary shares.

Our Shareholders are subject to greater uncertainties because we operate through a VIE structure due to restrictions on the direct ownership of our Chinese operating entity imposed by the CIRC even though the Insurance Brokerage Industry falls within the permitted category in accordance with the Catalogue and the Negative List.

Investment in the PRC by foreign investors and foreign-invested enterprises must comply with the Catalogue for the Guidance of Foreign Investment Industries (the “Catalogue”) (2019 Revision), which was last amended and issued by MOFCOM and NDRC on June 30, 2019 and became effective since July 30, 2019, and the Special Management Measures for Foreign Investment Access (2019 version), or the Negative List, which came into effect on July 30, 2019. The Catalogue and the Negative List contain specific provisions guiding market access for foreign capital and stipulate in detail the industry sectors grouped under the categories of encouraged industries, restricted industries and prohibited industries. The VIE structure has been adopted by many PRC-based companies, to conduct business in the industries that are currently subject to foreign investment restrictions in China, or are on the Negative List, due to the fact that direct foreign ownership of these companies are prohibited. Any industry not listed in the Negative List is a permitted industry unless otherwise prohibited or restricted by other PRC laws or regulations. Currently, the insurance brokerage industry falls within the permitted category in accordance with the Catalogue and the Negative List.

However, according to the “Service Guide for the Establishment and Examination and Approval of Insurance Brokers”, published by the CIRC in October 2016, foreign shareholders of a Chinese Insurance Broker shall be (1) foreign insurance companies in a WTO member country; (2) have more than 30 years’ experience of establishing commercial outlets; (3) have a representative office in China for two consecutive years; and (4) have total assets of more than US $200 million at the end of the year preceding the application of invest in a Chinese brokerage business. We do not meet the above requirements to obtain the necessary regulatory approval in order to become a foreign shareholder of TRZ ZJ. Therefore, even though the insurance brokerage industry falls within the permitted category in accordance with the Catalogue and the Negative List, we opted for a VIE structure instead of direct ownership. As a result, our corporate structure and contractual arrangements may be subject to greater scrutiny and by various PRC government authorities, and subject our shareholders to greater uncertainty with regard to the legality of their control of TRX ZJ.

We believe that our corporate structure and contractual arrangements comply with the current applicable PRC laws and regulations. Our PRC legal counsel, based on its understanding of the relevant laws and regulations, is of the opinion that each of the contracts among our wholly-owned PRC subsidiary, our VIE and its shareholder is valid, binding and enforceable in accordance with its terms. However, as there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, there can be no assurance that the PRC government authorities, such as the Ministry of Commerce, or the MOFCOM, or other authorities would agree that our corporate structure or any of the above contractual arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations.

Contractual arrangements in relation to our VIE may be subject to scrutiny by the PRC tax authorities and they may determine that we or our VIE owe additional taxes, which could negatively affect our financial condition and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. We could face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements were not entered into on an arm’s-length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust the income of our VIE in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by our VIE for PRC tax purposes, which could in turn increase its tax liabilities without reducing our subsidiary’s tax expenses. In addition, PRC tax authorities may impose late payment fees and other penalties on our VIE for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if our VIE’s tax liabilities increase or if it is required to pay late payment fees and other penalties.

Any failure by our consolidated VIE or its shareholder to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business.

We, through our wholly foreign-owned enterprise in the PRC, have entered into a series of contractual arrangements with our consolidated VIE and its shareholder. For a description of these contractual arrangements, see “Business—Corporate History and Structure.” If our consolidated VIE or its shareholder fail to perform their respective obligations under these contractual arrangements, we may incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective under PRC laws. For example, if the shareholder of our consolidated VIE were to refuse to transfer its equity interests in the consolidated VIE to us or our designee when we exercise the purchase option pursuant to these contractual arrangements, or if it were otherwise to act in bad faith toward us, then we may have to take legal actions to compel it to perform its contractual obligations.

All our contractual arrangements are governed by PRC laws and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the U.S. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Meanwhile, there are very few precedents and formal guidelines as to how contractual arrangements in the context of a VIE should be interpreted or enforced under PRC laws. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC laws, rulings by arbitrators are final and parties cannot appeal arbitration results in court unless such rulings are revoked or determined unenforceable by a competent court. If the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event that we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over our consolidated VIE and relevant rights and licenses held by it which we require in order to operate our business, and our ability to conduct our business may be negatively affected. See “Risk Factors – Risks Related to Doing Business in China – Uncertainties with respect to the PRC legal system could adversely affect us.”

Our dual class share structure, conditional upon and effective immediately prior to the completion of this offering, will concentrate a majority of voting power in our Chief Executive Officer, who is the only owner of our Class B Ordinary Shares.

Our Class B Ordinary Shares have 18 votes per share, and our Class A Ordinary Shares, which are the shares we are offering pursuant to this prospectus, have one vote per share, on all matters subject to vote at general meetings of the Company. Following this offering, assuming the underwriter does not exercise its over-allotment option, our directors, executive officers, and their affiliates, will beneficially hold in the aggregate 84.25% to 85.55% of the total votes for our total issued and outstanding share capital, depending on whether the underwriter exercises its over-allotment option or not. Because of the eighteen-to-one voting ratio between our Class B Ordinary Shares and Class A Ordinary Shares, the holders of our Class B Ordinary Shares collectively could continue to control a majority of the aggregate voting power of our issued Ordinary Shares and therefore be able to control all matters submitted to our shareholders for approval. After the completion of this offering, the sole owner of our Class B Ordinary Shares, Mr. Zhe Wang, will also be our Chief Executive Officer, and assuming the underwriter does not exercise its over-allotment option, Mr. Zhe Wang will beneficially own 1,250,000 Class B Ordinary Shares, in addition to 592,500 Class A Ordinary Shares held through Wang Investor Co. Ltd. Mr. Wang will beneficially have 77.75 to 78.95% of the total votes for our total issued and outstanding share capital, depending on whether the underwriter exercises its over-allotment option, immediately after the completion of this offering, and this concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate actions requiring shareholder approval. In addition, this may prevent or discourage unsolicited acquisition proposals or offers for our share capital that you may feel are in your best interest as one of our shareholders. Such concentration of voting power could also have the effect of delaying, deterring, or preventing a change of control or other business combination, which could, in turn, have an adverse effect on the market price of our Class A Ordinary Shares or prevent our shareholders from realizing a premium over the then-prevailing market price for their Class A Ordinary Shares.

As a “controlled company” under the rules of the NASDAQ Global Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Our directors and officers beneficially own a majority of the voting power of our outstanding Class A Ordinary Shares. Under Rule 4350(c) of the NASDAQ Global Market, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the NASDAQ Global Market Rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under the NASDAQ listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the NASDAQ Global Market corporate governance requirements. Our status as a controlled company could cause our Class A Ordinary Share to look less attractive to certain investors or otherwise harm our trading price.

The shareholder of our VIE may have actual or potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

The shareholder of our VIE may have actual or potential conflicts of interest with us. The sole shareholder may refuse to sign or breach, or cause our VIE to breach, or refuse to renew, the existing contractual arrangements we have with our VIE, which would have a material and adverse effect on our ability to effectively control our VIE and receive economic benefits from it. For example, the shareholder may be able to cause our agreements with our VIE to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor. Currently, we do not have any arrangements to address potential conflicts of interest between this shareholder and our company. If we cannot resolve any conflict of interest or dispute between us and this shareholder, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary and VIE, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any funds we transfer to WFOE, our PRC subsidiary, or VIE, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises, or FIEs, the combined amount of offshore capital contributions and loans cannot exceed the FIE’s approved total investment amount. Any capital contributions to our PRC subsidiary must be filed with MOFCOM or its local counterparts, and registered with a local bank authorized by the State Administration of Foreign Exchange, or SAFE. In addition, (a) any loan provided by us to WFOE, which is a FIE, cannot exceed the difference between its total investment amount and registered capital, and must be registered with SAFE or its local counterparts, and (b) any loan provided by us to our VIE which is a domestic PRC entity, over a certain threshold, must be approved by the relevant government authorities and must be registered with SAFE or its local counterparts. Given that the registered capital and total investment amount of WFOE are currently the same, if we seek to make a capital contribution to WFOE we must first apply to increase both its registered capital and total investment amount, while if we seek to provide a loan to WFOE, we must first increase its total investment amount. Although we currently do not have any immediate plans to utilize the proceeds from this offering to make capital contribution into WFOE or provide any loan to WFOE or to our VIE, if we seek to do so in the future, we may not be able to obtain the required government approvals or complete the required registrations on a timely basis, if at all. If we fail to receive such approvals or complete such registrations, our ability to use the proceeds of this offering and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

On March 30, 2015, SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, or SAFE Circular 19. SAFE Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capitals of FIEs and allows FIEs to settle their foreign exchange capital at their discretion, but continues to prohibit FIEs from using the RMB fund converted from their foreign exchange capitals for expenditure beyond their business scopes, providing entrusted loans or repaying loans between non-financial enterprises. Violations of SAFE Circular 19 could result in severe monetary or other penalties. SAFE Circular 19 and relevant foreign exchange regulatory rules may significantly limit our ability to use RMB converted from the net proceeds of this offering to fund the establishment of new entities in China by our consolidated affiliates, to invest in or acquire any other PRC companies through our PRC subsidiaries or consolidated affiliates or to establish new consolidated affiliates in the PRC, which may adversely affect our business, financial condition and results of operations.

Because we are a Cayman Island company and all of our business is conducted in the PRC, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain.

We are incorporated in the Cayman Island and conduct our operations primarily in China. Substantially all of our assets are located outside of the United States and the proceeds of this offering will primarily be held in banks outside of the United States. In addition, the majority of our directors and officers reside outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe we have violated your rights, either under United States federal or state securities laws or otherwise, or if you have a claim against us. Even if you are successful in bringing an action of this kind, the laws of the Cayman Island and of China may not allow you to enforce a judgment against our assets or the assets of our directors and officers. See “Enforceability of Civil Liabilities.”

The SEC, the U.S. Department of Justice and other U.S. authorities may also have difficulties in bringing and enforcing actions against us or our directors or executive officers in the PRC. The SEC has stated that there are significant legal and other obstacles to obtaining information needed for investigations or litigation in China. China has recently adopted a revised securities law that became effective on March 1, 2020, Article 177 of which provides, among other things, that no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without governmental approval in China, no entity or individual in China may provide documents and information relating to securities business activities to overseas regulators when it is under direct investigation or evidence discovery conducted by overseas regulators, which could present significant legal and other obstacles to obtaining information needed for investigations and litigation conducted in China.

We have identified several significant deficiencies in our internal control over financial reporting. If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud.

We will be subject to reporting obligations under U.S. securities laws. The Securities and Exchange Commission, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the company’s internal controls over financial reporting. These requirements will first apply to our annual report on Form 20-F for the fiscal year ending on October 31, [●]. In addition, an independent registered public accounting firm must attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting when the Company no longer qualifies as an emerging company. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future.

Prior to this offering, we have been a private company with limited accounting personnel with U.S. GAAP experience and other resources with which to adequately address our internal control over our financial closing and reporting process and other procedures. During the course of preparing our consolidated financial statements as of and for years ended October 31, 2017, 2018 and 2019 in connection with this offering, we identified a number of control deficiencies, which include significant deficiencies, in our internal control over financial reporting. Many of the deficiencies noted below were communicated to us from our independent registered public accounting firm as observations which stemmed from their audit. However, as noted in their report, their audit included consideration of internal control over financial reporting as a basis for designing the audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of our internal control over financial reporting. The significant deficiencies identified include: (1) a lack of formal internal controls over financial closing and reporting processes; (2) a lack of a formal risk assessment process; (3) a lack of accounting personnel with knowledge of U.S. GAAP and SEC financial reporting requirements; (4) a lack of regular preparation of U.S. GAAP consolidated management accounts; and (5) the absence of an audit committee. It is important to note that we did not undertake a comprehensive assessment of our internal controls for purposes of identifying and reporting control deficiencies as we will be required to do after we are a public company. Had we undertaken such an assessment, additional significant deficiencies and/or material weaknesses may have been identified.

We plan to take a number of measures to tackle the control deficiencies identified, including: (1) preparing a comprehensive accounting policies and procedures manual that covers U.S. GAAP and ensuring that accounting personnel are familiar with and follow the manual; (2) establishing a risk assessment process that complies with the framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission, a private sector organization dedicated to improving the quality of financial reporting; (3) hiring additional accounting personnel with external reporting experience, including knowledge of the SEC reporting requirements and U.S. GAAP, and investor relations personnel; (4) developing formal procedures to prepare U.S. GAAP consolidated financial information on a monthly basis; and (5) establishing an audit committee complying with SEC and applicable Nasdaq Global Market requirements.

We plan to remediate these significant deficiencies in time to meet the deadline for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act. If, however, we fail to timely achieve and maintain the adequacy of our internal controls, we may not be able to conclude that we have effective internal controls over financial reporting. Moreover, effective internal controls over financial reporting are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our Class A Ordinary Shares. Furthermore, we anticipate that we will incur considerable costs and devote significant management time and efforts and other resources to comply with Section 404 of the Sarbanes-Oxley Act.

Risks Related to Doing Business in China

A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition.

Although the Chinese economy has grown steadily in the past decade, there is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the People’s Bank of China and financial authorities of some of the world’s leading economies, including the United States and China. The proposed tariffs by the U.S. government and the potential of a trade war between the U.S. and China could dampen the growth prospects of the Chinese and global economy. There have been concerns over unrest and terrorist threats in the Middle East, Europe and Africa, which have resulted in volatility in oil and other markets. There have also been concerns on the relationship among China and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. Any severe or prolonged slowdown in the global or Chinese economy may materially and adversely affect our business, results of operations and financial condition.

We face risks related to health epidemics such as the COVID-19 coronavirus outbreak originated in Wuhan city at the end of 2019, and other outbreaks, which could disrupt our operations and adversely affect our business, financial condition and results of operations.

Our business could be materially and adversely affected by health epidemics such as the COVID-19 coronavirus outbreak originated in Wuhan city at the end of 2019 and other outbreaks affecting the PRC. Health epidemics may give rise to severe interruptions to construction, tourism and leisure industries, which are closely related to the urban-rural design and development market. Our business operations depend on China’s overall economy and demand for insurance products, which could be disrupted by health epidemics. A prolonged outbreak of the coronavirus or other adverse public health developments in China would likely have a material adverse effect on our business operations as such outbreak or other development could significantly impact the Chinese economy and insurance industries, disrupt our operations and adversely affect our business, financial condition and results of operations. Since the outbreak, our business has been negatively affected due to various government restrictions put in place to attempt to stop the spread of COVID-19: (i) only 60% of our employees were able to return to work on and around March 1, 2020, which was one month later than usual after the Spring Festival holiday. The remaining 40% of our employees returned to work by the end of March.; (ii) our ability to sign on new customers has been hindered because it is difficult for our sales personnel to communicate with prospective customers by telephone or finalize sales without in-person meetings; and (iii) our plan to open additional branches nationwide has been delayed because the relevant authorities stopped issuing approvals for new insurance branches due to the restrictions on completing interviews and on-site inspections, which are required procedures for such approvals. In light of the current circumstances, based on available information, we estimate that for the first six months of 2020, our revenues could be reduced by approximately 5% to 10% compared to the same period last year. However, we expect the negative impact of the COVID-19 coronavirus outbreak on our business to be temporary once the COVID-19 coronavirus outbreak is stabilized and we are able to resume our normal business activities.

Our current corporate structure and business operations may be affected by the newly enacted Foreign Investment Law.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which became effective on January 1, 2020. Since it is relatively new, uncertainties exist in relation to its interpretation and its implementation rules that are yet to be issued. The Foreign Investment Law does not explicitly classify whether variable interest entities that are controlled through contractual arrangements would be deemed as foreign-invested enterprises if they are ultimately “controlled” by foreign investors. However, it has a catch-all provision under definition of “foreign investment” that includes investments made by foreign investors in China through other means as provided by laws, administrative regulations or the State Council. Therefore, it still leaves leeway for future laws, administrative regulations or provisions of the State Council to provide for contractual arrangements as a form of foreign investment. Therefore, there can be no assurance that our control over our consolidated VIE through contractual arrangements will not be deemed as foreign investment in the future.

The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in a “negative list” that is yet to be published for 2020. It is unclear whether the “negative list” to be published will differ from the current Special Administrative Measures for Market Access of Foreign Investment (Negative List) published in June 2019. The Foreign Investment Law provides that foreign-invested entities operating in “restricted” or “prohibited” industries will require market entry clearance and other approvals from relevant PRC government authorities. If our control over our consolidated VIE through contractual arrangements is deemed as foreign investment in the future, and any business of our consolidated VIE is “restricted” or “prohibited” from foreign investment under the “negative list” effective at the time, we may be deemed to be in violation of the Foreign Investment Law, the contractual arrangements that allow us to have control over our consolidated VIE may be deemed invalid and/or illegal, and we may be required to unwind such contractual arrangements and/or restructure our business operations, any of which may have a material adverse effect on our business operation.

Furthermore, if future laws, administrative regulations or provisions mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure and business operations.

Changes in the policies of the PRC government could have a significant impact upon our ability to operate profitably in the PRC.

Currently, we conduct all of our operations and all of our revenue is generated, in the PRC. Accordingly, economic, political and legal developments in the PRC will significantly affect our business, financial condition, results of operations and prospects. Policies of the PRC government can have significant effects on economic conditions in the PRC and the ability of businesses to operate profitably. Our ability to operate profitably in the PRC may be adversely affected by changes in policies by the PRC government, including changes in laws, regulations or their interpretation that may affect our ability to operate as currently contemplated.

Because our business is dependent upon government policies that encourage a market-based economy, change in the political or economic climate in the PRC may impair our ability to operate profitably, if at all.

Although the PRC government has been pursuing a number of economic reform policies for more than two decades, the PRC government continues to exercise significant control over economic growth in the PRC. Because of the nature of our business, we are dependent upon the PRC government pursuing policies that encourage private ownership of businesses. Restrictions on private ownership of businesses would affect the securities business in general and businesses using real estate service in particular. We cannot assure you that the PRC government will pursue policies favoring a market-oriented economy or that existing policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting political, economic and social life in the PRC.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

Because our business is conducted in RMB and the price of our Class A Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

Our business is conducted in the PRC, our books and records are maintained in RMB, which is the currency of the PRC, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the RMB and dollar affect the value of our assets and the results of our operations in United States dollars. The value of the RMB against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions and perceived changes in the economy of the PRC and the United States. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenue and financial condition. Further, our Class A Ordinary Shares offered by this prospectus are denominated in United States dollars, we will need to convert the net proceeds we receive into RMB in order to use the funds for our business. Changes in the conversion rate between the United States dollar and the RMB will affect that amount of proceeds we will have available for our business.

Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.

The EIT Law and its implementing rules provide that enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises” under PRC tax laws. The implementing rules promulgated under the EIT Law define the term “de facto management bodies” as a management body which substantially manages, or has control over the business, personnel, finance and assets of an enterprise. In April 2009, the State Administration of Taxation, or SAT, issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management bodies” of a PRC-controlled enterprise that is incorporated offshore is located in China. However, there are no further detailed rules or precedents governing the procedures and specific criteria for determining “de facto management body.” Although the majority of our board of directors and management are located in the PRC, it is unclear if the PRC tax authorities would determine that we should be classified as a PRC “resident enterprise.”

If we are deemed as a PRC “resident enterprise,” we will be subject to PRC enterprise income tax on our worldwide income at a uniform tax rate of 25%, although dividends distributed to us from our existing PRC subsidiary and any other PRC subsidiaries which we may establish from time to time could be exempt from the PRC dividend withholding tax due to our PRC “resident recipient” status. This could have a material and adverse effect on our overall effective tax rate, our income tax expenses and our net income. Furthermore, dividends, if any, paid to our shareholders may be decreased as a result of the decrease in distributable profits. In addition, if we were considered a PRC “resident enterprise”, any dividends we pay to our non-PRC investors, and the gains realized from the transfer of our Class A Ordinary Shares may be considered income derived from sources within the PRC and be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty). It is unclear whether holders of our Class A Ordinary Shares would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. This could have a material and adverse effect on the value of your investment in us and the price of our Class A Ordinary Shares.

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a Cayman Islands holding company and we rely principally on dividends and other distributions on equity from our PRC subsidiaries for our cash requirements, including for services of any debt we may incur.

Our PRC subsidiary’s ability to distribute dividends is based upon its distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to its respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiary is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of our PRC subsidiaries as a Foreign Invested Enterprise, or FIE, is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at its discretion. These reserves are not distributable as cash dividends. If our PRC operating subsidiary incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiaries to distribute dividends or other payments to their respective shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.

There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.

Under the EIT Law and its implementation rules, the profits of a foreign invested enterprise generated through operations, which are distributed to its immediate holding company outside the PRC, will be subject to a withholding tax rate of 10%. Pursuant to the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, a withholding tax rate of 10% may be lowered to 5% if the PRC enterprise is at least 25% held by a Hong Kong enterprise for at least 12 consecutive months prior to distribution of the dividends and is determined by the relevant PRC tax authority to have satisfied other conditions and requirements under the Double Tax Avoidance Arrangement and other applicable PRC laws.

However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties, or the SAT Circular 81, which became effective on February 20, 2009, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. According to Circular on Several Issues regarding the “Beneficial Owner” in Tax Treaties, which became effective as of April 1, 2018, when determining an applicant’s status as the “beneficial owner” regarding tax treatments in connection with dividends, interests, or royalties in the tax treaties, several factors will be taken into account. Such factors include whether the business operated by the applicant constitutes actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax, grant tax exemption on relevant incomes, or levy tax at an extremely low rate. This circular further requires any applicant who intends to be proved of being the “beneficial owner” to file relevant documents with the relevant tax authorities. Our PRC subsidiary is wholly owned by our Hong Kong subsidiary, TRX HK. However, we cannot assure you that our determination regarding our qualification to enjoy the preferential tax treatment will not be challenged by the relevant PRC tax authority or we will be able to complete the necessary filings with the relevant PRC tax authority and enjoy the preferential withholding tax rate of 5% under the Double Tax Avoidance Arrangement with respect to dividends to be paid by our PRC subsidiary to TRX HK, in which case, we would be subject to the higher withdrawing tax rate of 10% on dividends received.

If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our business and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from growing our business. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our stock.

The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.

We are regulated by the SEC and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Our SEC reports and other disclosures and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review by the China Securities Regulatory Commission, a PRC regulator that is responsible for oversight of the capital markets in China. Accordingly, you should review our SEC reports, filings and our other public pronouncements with the understanding that no local regulator has done any review of our company, our SEC reports, other filings or any of our other public pronouncements.

The failure to comply with PRC regulations relating to mergers and acquisitions of domestic entities by offshore special purpose vehicles may subject us to severe fines or penalties and create other regulatory uncertainties regarding our corporate structure.

On August 8, 2006, MOFCOM, joined by the CSRC, the State-owned Assets Supervision and Administration Commission of the State Council, the SAT, the State Administration for Industry and Commerce (the “SAIC”), and SAFE, jointly promulgated regulations entitled the Provisions Regarding Mergers and Acquisitions of Domestic Entities by Foreign Investors (the “M&A Rules”), which took effect as of September 8, 2006, and as amended on June 22, 2009. These regulations, among other things, have certain provisions that require offshore special purpose vehicles formed for the purpose of acquiring PRC domestic companies and controlled directly or indirectly by PRC individuals and companies, to obtain the approval of MOFCOM prior to engaging in such acquisitions and to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock market. On September 21, 2006, the CSRC published on its official website a notice specifying the documents and materials that are required to be submitted for obtaining CSRC approval.

The application of the M&A Rules with respect to our corporate structure remains unclear, with no current consensus existing among leading PRC law firms regarding the scope and applicability of the M&A Rules. Thus, it is possible that the appropriate PRC government agencies, including MOFCOM, would deem that the M&A Rules required us or our entities in China to obtain approval from MOFCOM or other PRC regulatory agencies in connection with WFOE’s control of TRX ZJ through contractual arrangements. If the CSRC, MOFCOM, or another PRC regulatory agency determines that government approval was required for the VIE arrangement between WFOE and TRX ZJ, or if prior CSRC approval for overseas financings is required and not obtained, we may face severe regulatory actions or other sanctions from MOFCOM, the CSRC or other PRC regulatory agencies. In such event, these regulatory agencies may impose fines or other penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from overseas financings into the PRC, restrict or prohibit payment or remittance of dividends to us or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Class A Ordinary Shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to delay or cancel overseas financings, to restructure our current corporate structure, or to seek regulatory approvals that may be difficult or costly to obtain.

The M&A Rules, along with certain foreign exchange regulations discussed below, will be interpreted or implemented by the relevant government authorities in connection with our future offshore financings or acquisitions, and we cannot predict how they will affect our acquisition strategy. For example, TRX ZJ’s ability to remit its profits to us or to engage in foreign-currency-denominated borrowings, may be conditioned upon compliance with the SAFE registration requirements by the principal shareholders of the Registrant and, over whom we may have no control.

We must remit the offering proceeds to China before they may be used to benefit our business in China, and we cannot assure that we can finish all necessary governmental registration processes in a timely manner.

The proceeds of this offering must be sent back to China, and the process for sending such proceeds back to China may take several months after the closing of this offering. In utilizing the proceeds of this offering in the manner described in “Use of Proceeds,” as an offshore holding company of our PRC subsidiary, we may make loans to our PRC subsidiary, or we may make additional capital contributions to our PRC subsidiary. Any shareholder loan or additional capital contribution are subject to PRC regulations. For example, loans by us or making additional capital contribution to our subsidiaries in China, which are FIEs, to finance their activities cannot exceed statutory limits, while the shareholder loan must be also registered with the SAFE. The statutory limit for the total amount of foreign debts of a foreign-invested company is the difference between the amount of total investment as approved by MOFCOM or its local counterpart and the amount of registered capital of such foreign-invested company.

To remit the proceeds of the offering, we must take the steps legally required under the PRC laws.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiary or PRC consolidated VIE or with respect to future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity, our ability to fund and expand our business and our ordinary shares.

Increases in labor costs in the PRC may adversely affect our business and our profitability.

China’s economy has experienced increases in labor costs in recent years, which is expected to continue to grow. The average wage level for our employees has also increased in recent years. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our customers by increasing prices for our products or services, our profitability and results of operations may be materially and adversely affected.

In addition, we have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and childbearing insurance to designated government agencies for the benefits of our employees. Pursuant to the PRC Labor Contract Law, or the Labor Contract Law, that became effective in January 2008 and its implementing rules that became effective in September 2008 and its amendments that became effective in July 2013, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practice does not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

Failure to make adequate contributions to various employee benefits plans as required by PRC regulations may subject us to penalties.

Companies operating in China are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of employees up to a maximum amount specified by the local government from time to time at locations where they operate their businesses. Such requirement to contribute to employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. If we fail to make contributions to various employee benefit plans and to comply with applicable PRC labor-related laws in the future, we may be subject to late payment penalties. We may be required to make up the contributions for these plans as well as to pay late fees and fines. If we are subject to late fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company (the “Stock Option Rules”), replacing earlier rules promulgated in 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas-listed company, and complete certain other procedures. In addition, an overseas-entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. We have not adopted any stock incentive plan as of the date of this prospectus. However, if we adopt an employee stock incentive plan in the future, we and our executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of not less than one year will be subject to these regulations when our company becomes an overseas-listed company upon the completion of this offering. Failure to complete the SAFE registrations may subject them to fines and legal sanctions, there may be additional restrictions on the ability of them to exercise their stock options or remit proceeds gained from the sale of their stock into the PRC. We also face regulatory uncertainties that could restrict our ability to adopt incentive plans for our directors, executive officers and employees under PRC law.

Failure to make adequate contributions to the housing fund for some of our employees could adversely affect our financial condition and we may be subject to labor disputes or complaints.

In accordance with the Regulations on Management of Housing Provident Fund (the “HPF Regulations”), which were promulgated by the PRC State Council on April 3, 1999 and last amended on March 24, 2019, employers must register at the designated administrative centers and open bank accounts for employees’ housing funds deposits. Employers and employees are also required to pay and deposit housing funds, in an amount required by law. If an enterprise fails to pay in full or in part its housing funds contributions, such enterprise will be ordered by the housing funds enforcement authorities to make such contributions, and may be compelled by the people’s court that has jurisdiction over the matter to make such contributions. As of the date of this prospectus, all of our PRC subsidiaries and consolidated affiliates registered at the designated administrative centers and opened bank accounts for their employees’ housing funds deposits; however, some of them failed to deposit adequate contributions to the housing funds for some of their employees. In fiscal years 2018 and 2017, we failed to deposit $14,130 and $15,179 as contributions to the housing funds for some of our employees. Although we are committed to remediate such non-compliance, and expect to use our working capital and/or related parties advance to fund the contributions in the future, there is a risk of administrative penalty being imposed by the designated administrative center to the Company. Additionally, such failure may give rise to a private cause of action (complaints) by such employee (s) against the Company. To the extent the Company may be subject to any administrative penalty or private claims arising out of its failure to deposit the housing funds in full, the shareholders Zhe Wang and Sheng Xu, who together hold 72% of the Company’s 5,000,000 outstanding Ordinary Shares as of the date of this prospectus, have signed consents to guarantee that they will assume the full amount of any direct and indirect liabilities. Since 2019, we have started to deposit the required contributions to the housing funds for all of our employees and are in compliance with the HPF Regulations.

Regulation and censorship of information disseminated over the internet in China may adversely affect our business and reputation and subject us to liability for information displayed on our website.

The PRC government has adopted regulations governing internet access and the distribution of news and other information over the internet. Under these regulations, internet content providers and internet publishers are prohibited from posting or displaying over the internet content that, among other things, violates PRC laws and regulations, impairs the national dignity of China, or is reactionary, obscene, superstitious, fraudulent or defamatory. Failure to comply with these requirements may result in the revocation of licenses to provide internet content and other licenses, and the closure of the concerned websites. The website operator may also be held liable for such censored information displayed on or linked to the websites. If our website is found to be in violation of any such requirements, we may be penalized by relevant authorities, and our operations or reputation could be adversely affected.

We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.

The PRC government extensively regulates the internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the internet industry. These internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainties. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations.

We only have contractual control over our website, www.tiranx.com. We do not directly own the websites, including internet information provision services. This may disrupt our business, subject us to sanctions, compromise enforceability of related contractual arrangements, or have other harmful effects on us.

The evolving PRC regulatory system for the internet industry may lead to the establishment of new regulatory agencies. For example, in May 2011, the State Council announced the establishment of a new department, the State Internet Information Office (with the involvement of the State Council Information Office, the MITT, and the MPS). The primary role of this new agency is to facilitate the policy-making and legislative development in this field, to direct and coordinate with the relevant departments in connection with online content administration and to deal with cross-ministry regulatory matters in relation to the internet industry.

The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, internet businesses in China, including our business. We cannot assure you that we have obtained all the permits or licenses required for conducting our business in China or will be able to maintain our existing licenses or obtain new ones. If the PRC government considers that we were operating without the proper approvals, licenses or permits or promulgates new laws and regulations that require additional approvals or licenses or imposes additional restrictions on the operation of any part of our business, it has the power, among other things, to levy fines, confiscate our income, revoke our business licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material adverse effect on our business and results of operations.

Risks Relating to This Offering And The Trading Market

There has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you pay for them, or at all.

Prior to this offering, there has not been a public market for our Class A Ordinary Shares. We plan to apply for the listing of our Class A Ordinary Shares on the Nasdaq Capital Market. However, an active public market for our Class A Ordinary Shares may not develop or be sustained after the offering, in which case the market price and liquidity of our Class A Ordinary Shares will be materially and adversely affected.

The initial public offering price for our Class A Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price for our Class A Ordinary Shares will be determined by negotiations between us and the underwriter, and does not bear any relationship to our earnings, book value or any other indicia of value. We cannot assure you that the market price of our Class A Ordinary Shares will not decline significantly below the initial public offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Class A Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased.

The initial public offering price of our Class A Ordinary Shares is substantially higher than the net tangible book value per Class A Ordinary Share. Consequently, when you purchase our Class A Ordinary Shares in the offering and upon completion of the offering, you will incur immediate dilution. See “Dilution.” In addition, you may experience further dilution to the extent that additional Class A Ordinary Shares are issued upon exercise of outstanding warrants or options we may grant from time to time.

Substantial future sales of our Class A Ordinary Shares or the anticipation of future sales of our Class A Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline.

Sales of substantial amounts of our Class A Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our Class A Ordinary Shares to decline. An aggregate of 5,000,000 Ordinary Shares are outstanding before the consummation of this offering, 6,750,000 Class A Ordinary Shares are expected to be outstanding immediately after the consummation of this offering, assuming the underwriter does not exercise its over-allotment option, and 7,200,000 Class A Ordinary Shares are expected to be outstanding immediately after the consummation of this offering, assuming the underwriter exercises its over-allotment option in full. Sales of these shares into the market could cause the market price of our Class A Ordinary Shares to decline.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Class A Ordinary Shares if the market price of our Class A Ordinary Shares increases.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Class A Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Class A Ordinary Shares and the trading volume to decline.

The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The initial public offering price for our Class A Ordinary Shares will be determined through negotiations between the underwriter and us and may vary from the market price of our Class A Ordinary Shares following our initial public offering. If you purchase our Class A Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Class A Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. The market price of our Class A Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Class A Ordinary Shares.

We are an “emerging growth company,” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from disclosure and other requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important. See “Prospectus Summary -Implications of Our Being an Emerging Growth Company.”

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Class A Ordinary Shares.

We anticipate that we will use the net proceeds from this offering for working capital and other corporate purposes. Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our Class A Ordinary Shares.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon completion of this offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the Nasdaq Capital Market, impose various requirements on the corporate governance practices of public companies. As an “emerging growth company” pursuant to the JOBS Act, we may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance increased disclosure requirements.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq Listing Rule requires listed companies to have, among other things, a majority of their board members be independent. As a foreign private issuer, however, we are permitted to, and we may, follow home country practice in lieu of the above requirements, or we may choose to comply with the Nasdaq requirement within one year of listing. The corporate governance practice in our home country, the Cayman Island, does not require a majority of our board to consist of independent directors. Since a majority of our board of directors may not consist of independent directors, fewer board members may be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, the Nasdaq listing rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. The Nasdaq listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. We intend to comply with the requirements of Nasdaq Listing Rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. However, we may consider following home country practice in lieu of the requirements under the Nasdaq listing rules with respect to certain corporate governance standards which may afford less protection to investors.

Anti-takeover provisions in our amended and restated memorandum and articles of association may discourage, delay or prevent a change in control.

Some provisions in our amended and restated memorandum and articles of association, may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including, among other things, the following:

●	provisions that permit our board of directors by resolution to amend certain provisions of the amended and restated memorandum and articles of association, including to create and issue classes of shares with preferred, deferred or other special rights or restrictions as the board of directors determine in their discretion, without any further vote or action by our shareholders. If issued, the rights, preferences, designations and limitations of any class of preferred shares would be set by the board of directors by way of amendments to relevant provisions of the amended and restated memorandum and articles of association and could operate to the disadvantage of the outstanding Class A Ordinary Shares the holders of which would not have any pre-emption rights in respect of such an issue of preferred shares. Such terms could include, among others, preferences as to dividends and distributions on liquidation, or could be used to prevent possible corporate takeovers; and

●	provisions that restrict the ability of our shareholders holding in aggregate less than ten percent (10%) of the outstanding voting shares in the company to call meetings and to include matters for consideration at shareholder meetings.

Our board of directors may decline to register transfers of Class A Ordinary Shares in certain circumstances.

Our board of directors may, in its sole discretion, decline to register any transfer of any Class A Ordinary Share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless (i) a fee not exceeding one dollar is paid to the Company in respect thereof, and (ii) the instrument of transfer is accompanied by the certificate of the shares to which it relates, and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer.

If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

If we are classified as a passive foreign investment company, United States taxpayers who own our Class A Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Ordinary Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2020 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, because we control TRX ZJ’s management decisions, and also because we are entitled to the economic benefits associated with TRX ZJ, we are treating TRX ZJ as our wholly-owned subsidiary for U.S. federal income tax purposes. For purposes of the PFIC analysis, in general, according to Internal Revenue Code Section 1297(c), a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the stock by value. Although we do not technically own any stock in TRX ZJ, the control of TRX ZJ’s management decisions, the entitlement to economic benefits associated with TRX ZJ, and the inclusion of TRX ZJ as part of the consolidated group (in accordance with Accounting Standards Codification (ASC) Topic 810, “Consolidation,”) is akin to holding a stock interest in TRX ZJ, and therefore we consider our interest in TRX ZJ as a deemed stock interest. As a result, the income and assets of TRX ZJ should be included in the determination of whether or not we are a PFIC in any taxable year. Should the IRS challenge our position and consider that we are as owning TRX ZJ for United States federal income tax purposes, we would likely be treated as a PFIC.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Taxation — United States Federal Income Taxation — Passive Foreign Investment Company.”

The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

Our corporate affairs are governed by our amended and restated memorandum and articles of association, by the Companies Law (Revised) of the Cayman Islands and by the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary responsibilities duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law in the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from English common law. Decisions of the Privy Council (which is the final Court of Appeal for British overseas territories such as the Cayman Islands) are binding on a court in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court and the Court of Appeal are generally of persuasive authority but are not binding in the courts of the Cayman Islands. Decisions of courts in other Commonwealth jurisdictions are similarly of persuasive but not binding authority. The rights of our shareholders and the fiduciary responsibilities duties of our directors under Cayman Islands law may not be as clearly established as they may be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws relative to the United States. Therefore, our public shareholders may have more difficulty in protecting their interests in the face of actions by our management, directors or controlling shareholders than would they would as public shareholders of a corporation incorporated in a jurisdiction in the United States. Whether the courts of the Cayman Islands would exercise jurisdiction over any claim predicated on US federal or state securities laws insofar as concerns a private right of action is also uncertain, and is likely to be highly fact specific.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association allow our shareholders holding shares representing in aggregate not less than 10% of our voting share capital in issue, to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at least seven clear days is required for the convening of our general shareholders’ meeting. A quorum required for a meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third in nominal value of the total issued voting shares in the Company.

Economic substance legislation of the Cayman Islands may adversely impact us or our operations.

The Cayman Islands have introduced legislation aimed at addressing concerns raised by the Council of the European Union in relation to offshore structures engaged in certain geographically mobile activities which attract profits without real economic activity in the jurisdiction in which they are incorporated. With effect from January 1, 2019, the Cayman Islands Government enacted the International Tax Co-operation (Economic Substance) Law, 2018 (the “Substance Law”). The Substance Law applies to Cayman Islands “relevant entities” which are engaged in “relevant activities” and receives “relevant income”. To support the Substance Law, the Cayman Islands Tax Information Authority (“TIA”) has issued Guidance in relation to Economic Substance for Geographically Mobile Activities in relation to the Substance Law in accordance with section 5 of the Substance Law (the “Guidance Notes”). The term “relevant entity” is defined under the Substance Law to mean:

a)	a company, other than a domestic company, that is (i) incorporated under the Companies Law (Revised) or (ii) a limited liability company registered under the Limited Liability Companies Law (Revised), unless its business is centrally managed and controlled in a jurisdiction outside of the Cayman Islands and the company is tax resident outside the Cayman Islands;

b)	a limited liability partnership that is registered in accordance with the Limited Liability Partnership Law 2017 unless its business is centrally managed and controlled in a jurisdiction outside the Cayman Islands and the limited liability partnership is tax resident outside the Islands;

c)	a company that is incorporated outside of the Cayman Islands and registered under the Companies Law (Revised) unless its business is centrally managed and controlled in a jurisdiction outside the Cayman Islands and the company is tax resident outside the Cayman Islands.

For Cayman Islands law purposes, the Company falls within the definition of a “relevant entity”, as per subparagraph (a) above.

There are nine “relevant activities” under the Substance Law, which are banking business, distribution and service centre business, financing and leasing business, fund management business, headquarters business, holding company business, insurance business, intellectual property business, shipping business. Based on the current structuring of the Company, under the Substance Law, the Company can be classified as conducting “holding company business”. Holding company business means the business of being a “pure equity holding company”. Pure equity holding company means a company that only holds equity participations in other entities and only earns dividends and capital gains. A relevant entity (such as the Company) that is only carrying on a relevant activity that is the business of a pure equity holding company is subject to a reduced economic substance test under the Substance Law. The Company will satisfy this reduced economic substance requirement if the relevant entity (i.e. the Company) confirms that (a) it has complied with all applicable filing requirements under the Companies Law (Revised) in the Cayman Islands and (b) it has adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. The Guidance Notes have interpreted how limb (b) of the reduced economic substance test as applicable to legal entities that conduct holding company business is satisfied. The Guidance Notes makes it clear that a pure equity holding company maintaining a registered office in the Cayman Islands engaging its registered office service provider in accordance with the Companies Law (Revised) in the Cayman Islands may be able to satisfy these reduced economic substance requirements in the Cayman Islands where the pure equity holding company is passively holding equity interests in other entities, depending on the level and complexity of activity required to operate its business. Every company in the Cayman Islands, including the Company, will have a relationship with its registered office and as such is able to satisfy limb (b) in addition to complying with the statutory obligations under the Companies Law (Revised) as required by limb (a). In consequence, the Company would, at present, satisfy the reduced economic substance test as required under the Substance Law. Since the Company is considered to be a legal entity and conducting a relevant activity it will need to provide information to the TIA. The Company will need to notify the TIA annually of: (a) whether or not it is carrying on a relevant activity, (b) if the relevant entity is carrying on a relevant activity, whether or not all or any part of the relevant entity’s gross income in relation to the relevant activity is subject to tax in a jurisdiction outside of the Cayman Islands and if so, shall provide appropriate evidence to support that tax residence as may be required by the TIA and the date of the end of the Company’s financial year. Compliance with the reduced substance requirements is unlikely to be onerous for the Company and at present subject to any change in the Substance Law or the Guidance Notes, the Company is complying with the reduced economic substance test.

Our pre-IPO shareholders will be able to sell their shares after completion of this offering subject to restrictions under the lock-up requirement and Rule 144.

Our pre-IPO shareholders may be able to sell their Class A Ordinary Shares under Rule 144 after completion of this offering. Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the stock following completion of the offering, to the detriment of participants in this offering. We issued a total of 5,000,000 Ordinary Shares to our pre-IPO shareholders. Under rule 144, before our pre-IPO shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period, as well as the lock-up period required as part of our underwriting agreement with our underwriter. We do not expect any of the Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this offering.

USE OF PROCEEDS

We estimate that we will receive net proceeds from the sale of ordinary shares of approximately $10.47 million (or approximately $12.22 million if the underwriter’ option to purchase additional ordinary shares from us is exercised in full), based upon an assumed initial public offering price of $4.25 per share, the midpoint of the range set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us.

We plan to use the net proceeds we receive from this offering, assuming the underwriter does not exercise its over-allotment option, for the following purposes:

Offering Amount
Opening up new branches (including recruitment and hiring of additional personnel) 60%*	$6.282 million
Research, development and operational investment on our new Internet Insurance Center 20%	$2.094 million
General working capital 20%	$2.094 million

* During the next two years, subject to market conditions, we expect to be able to open between 10 and 15 branches.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this Offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this prospectus. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or the market value of our Class A Ordinary Shares. In view of the foregoing, in purchasing Class A Ordinary Shares, you will be entrusting your funds to our management with little specific information as to how the proceeds will be utilized. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

As an offshore holding company, we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries through loans or capital contributions, subject to applicable regulatory approvals. We currently cannot make loans or capital contributions to our PRC subsidiary without first obtaining regulatory approvals, and if we decide to use the proceeds from this offering within the PRC, we cannot assure you that we will be able to obtain these regulatory approvals on a timely basis, if at all. See “Risk Factors—Risks Related to Our Corporate Structure— PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary and VIE, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

 DIVIDEND POLICY

We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount account, provided that in no circumstances may a dividend be paid out of the share premium account if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the dividend is proposed to be paid.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary TRX HK.

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to WFOE only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The value of the Renminbi fluctuates and is affected by, among other things, changes in China’s political and economic conditions. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations through the current contractual arrangements, we may be unable to pay dividends on our Ordinary Shares.

Cash dividends, if any, on our Ordinary Shares, will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%. See “Taxation — People’s Republic of China Enterprise Taxation.”

In order for us to pay dividends to our shareholders, we will rely on payments made from TRX ZJ to WFOE, pursuant to contractual arrangements between them, and the distribution of such payments to TRX HK as dividends from WFOE. Certain payments from TRX ZJ to WFOE are subject to PRC taxes, including business taxes and VAT. In addition, if TRX ZJ or its subsidiaries or branches incur debt on their own behalves in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of October 31, 2019:

●	on an actual basis; and

●	on a pro forma basis to give effect to the sale of 3,000,000 ordinary shares by us in this offering at the assumed initial public offering price of $4.25 per share, the midpoint of the estimated price range set forth on the cover page of this prospectus, and to reflect the application of the proceeds after deducting the estimated 7% underwriting discounts, 1.5% non-accountable expense allowance and approximately $1,193,000 estimated offering expenses payable by us.

The pro forma information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the public offering price of our ordinary shares and other terms of this offering determined at pricing. You should read this capitalization table together with our consolidated financial statements and the related notes appearing elsewhere in this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other financial information included elsewhere in this prospectus.

	As of October 31, 2019
	Actual	Pro Forma
Cash and cash equivalents	$6,243,029	$16,716,017
EQUITY:
TIAN RUIXIANG Holdings Ltd Shareholders' Equity:
Ordinary shares, $0.001 par value; 50,000,000 shares authorized; 5,000,000 shares issued and outstanding, actual; 8,000,000 shares issued and outstanding, as adjusted	5,000	8,000
Additional paid-in capital	7,691,468	18,161,456
Retained earnings	301,250	301,250
Statutory reserve	118,789	118,789
Accumulated other comprehensive loss	(538,087)	(538,087)
Total TIAN RUIXIANG Holdings Ltd stockholders' equity	7,578,420	18,051,408
Non-controlling interest	474	474
Total Equity	7,578,894	18,051,882
Total capitalization	$7,578,894	$18,051,882

If the underwriter’ option to purchase additional 450,000 shares from us were exercised in full, the pro forma would be as follows:

	As of October 31, 2019
	Actual	Pro Forma
Cash and cash equivalents	$6,243,029	$18,465,955
EQUITY:
TIAN RUIXIANG Holdings Ltd Shareholders' Equity:
Ordinary shares, $0.001 par value; 50,000,000 shares authorized; 5,000,000 shares issued and outstanding, actual; 8,450,000 shares issued and outstanding, as adjusted	5,000	8,450
Additional paid-in capital	7,691,468	19,910,944
Retained earnings	301,250	301,250
Statutory reserve	118,789	118,789
Accumulated other comprehensive loss	(538,087)	(538,087)
Total TIAN RUIXIANG Holdings Ltd stockholders' equity	7,578,420	19,801,346
Non-controlling interest	474	474
Total Equity	7,578,894	19,801,820
Total capitalization	$7,578,894	$19,801,820

DILUTION

If you invest in our Class A Ordinary Shares in this offering, your ownership interest will be diluted immediately to the extent of the difference between the initial public offering price per ordinary share and the pro forma net tangible book value per ordinary share immediately after this offering.

Net tangible book value per share is determined by dividing our total tangible assets less our total liabilities by the number of ordinary shares outstanding. Our historical net tangible book value as of October 31, 2019, was $7,408,546, or $1.48 per share.

Dilution results from the fact that the per ordinary share initial public offering price is substantially in excess of the book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares. After giving effect to our issuance and sale of 3,000,000 ordinary shares in this offering at an assumed initial public offering price of $4.25 per share, after deducting the estimated underwriting discounts, non-accountable expense allowance, and offering expenses payable by us, the pro forma as adjusted net tangible book value as of October 31, 2019 would have been $17,881,534, or $2.24 per share.  This represents an immediate increase in net tangible book value to existing shareholders of $0.76 per share. The initial public offering price per share will significantly exceed the net tangible book value per share. Accordingly, new investors who purchase ordinary shares in this offering will suffer an immediate dilution of their investment of $2.01 per ordinary share or approximately 47.4% from the assumed initial public offering price of $4.25 per ordinary share, the midpoint of the estimated price range set forth on the cover page of this prospectus. The following table illustrates the estimated net tangible book value per share after this offering and the per share dilution to persons purchasing ordinary shares in this offering based on the foregoing offering assumptions:

Post-Offering (1)
Assumed offering price per Class A Ordinary Share	$4.25
Net tangible book value per ordinary share as of October 31, 2019	$1.48
Increase in net tangible book value per ordinary share attributable to investors participating in the offering	$0.76
As adjusted net tangible book value per ordinary share immediately after the offering	$2.24
Dilution per share to investors participating in the offering	$2.01

(1) Assumes net proceeds of $10,472,988 from offering of 3,000,000 ordinary shares at $4.25 per share, calculated as follows: $12,750,000 offering proceeds, less underwriting discounts of $892,500, a non-accountable expense allowance of $191,250 and offering expenses of approximately $1,193,000.

If the underwriter exercises its option to purchase additional ordinary shares in full, the pro forma net tangible book value would be $19,631,472, or $2.32 per share, the increase in net tangible book value per ordinary share to existing shareholders would be $0.84, and the immediate dilution in net tangible book value per ordinary share to investors participating in this offering would be $1.93 per share.

A $1.00 increase (decrease) in the assumed public offering price of $4.25 per ordinary share would increase (decrease) the pro forma net tangible book value as of October 31, 2019 after this offering by approximately $2,745,000, and would increase (decrease) the pro forma net tangible book value per ordinary share as of October 31, 2019 after this offering by $0.34 per ordinary share, and would increase (decrease) the dilution in pro forma net tangible book value per ordinary share to investors participating in this offering by $0.66 per ordinary share, assuming that the number of ordinary shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts, non-accountable expense allowance, and offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing.

The table and discussion above are based on 5,000,000 Ordinary Shares outstanding as of October 31, 2019.

To the extent that we issue additional Ordinary Shares in the future, there will be further dilution to new investors participating in this offering.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and may provide significantly less protection for investors than the United States.

Substantially all of our assets are located in the PRC. In addition, all of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Hunter Taubman Fischer & Li LLC as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Harney Westwood & Riegels, our counsel with respect to the laws of Cayman Islands, and Beijing Jingsh Law Firm, our counsel with respect to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Harney Westwood & Riegels, has further advised us that it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Harney Westwood & Riegels has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. Furthermore, there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments. However, a judgment obtained in the United States may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) is final; (iii) is not in respect of taxes, a fine or a penalty; and (iv) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands.

Beijing Jingsh Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. Beijing Jingsh Law Firm has advised us further that there are no treaties between China and the United States for the mutual recognition and enforcement of court judgments, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations for the years ended October 31, 2019, 2018 and 2017 in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this prospectus.

Overview

We are an insurance broker operating in China through our VIE, TRX ZJ, and its PRC subsidiaries. We distribute a wide range of insurance products, which are categorized into two major groups: (1) property and casualty insurance, such as automobile insurance, commercial property insurance and liability insurance; and (2) life insurance, such as individual life insurance and group life insurance. We act on behalf of our customers seeking insurance coverage from insurance companies and take pride in our premium customer service.

As an insurance broker, we do not assume underwriting risks. Instead, we distribute insurance products underwritten by insurance companies operating in China to our individual or institutional customers. We are compensated for our services by commissions paid by insurance companies, typically based on a percentage of the premium paid by the insured. Commission and fee rates generally depend on the type of insurance products, the particular insurance company and the region in which the products are sold. As of the date of this prospectus, we have relationships with over 40 insurance companies in the PRC, and therefore are able to offer a variety of insurance products to our customers. For the fiscal year ended October 31, 2019, 80.3% of our total commissions were attributed to our top five insurance company partners, and four companies each accounted for more than 10% of our total commissions: PICC Beijing Branch, China United Life Insurance Co. Ltd. Beijing Branch, Sunshine Property Insurance Co. Ltd.’s Hangzhou Branch and Ping An Property Insurance of China Incorporated Company’s Beijing Branch, accounted for 23.8%, 21.9%, 18.8% and 12.1%, respectively, of our total commissions. For the fiscal year ended October 31, 2018, 63% of our total commissions were attributed to our top five insurance company partners, and two companies each accounted for more than 10% of our total commissions: Sunshine Property Insurance Co. Ltd. Hangzhou Branch and Ping An Property Insurance of China Incorporated Company Zhejiang Branch, accounted for 32% and 13.9%, respectively, of our total commissions. For the fiscal year ended October 31, 2017, 95.6% of our total commissions were attributed to our top five insurance company partners, and one company, Sunshine Property Insurance Co. Ltd Hangzhou Branch, accounted for more than 10%, or 80.7%, of our total commissions of our total commissions.

China’s independent insurance intermediary market is experiencing rapid growth due to the increasing demand for insurance products by the Chinese population. We intend to grow our company by aggressively recruiting talents to join our professional team and sales force, expanding our distribution network through opening more local branches in a number of selective major cities throughout China, and offering premium products and services, such as our new Institutional Risk Management Services and Internet insurance distribution platform, Needbao, both designed to achieve superior customer satisfaction. Our goal is to grow to a leading national insurance intermediary company.

Our business has grown substantially after Ruibo (Wealth) Beijing Investment Management Ltd (“RB Wealth”), a company controlled by our CEO, Mr. Zhe Wang, acquired TRX ZJ and installed a new management team in May 2016. On April 20, 2017, TRX ZJ was acquired by WDZG, another company controlled by our CEO, Mr. Zhe Wang. The number of our branches increased from zero in 2016 to eight as of the date of this prospectus. The number of our customers has also grown substantially: from three institutional customers in 2016 to 1,182 in the year ended October 31, 2019; and from no individual customers in 2016 to 5,997 in the year ended October 31, 2019.

Revenue for the year ended October 31, 2017 totaled $1,531,223, an increase of $1,529,973, compared with $1,250 for the year ended October 31, 2016; and revenue for the year ended October 31, 2018 totaled $3,087,708, an increase of $1,556,485, or 101.6%, compared with $1,531,223 for the year ended October 31, 2017. For the year ended October 31, 2019, due to the authorities’ stricter regulations on the automobile insurance market that resulted in reductions in insurance premiums and fees, see “Regulations – Notices on Regulations of Moto Vehicle Insurance in 2018 and 2019,” our revenue decreased by $1,085,491, or 35.2%, to $2,002,217, compared with $3,087,708 for the year ended October 31, 2018. In order to reduce risks and maintain growth, we have been implementing business strategies to reduce our concentration on automobile insurance and diversify our offering of insurance products since 2018. As a result, for the year ended October 31, 2019, our revenues generated from liability insurance (a sub-category under the property and casualty insurance), life insurance, accidental injury insurance, and health insurance increased to $321,692, $449,108, $203,587 and $86,043, which amounted to an increase of 21.93%, 187.22%, 74.31%, and 59.32% compared to $263,827, $156,366, $116,797, and $54,006, respectively, for the year ended October 31, 2018.

Furthermore, we continually seek opportunities to offer new and premium services and products to our customers. In December 2018, we started offering Institutional Risk Management Services, a new product that complements our existing insurance products, to our institutional customers. Additionally, beginning in June 2019, we started to distribute a limited number of insurance products on our new internet distribution platform, Needbao, which can be accessed at http://needbao.tianrx.com

Supply And Demand For Insurance Products in China

We believe that certain macroeconomic factors, such as the governmental policy that allows an open market and China’s rapid economic growth, have been the key driving forces behind the growth of the Chinese insurance industry since 1978, when the PRC government started economic reform and opening up the country to the outside world, and will continue to be. The rapid economic growth of China has created substantial economic GDP growth in China. Based on the data from the National Bureau of Statistics of China, the Chinese economy had maintained a growth rate of around 10% for a long period until 2014, and then entered into an adjustment period accompanying with slower growth rate of at around 7.5% between 2014 and 2016, but the economy growth was back at around 10% in 2017 and 2018, but decreased to around 7.5% in 2019. The GDP growth led to the rapid accumulation of national wealth, which we believe provides a solid foundation for the further development of the insurance industry in China.

In 2012, the total insurance premiums generated by the insurance industry were RMB1,548.8 billion (approximately $248.6 billion). Since then, China’s insurance premium income has risen steadily and the growth rate has increased year after year. By 2018, the Chinese insurance industry achieved a premium income of RMB3,801.7 billion (approximately $575 billion), which yielded a compound growth rate of 16.14% from 2012 to 2018. The 2018 World Insurance Industry Report released on March 6, 2019 by the Swiss Research Institute stated that in 2017, China’s insurance industry, measured by total premium income, was the second largest insurance market in world only behind the United States, accounting for 11.07% of the global market.

In recent years, China’s insurance industry has been experiencing accelerating growth. Insurance density, or per capita premium, and insurance penetration, or total premium as a percentage of GDP, are used to measure the level of insurance development for a country or a region. From the development trend in recent years, the penetration in China has not only increased year by year, but the annual growth rate of penetration is also accelerating. According to the CIRC, in 2011, the insurance penetration rate in China was only 3.04%, while in 2018 it increased to 4.22%, with an average annual increase of 0.17%. China is one of the countries with the fastest GDP growth in the world, and the significant increase in the insurance penetration rate in China is achieved along a high GDP growth rate, indicating that China’s insurance industry is developing strongly and rapidly. Additionally, China’s insurance density has also increased from RMB1,047 (approximately $166) in 2011 to RMB2,724 (approximately $406) in 2018, with an average annual growth rate of 22.88%.

However, compared with other developed nations, China’s insurance density and penetration rate are relatively low. In 2017, the United States, the world’s largest insurance market, had an insurance density of $4,174 and an insurance penetration rate of 7.3%. In contrast, China, the world’s second largest insurance market, had an insurance density of $337 and an insurance penetration rate of 4.42% for the same period. There is still a huge gap between China and other developed countries in terms of insurance density and penetration. For example, Hong Kong had an insurance density of $7,697 and an insurance penetration rate of 17.60% in 2017.

Competition

A number of industry players are involved in the distribution of insurance products in the PRC. We compete for customers on the basis of product offerings, customer services, and reputation. Our principal competitors include:

●

Professional insurance intermediaries. The professional insurance intermediary sector in China is still in the developing stage, accounting for about 12% of the total insurance premiums generated in China in 2018, according to CIRC. According to the CIRC, the first professional insurance intermediary in China appeared in 1999. As of the end of 2018, the number of insurance intermediaries in China was 2,647, of which more than 67% were insurance agencies, who represents insurance companies, 18.8% were insurance brokers, who represents customers who purchase insurance products, and the rest were insurance adjustment companies. In recent years, governmental supervision and regulation of the insurance industry has become stricter, and obtaining the required operating license to distribute insurance products in China is becoming more difficult, increasing the barrier of entry into this industry. With increasing consolidation expected in the insurance intermediary sector in the coming years, we expect competition within this sector to intensify.

●

Insurance companies. We compete against insurance companies that rely on their own sales force to distribute their products. Historically in China, large insurance companies have used both in-house sales force and exclusive sales agents to distribute their own products. We believe that we can compete effectively with insurance companies because we focus only on distribution and are able to offer our customers a broader range of insurance products underwritten by multiple insurance companies.

●

Other business entities. In China, some business entities may distribute insurance products as an ancillary business, primarily commercial banks, postal offices, car dealers, and hospitals. However, the insurance products distributed by these entities are usually confined to those related to their main lines of business, such as endowment and annuity life insurance products by commercial banks. We believe that we can compete effectively with these business entities because we offer our customers a broader variety of products and professional services.

For our current business, the professional insurance intermediaries that compete directly with us in the Chinese market include Jiangtai Insurance Broker Co., Ltd., Fanhua Insurance Sales and Service Group Co., Ltd., Marsh & McLennan Companies, Inc., Aon Corporation and Willis Group Holdings Limited. Although the above companies have operated for a longer period of time than us, with more market shares and greater brand influence, we believe that our entrepreneurial attitude and smaller size, as well as our customer service, enable us to better respond and adapt to fast changing insurance market conditions compared to the larger competitors.

Revenue Category

The Company’s revenue is derived from the provision of insurance brokerage services.

The following table illustrates the breakdown of our total revenues by insurance products for the years ended October 31, 2019, 2018 and 2017.

	Years Ended October 31,
	2019		2018		2017
		Percentage		Percentage		Percentage
		of		of		of
		Total		Total		Total
	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue
Property and Casualty Insurance
Automobile Insurance
Supplemental	$728,257	36.4%	$2,004,712	65.0%	$1,060,741	69.3%
Mandatory	90,534	4.5%	153,769	5.0%	26,494	1.7%
Commercial Property Insurance	113,702	5.7%	306,920	9.9%	90,117	5.9%
Liability Insurance	321,692	16.1%	263,827	8.5%	65,058	4.2%
Life Insurance	449,108	22.4%	156,366	5.1%	180,044	11.8%
Accidental Injury Insurance	203,587	10.2%	116,797	3.8%	55,892	3.7%
Health Insurance	86,043	4.3%	54,006	1.7%	18,464	1.2%
Others	9,294	0.4%	31,311	1.0%	34,413	2.2%
Total	$2,002,217	100.0%	$3,087,708	100.0%	$1,531,223	100.0%

Critical Accounting Policies And Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to the allowance for doubtful accounts, the useful life of property and equipment, and assumptions used in assessing the impairment of long-term assets.

We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the consolidated financial statements.

Principles of Consolidation

The consolidated financial statements include the accounts of our subsidiaries, VIE and its subsidiaries. All intercompany transactions and balances are eliminated upon consolidation.

A subsidiary is an entity in which we, directly or indirectly, controls more than one half of the voting power or have the power to: govern the financial and operating policies; appoint or remove the majority of the members of the board of directors; or cast a majority of votes at the meeting of the board of directors.

U.S. GAAP provides guidance on the identification of VIE and financial reporting for entities over which control is achieved through means other than voting interests. We evaluate each of our interests in an entity to determine whether or not the investee is a VIE and, if so, whether we are the primary beneficiary of such VIE. In determining whether we are the primary beneficiary, we consider if we (1) have power to direct the activities that most significantly affects the economic performance of the VIE, and (2) receive the economic benefits of the VIE that could be significant to the VIE. If deemed the primary beneficiary, we consolidate the VIE. We have determined that TRX ZJ is a VIE that is subject to consolidation and that TRX is the primary beneficiary.

In the PRC, investment activities by foreign investors are principally governed by the Guidance Catalog of Industries for Foreign Investment, or the Catalog, which was promulgated and is amended from time to time by the PRC Ministry of Commerce, or MOFCOM, and the PRC National Development and Reform Commission, or NDRC. The Catalog divides industries into three categories: encouraged, restricted and prohibited. Industries not listed in the Catalog are generally open to foreign investment unless specifically restricted by other PRC regulations. The insurance brokerage industry falls within the permitted category in accordance with the Catalogue, however we opted for a VIE structure instead of direct ownership due to restrictions on the direct ownership of our Chinese operating entity imposed by the CIRC. See “Risk Factors - Risks Related to Our Corporate Structure - Our Shareholders are subject to greater uncertainties because we operate through a VIE structure due to restrictions on the direct ownership of our Chinese operating entity imposed by the CIRC even though the Insurance Brokerage Industry falls within the permitted category in accordance with the Catalogue and the Negative List.” TRX HK and TRX BJ (its PRC subsidiary) are both considered as foreign investors or foreign invested enterprises under PRC law, and we conduct our activities in the PRC through our consolidated VIE, TRX ZJ, and its subsidiaries in order to comply with the aforementioned regulations. As such, TRX ZJ is controlled through contractual arrangements in lieu of direct equity ownership by us or any of our subsidiaries.

Such contractual arrangements are a series of four agreements (collectively the “VIE Agreements”) including an Equity Interest Pledge Agreement, a Share Disposal and Exclusive Option to Purchase Agreement, a Proxy Agreement, and an Exclusive Business Cooperation and Service Agreement. These contractual agreements obligate WFOE to absorb a majority of the risk of loss from TRX ZJ’s activities and entitle WFOE to receive a majority of its residual returns. In essence, WFOE has gained effective control over TRX ZJ. Therefore, we believe that TRX ZJ should be considered as a VIE under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”. Accordingly, the accounts of TRX ZJ and TRX ZJ’s subsidiaries are consolidated with those of WFOE and ultimately are consolidated into those of TRX.

Revenue Recognition

Effective November 1, 2017, the Company began recognizing revenue under ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), using the modified retrospective transition method. The impact of adopting the new revenue standard was not material to the Company’s consolidated financial statements and there was no adjustment to the beginning accumulated deficit on November 1, 2017. The core principle of this new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

●	Step 1: Identify the contract with the customer

●	Step 2: Identify the performance obligations in the contract

●	Step 3: Determine the transaction price

●	Step 4: Allocate the transaction price to the performance obligations in the contract

●	Step 5: Recognize revenue when the company satisfies a performance obligation

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised goods or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” goods or service (or bundle of goods or services) if both of the following criteria are met:

●

The customer can benefit from the goods or service either on its own or together with other resources that are readily available to the customer (i.e., the goods or service is capable of being distinct).

●

The entity’s promise to transfer the goods or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the goods or service is distinct within the context of the contract).

If a goods or service is not distinct, the goods or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer, excluding amounts collected on behalf of third parties (for example, some sales taxes). The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

The Company’s revenue is derived from a contract with customers, which is the provision of insurance brokerage services. The Company does not provide any insurance agent services. The distinct performance obligation is policy placement services. Billing is controlled by the insurance carriers, therefore, the data necessary to reasonably determine the revenue amounts is made available to the Company by the insurance carriers on a monthly basis. Insurance brokerage services are considered to be rendered and completed, and revenue is recognized, at the time an insurance policy becomes effective, that is, when the signed insurance policy is in place and the premium is collected from the insured, which is confirmed by the insurance carriers with their monthly commissions statements submitted to the Company. The Company has met all the criteria of revenue recognition when the premiums are collected by it or the respective insurance carriers and not before, because collectability is not ensured until receipt of the premium. Accordingly, the Company does not accrue any commission prior to the receipt of the related premiums.

No allowance for cancellation has been recognized for brokerage business as the Company estimates, based on its past experience that the cancellation of policies rarely occurs. Any subsequent commission adjustments in connection with policy cancellations, which have been minimal to date, are recognized upon notification from the insurance carriers. Actual commission adjustments in connection with the cancellation of policies were 1.68%, 0.8% and 0.8% of the total commission revenue for the years ended October 31, 2019, 2018 and 2017, respectively.

Occasionally, certain policyholders or insureds might request the Company to assist them with claims submitted to the insurance carriers. The Company on average will spend approximately an hour on the phone with the insurance carriers if such assistance is requested by the insured. Based on historical experience, claim service calls and related labor costs have been minimal. The Company spent approximately 15, 51 and 23 hours in connection with the claim process services provided to the insureds for the years ended October 31, 2019, 2018 and 2017, respectively. Based on historical data, the transaction price does not include any element of consideration that is variable or contingent on the outcome of future events, such as policy cancellations, lapses, and volume of business or claims experience.

The Company does not offer promotional payments, customer coupons, rebates or other cash redemption offers to its customers.

Income Taxes

The Company accounts for income taxes in accordance with U.S. GAAP for income taxes. Under the asset and liability method as required by this accounting standard, the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities.

The charge for taxation is based on the results for the year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis. Deferred tax assets are recognized to the extent that it is probable that taxable income to be utilized with prior net operating loss carried forward. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Company did not have unrecognized uncertain tax positions or any unrecognized liabilities, interest or penalties associated with unrecognized tax benefit as of October 31, 2019 and 2018. As of the date of this prospectus, income tax returns for the tax years ended October 31, 2015 through October 31, 2019 remain open for statutory examination by PRC tax authorities.

Commitments And Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters. Liabilities for such contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Recent Accounting Pronouncements

For details of applicable new accounting standards, please, refer to Recent Accounting Pronouncements in Note 3 of our consolidated financial statements in this prospectus.

Current and Potential Impact on Our Revenues Due to The Recent COVID-19 Coronavirus Outbreak

A new coronavirus, COVID-19, emerged in Wuhan, China in December 2019. China has experienced widespread economic disruption owing to the outbreak of the COVID-19 coronavirus and stringent government measures to contain it, including restricting access to provinces and cities, reducing agglomeration activities, and postponing non-essential business activates. As of the date of this prospectus, the COVID-19 coronavirus outbreak in China appears to have slowed down and certain provinces and cities have started resuming business activities under the guidance and support of the government.

Our business has been negatively impacted due to the COVID-19 coronavirus outbreak as the following:

●

Because of the government restriction, only 60% of our employees were able to return to work on and around March 1, 2020, which was one month later than usual after the Spring Festival holiday; the remaining 40% of our employees returned to work by the end of March.

●	Our ability to sign on new customers have been hindered. With regard to our corporate customers, most companies delayed their return to work and we were not able to conduct business meeting with potential clients. With regard to individual, it is difficult to communicate with clients by telephone or finalize sales without in-person meetings.

●

Our plan of opening new branches nationwide has been delayed. The relevant authorities stopped issuing approvals for new insurance branches due to the restrictions on completing the interviews and on-site inspections, which are required procedures for such approvals.

In light of the current circumstances, based on available information, we estimate that for the first half of fiscal 2020, our revenues could be reduced compared to the same period last year. The occurrence of an uncontrollable event such as the COVID-19 pandemic is likely to negatively affect our operations. Efforts to contain the spread of the coronavirus have intensified, including social distancing, travel bans and quarantine, and this has limited access to our insurance carriers, policyholders or insureds, and sales agents. These, in turn, will not only impact our operations, financial condition and demand for our services but our overall ability to react timely to mitigate the impact of this event. Given the dynamic nature of these circumstances, the duration of business disruption and reduced traffic, the related financial effect cannot be reasonably estimated at this time but is expected to adversely impact our business for the first half and full year of fiscal 2020.

RESULTS OF OPERATIONS

This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The results of operations in any period are not necessarily indicative of our future trends.

Comparison of Results of Operations for the Years Ended October 31, 2019 and 2018

The following table sets forth a summary of our consolidated results of operations for the years ended October 31, 2019 and 2018.

	Years Ended October 31,		Changes in
	2019	2018	Amount	Percentage
Revenue	$2,002,217	$3,087,708	$(1,085,491)	(35.2)%
Operating expenses:
Selling and marketing expenses	797,572	1,033,408	(235,836)	(22.8)%
Compensation and related benefits	651,490	166,047	485,443	292.4%
Rent and related utilities	212,707	153,480	59,227	38.6%
Professional fees	123,512	86,289	37,223	43.1%
Other	114,266	189,267	(75,001)	(39.6)%

Total operating expenses	1,899,547	1,628,491	271,056	16.6%

Income from operations	102,670	1,459,217	(1,356,547)	(93.0)%

Other income, net	311,325	27,413	283,912	1,035.7%

Income before income taxes	413,995	1,486,630	(1,072,635)	(72.2)%

Income taxes	238,208	365,192	(126,984)	(34.8)%

Net income	175,787	1,121,438	(945,651)	(84.3)%

Foreign currency translation adjustment	(70,429)	(598,509)	528,080	(88.2)%

Comprehensive income	$105,358	$522,929	$(417,571)	(79.9)%

Revenue

As a broker of insurance products, we derive our revenue from commissions paid by insurance carriers, typically calculated as a percentage of premiums paid by insureds to the insurance carriers in China. We report revenue net of PRC’s VAT for all the periods presented in the consolidated statements of income and comprehensive income.

Revenue for the year ended October 31, 2019 totaled $2,002,217, a decrease of $1,085,491, or 35.2%, compared with $3,087,708 for the year ended October 31, 2018. This decrease was primarily attributable to the combination of (i) a significant decrease in commissions from automobile as a result of stricter regulations on the automobile insurance market that resulted in reductions in insurance premiums and fees, see “Regulations – Notices on Regulations of Motor Vehicle Insurance in 2018 and 2019,”; and (ii) the fact that a large percentage, or 40.9% and 70.0%, of our revenues were generated from automobile insurance commissions in 2019 and 2018, respectively.

Operating Expenses

During the years ended October 31, 2019 and 2018, operating expenses included selling and marketing expenses, compensation and related benefits, rent and related utilities, professional fees, and other general and administrative expenses.

Selling And Marketing Expenses

Third party and related party selling and marketing expenses amounted to $797,572 for the year ended October 31, 2019, as compared to $1,033,408 for the year ended October 31, 2018, a decrease of $235,836, or 22.8%. The decrease was mainly attributable to (i) the decrease in our marketing activities, and (ii) the decrease in use of sales professionals.

Although our selling and marketing expenses decreased in 2019 as compared to 2018, our selling and marketing expenses as a percentage of revenue for the year ended October 31, 2019 increased to 39.8% from 33.5% for the year ended October 31, 2018. The increase was primarily attributable to a significant decrease in our revenue.

Advertising costs were included in selling and marketing expenses. Advertising costs were $525,528 and $836,549 for the years ended October 31, 2019 and 2018, respectively.

Compensation And Related Benefits

Compensation and related benefits totaled $651,490 for the year ended October 31, 2019, as compared to $166,047 for the year ended October 31, 2018, an increase of $485,443, or 292.4%. The significant increase was primarily attributable to an increase in employees. On May 9, 2018, July 11, 2018, August 1, 2018, July 19, 2019, we formed TRX ZJ’s Beijing Branch, TRX QD Branch, TRX SX Branch, and TRX HN Branch, respectively. As such, we hired additional employees to support these branches’ operation.

For the fiscal years ended October 31, 2019 and 2018, we did not incur nor were required to pay any salary to our chief executive officer and chief financial officer. We expect to incur and pay our chief executive officer and chief financial officer annual salaries of $150,000 and $80,000, respectively, in the future, effective upon becoming a public reporting company in the United States. None of the executive officer salaries to be paid after we become a public reporting company in the United States will be for services rendered during fiscal year 2019 or 2018.

For the fiscal years ended October 31, 2019 and 2018, compensation and related benefits were for our employees only, which did not include the amount of commissions incurred and or paid to sales agents whom we have a contractual relationship with and are not our employees.

For the fiscal years ended October 31, 2019 and 2018, the average number of our employees was 36 and 13, respectively.

Rent and Related Utilities

Office rent and related utilities amounted to $212,707 for the year ended October 31, 2019, as compared to $153,480 for the year ended October 31, 2018, an increase of $59,227, or 38.6%. The increase was primarily attributable to the increase in our office space. On May 9, 2018, July 11, 2018, August 1, 2018, July 19, 2019, we formed TRX ZJ’s Beijing Branch, TRX QD Branch, TRX SX Branch, and TRX HN Branch, respectively, and rented office space for these newly formed branches.

Professional Fees

Professional fees amounted to $123,512 for the year ended October 31, 2019, as compared to $86,289 for the year ended October 31, 2018, an increase of $37,223, or 43.1%. The increase was mainly due to the increase in use of professional services providers who assist management in operating and managing the Company.

Other General And Administrative Expenses

For the years ended October 31, 2019 and 2018, other general and administrative expenses consisted of the following:

	Years Ended October 31,		Changes in
	2019	2018	Amount	Percentage
Depreciation and amortization	$34,713	$30,296	$4,417	14.6%
Travel and entertainment	30,550	22,530	8,020	35.6%
Office supplies and decorations	7,930	57,999	(50,069)	(86.3)%
Others	41,073	78,442	(37,369)	(47.6)%
	$114,266	$189,267	$(75,001)	(39.6)%

●	For the year ended October 31, 2019, depreciation and amortization increased by $4,417, or 14.6%, as compared to the year ended October 31, 2018. The increase was primarily due to increased amortization from our software which was placed in service in 2019.

●	For the year ended October 31, 2019, travel and entertainment expenses increased by $8,020, or 35.6%, as compared to the year ended October 31, 2018. The increase was primarily due to increased business travel activities incurred and increased entertainment expenditure in order to enhance our visibility.

●	For the year ended October 31, 2019, office supplies and decorations decreased by $50,069, or 86.3%, as compared to the year ended October 31, 2018. The decrease was mainly due to the decrease in our office decoration as compared to last year, resulting from our efforts on stricter control on expenses.

●	Other general and administrative expenses were primarily comprised of bank service charges, internet service fee and miscellaneous taxes. For the year ended October 31, 2019, other general and administrative expenses decreased by $37,369, or 47.6%, as compared to the year ended October 31, 2018, reflecting our efforts at reducing non-sales related corporate activities as well as stricter controls on corporate expenditures.

Income From Operations

As a result of the foregoing, for the year ended October 31, 2019, income from operations amounted to $102,670, as compared to $1,459,217 for the year ended October 31, 2018, a decrease of $1,356,547, or 93.0%.

Other Income (Expense)

Other income (expense) includes interest income from note receivable and deposits, other miscellaneous income, and interest expense incurred from our third party and related party borrowings. Other income, net, totaled $311,325 for the year ended October 31, 2019, as compared to $27,413 for the year ended October 31, 2018, a change of $283,912, which was mainly attributable to an increase in interest income of approximately $261,000 generated from our note receivable and interest bearing deposits and an increase in other income of approximately $19,000.

Income Taxes

Our income tax expense is mainly attributable to our profitable VIE in China. TRX ZJ, NDB Technology, TYDW Technology, HH Consulting, and Hengbang Insurance were incorporated in the PRC and are subject to PRC Enterprise Income Tax (“EIT”) on the taxable income in accordance with the relevant PRC income tax laws. On March 16, 2007, the National People’s Congress enacted a new enterprise income tax law, which took effect on January 1, 2008, and was amended on December 29, 2018. The law applies a uniform 25% enterprise income tax rate to both foreign invested enterprises and domestic enterprises. In the years ended October 31, 2019 and 2018, TYDW Technology and Hengbang Insurance were each recognized as small low-profit enterprise and received preferential income tax rate. HH Consulting is subject to a preferential income tax rate of 0% for a period of five years commencing June 2018, as it was incorporated in the Horgos Economic District, Xinjiang province.

Income taxes expense was $238,208 for the year ended October 31, 2019, as compared to $365,192 for the year ended October 31, 2018, a decrease of $126,984, or 34.8%. The decrease in income taxes expense was primarily attributable to decrease in taxable income generated by our operating entities.

Net Income

As a result of the factors described above, our net income was $175,787 for the year ended October 31, 2019, as compared to $1,121,438 for the year ended October 31, 2018, a decrease of $945,651, or 84.3%.

Net Income Attributable to Non-controlling Interest

On November 7, 2017, TRX ZJ sold a 0.2% equity interest in Hengbang Insurance to two third party individuals. As of October 31, 2019, these two individuals owned in the aggregate 0.2% of the equity interests of Hengbang, Insurance which is not under the Company’s control. The net income attributable to Non-controlling Interest was $0 and $9 for the years ended October 31, 2019 and 2018, respectively.

Net Income Attributable to TRX Ordinary Shareholders

The net income attributable to TRX ordinary shareholders was $175,787 or $0.04 per share (basic and diluted) for the year ended October 31, 2019, as compared with $1,121,429, or $0.22 per share (basic and diluted) for the year ended October 31, 2018, a decrease of $945,642 or 84.3%.

Foreign Currency Translation Adjustment

Our reporting currency is the U.S. dollar. The functional currency TRX and TRX HK, is the U.S. dollar and the functional currency of TRX BJ, TRX ZJ, NDB Technology, TYDW Technology, HH Consulting and Hengbang Insurance, is the Chinese Renminbi (“RMB”). The financial statements of our subsidiaries whose functional currency is the RMB are translated to U.S. dollars using period end rates of exchange for assets and liabilities, average rate of exchange for revenue and expenses and cash flows, and at historical exchange rates for equity. Net gains and losses resulting from foreign exchange transactions are included in the results of operations. As a result of foreign currency translations, which are a non-cash adjustment, we reported a foreign currency translation loss of $70,429 and $598,509 for the years ended October 31, 2019 and 2018, respectively. This non-cash loss had the effect of decreasing our reported comprehensive income.

Comprehensive Income

As a result of our foreign currency translation adjustment, we had comprehensive income of $105,358 and $522,929 for the years ended October 31, 2019 and 2018, respectively.

Comparison of Results of Operations for the Years Ended October 31, 2018 and 2017

The following table sets forth a summary of our consolidated results of operations for the years ended October 31, 2018 and 2017.

	Years Ended October 31,		Changes In
	2018	2017	Amount	Percentage
Revenue	$3,087,708	$1,531,223	$1,556,485	101.6%
Operating expenses:
Selling and marketing expenses	1,033,408	76,967	956,441	1242.7%
Compensation and related benefits	166,047	137,050	28,997	21.2%
Rent and related utilities	153,480	48,402	105,078	217.1%
Professional fees	86,289	110,621	(24,332)	(22.0)%
Other	189,267	42,371	146,896	346.7%

Total operating expenses	1,628,491	415,411	1,213,080	292.0%

Income from operations	1,459,217	1,115,812	343,405	30.8%

Other income, net	27,413	15,764	11,649	73.9%

Income before income taxes	1,486,630	1,131,576	355,054	31.4%

Income taxes	365,192	168,252	196,940	117.1%

Net income	1,121,438	963,324	158,114	16.4%

Foreign currency translation adjustment	(598,509)	19,241	(617,750)	(3,210.6)%

Comprehensive income	$522,929	$982,565	$(459,636)	(46.8)%

Revenue

Revenue for the year ended October 31, 2018 totaled $3,087,708, an increase of $1,556,485, or 101.6%, compared with $1,531,223 for the year ended October 31, 2017. This increase was primarily attributable to the growth of our business in China resulting from the increase in our sales professionals and the increase in our marketing activities. We launched aggressive advertising campaigns to attract new customers in used car dealer shops. We increased the number of our sales professionals to sell insurance products.

Operating Expenses

During the years ended October 31, 2018 and 2017, operating expenses included selling and marketing expenses, compensation and related benefits, rent and related utilities, professional fees, and other general and administrative expenses.

Selling And Marketing Expenses

Selling and marketing expenses amounted to $1,033,408 for the year ended October 31, 2018, as compared to $76,967 for the year ended October 31, 2017, an increase of $956,441, or 1,242.7%. Selling and marketing expenses as a percentage of revenue for the year ended October 31, 2018 increased to 33.5% from 5.0% for the year ended October 31, 2017. The significant increase was mainly attributable to:

●	The increase in our marketing activities;

●	The launch of aggressive advertising campaigns in used car dealer shops; and

●	The increase in the number of sales professionals to sell insurance products.

Advertising Expenses

Advertising expenses consist primarily of expenses associated with advertising campaigns in used car dealer shops. Advertising costs are expensed as incurred. Advertising expenses for the years ended October 31, 2018 and 2017 totaled $836,549 and $28,664, respectively.

Compensation And Related Benefits

Compensation and related benefits totaled $166,047 for the year ended October 31, 2018, as compared to $137,050 for the year ended October 31, 2017, an increase of $28,997 or 21.2%. The increase was primarily attributable to the increase in the number of employees. On May 9, 2018, we formed TRX ZJ’s Beijing Branch and hired additional employees to support its operation.

For the fiscal years ended October 31, 2018 and 2017, we did not incur nor were we required to pay any salary to our chief executive officer and chief financial officer. We expect to incur and pay our chief executive officer and chief financial officer annual salaries of $150,000 and $80,000, respectively, in the future, effective upon becoming a public reporting company in the United States. None of the executive officer salaries to be paid after we become a public reporting company in the United States will be for services rendered during fiscal year 2017 or 2018.

For the fiscal years ended October 31, 2018 and 2017, compensation and related benefits were for our employees only, which did not include the amount of commissions incurred and or paid to sales agents whom we have a contractual relationship with and are not our employees.

For the fiscal years ended October 31, 2018 and 2017, the average number of our employees was 13 and 11, respectively.

Rent and Related Utilities

Office rent and related utilities amounted to $153,480 for the year ended October 31, 2018, as compared to $48,402 for the year ended October 31, 2017, an increase of $105,078, or 217.1%. The increase was primarily attributable to the increase in our office space to our growing business demand. In July 2017, we rented more office space for our headquarters in Beijing commencing in July 2017 to satisfy our business demand. On November 22, 2017, we formed HH Consulting in Xinjiang province and rented an office space in Xinjiang. On May 9, 2018, we formed TRX BJ Branch and rented an office in Beijing.

Professional Fees

Professional fees amounted to $86,289 for the year ended October 31, 2018, as compared to $110,621 for the year ended October 31, 2017, a decrease of $24,332, or 22.0%. The decrease was mainly due to the decrease in use of professional services providers who assist management in operating and managing the Company.

Other General And Administrative Expenses

For the years ended October 31, 2018 and 2017, other general and administrative expenses consisted of the following:

	Year Ended	Year Ended
	October 31, 2018	October 31, 2017
Depreciation and amortization	$30,296	$10,944
Travel and entertainment	22,530	9,045
Office supplies and decorations	57,999	8,575
Others	78,442	13,807
	$189,267	$42,371

●	For the year ended October 31, 2018, depreciation and amortization increased by $19,352, or 176.8%, as compared to the year ended October 31, 2017. The increase was mainly due to increased amortization from our business software which we purchased and started amortizing in September 2017.

●	For the year ended October 31, 2018, travel and entertainment expenses increased by $13,485, or 149.1%, as compared to the year ended October 31, 2017. The increase was primarily due to increased business travel activities incurred and increased entertainment expenditure for the purpose of enhancing our corporate image.

●	For the year ended October 31, 2018, office supplies and decorations increased by $49,424, or 576.4%, as compared to the year ended October 31, 2017. The increase was mainly due to the increase in our office space and location resulting from our newly formed TRX BJ Branch and HH Consulting.

●	Other general and administrative expenses were primarily comprised of business meeting expenses, bank service charge, internet service fee and miscellaneous taxes. For the year ended October 31, 2018, other general and administrative expenses increased by $64,635, or 468.1%, as compared to the year ended October 31, 2017. The increase was mainly due to an increase in business meeting expenses of approximately $24,000 and an increase in other miscellaneous items of approximately $40,000.

Income from Operations

As a result of the foregoing, for the year ended October 31, 2018, income from operations amounted to $1,459,217, as compared to $1,115,812 for the year ended October 31, 2017, an increase of $343,405, or 30.8%.

Other Income (Expense)

Other income (expense) includes interest income from note receivable and bank deposits, bargain purchase gain, other miscellaneous income, and net of interest expense incurred from our third party and related party borrowings. Other income, net, totaled $27,413 for the year ended October 31, 2018, as compared to $15,764 for the year ended October 31, 2017, a change of $11,649, which was mainly attributable to an increase in interest income of approximately $7,000 and an increase in other miscellaneous income of approximately $30,000, offset by an increase in interest expense of approximately $23,000 and a decrease in bargain purchase gain of approximately $2,000.

Income Taxes

Our income tax expense is mainly attributable to our profitable VIE in China. TRX ZJ, NDB Technology, TYDW Technology, HH Consulting, and Hengbang Insurance were incorporated in the PRC and are subject to PRC Enterprise Income Tax (“EIT”) on the taxable income in accordance with the relevant PRC income tax laws. On March 16, 2007, the National People’s Congress enacted a new enterprise income tax law, which took effect on January 1, 2008, and was amended on December 29, 2018. The law applies a uniform 25% enterprise income tax rate to both foreign invested enterprises and domestic enterprises. In the years ended October 31, 2018 and 2017, TYDW Technology and Hengbang Insurance were each recognized as small low-profit enterprise and received a preferential income tax rate of 10%. HH Consulting is subject to a preferential income tax rate of 0% for a period of five years commencing June 2018, as it was incorporated in the Horgos Economic District, Xinjiang province.

Income taxes expense was $365,192 for the year ended October 31, 2018, as compared to $168,252 for the year ended October 31, 2017, an increase of $196,940, or 117.1%. The increase in income taxes expense was primarily attributable to (i) an increase in taxable income generated by our operating entities; and (ii) an increase in effective tax income taxes rate from 14.9% for the year ended October 31, 2017 to 24.6% for the year ended October 31, 2018 as a result of the effect of net operating loss carry-forwards in fiscal 2017.

Net Income

As a result of the factors described above, our net income was $1,121,438 for the year ended October 31, 2018, as compared to $963,324 for the year ended October 31, 2017, a change of $158,114, or 16.4%

Net Income Attributable to Non-controlling Interest

On November 7, 2017, TRX ZJ sold a 0.2% equity interest in Hengbang Insurance to two third party individuals. As of October 31, 2018, these two individuals owned in the aggregate 0.2% of the equity interests of Hengbang, Insurance which is not under the Company’s control. The net income attributable to Non-controlling Interest was $9 for the year ended October 31, 2018.

Net Income Attributable to TRX Ordinary Shareholders

The net income attributable to TRX ordinary shareholders was $1,121,429 or $0.22 per share (basic and diluted) for the year ended October 31, 2018, as compared with $963,324, or $0.19 per share (basic and diluted) for the year ended October 31, 2017, a change of $158,105 or 16.4%.

Foreign Currency Translation Adjustment

Our reporting currency is the U.S. dollar. The functional currency TRX and TRX HK, is the U.S. dollar and the functional currency of TRX BJ, TRX ZJ, NDB Technology, TYDW Technology, HH Consulting and Hengbang Insurance, is the Chinese Renminbi (“RMB”). The financial statements of our subsidiaries whose functional currency is the RMB are translated to U.S. dollars using period end rates of exchange for assets and liabilities, average rate of exchange for revenue and expenses and cash flows, and at historical exchange rates for equity. Net gains and losses resulting from foreign exchange transactions are included in the results of operations. As a result of foreign currency translations, which are a non-cash adjustment, we reported a foreign currency translation loss of $598,509 and a foreign currency translation gain of $19,241 for the years ended October 31, 2018 and 2017, respectively. This non-cash loss/gain had the effect of decreasing/increasing our reported comprehensive income.

Comprehensive Income

As a result of our foreign currency translation adjustment, we had comprehensive income of $522,929 and $982,565 for the years ended October 31, 2018 and 2017, respectively.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations and otherwise operate on an ongoing basis. At October 31, 2019 and 2018, we had cash, cash equivalents, and restricted cash of approximately $6,967,000 and $7,627,000, respectively. These funds are kept in financial institutions located in China.

Under applicable PRC regulations, foreign invested enterprises, or FIEs, in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a foreign invested enterprise in China is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until the cumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends.

In addition, a majority of our businesses and assets are denominated in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts. These currency exchange control procedures imposed by the PRC government authorities may restrict the ability of our PRC subsidiary to transfer its net assets to TRX through loans, advances or cash dividends.

The current PRC Enterprise Income Tax (“EIT”) Law and its implementing rules generally provide that a 10% withholding tax applies to China-sourced income derived by non-resident enterprises for PRC enterprise income tax purposes unless the jurisdiction of incorporation of such enterprises’ shareholder has a tax treaty with China that provides for a different withholding arrangement.

The following table sets forth a summary of changes in our working capital from October 31, 2018 to October 31, 2019:

	October 31,		Changes in
	2019	2018	Amount	Percentage
Working Capital:
Total current assets	$8,088,144	$8,453,259	$(365,115)	(4.3)%
Total current liabilities	790,607	1,268,040	(477,433)	(37.7)%
Working capital	$7,297,537	$7,185,219	$112,318	1.6%

Our working capital increased by $112,318 to $7,297,537 at October 31, 2019 from $7,185,219 at October 31, 2018. The increase in working capital was primarily attributable to an increase in prepaid expenses and other current assets of approximately $825,000, a decrease in third party and related party borrowings of approximately $373,000, and a decrease in insurance premiums payable of approximately $196,000, offset by a decrease in cash and cash equivalents of approximately $470,000, a decrease in restricted cash of approximately $191,000, a decrease in commissions receivable of approximately $92,000, and a decrease in due from related parties of approximately $442,000.

Because the exchange rate conversion is different for the consolidated balance sheets and the consolidated statements of cash flows, the changes in assets and liabilities reflected on the consolidated statements of cash flows are not necessarily identical with the comparable changes reflected on the consolidated balance sheets.

Cash Flows for the Year Ended October 31, 2019 Compared to the Year Ended October 31, 2018

The following summarizes the key components of our cash flows for the years ended October 31, 2019 and 2018:

	Years Ended October 31,
	2019	2018
Net cash provided by operating activities	$229,053	$1,374,546
Net cash provided by (used in) investing activities	37,006	(9,618)
Net cash (used in) provided by financing activities	(871,318)	6,486,594
Effect of exchange rate on cash, cash equivalents and restricted cash	(55,593)	(471,032)
Net (decrease) increase in cash, cash equivalents and restricted cash	$(660,852)	$7,380,490

Net cash flow provided by operating activities for the year ended October 31, 2019 was $229,053, which primarily reflected our net income of approximately $176,000, and the add-back of non-cash item consisting of depreciation and amortization of approximately $35,000, and the changes in operating assets and liabilities primarily consisting of a decrease in commission receivable of approximately $91,000, a decrease in due from related parties of approximately $448,000, an increase in accrued liabilities and other payables of approximately $41,000, and an increase in due to related parties of approximately $37,000, offset by an increase in prepaid expenses and other current assets of approximately $356,000, a decrease in insurance premiums payable of approximately $199,000, and a decrease in VAT and other taxes payable of approximately $56,000.

Net cash flow provided by operating activities for the year ended October 31, 2018 was $1,374,546, which primarily reflected our net income of approximately $1,121,000, and the add-back of non-cash item primarily consisting of depreciation and amortization of approximately $30,000, and the changes in operating assets and liabilities primarily consisting of an increase in insurance premiums payable of approximately $209,000, an increase in VAT and other taxes payable of approximately $214,000, an increase in accrued liabilities and other payables of approximately $120,000, and an increase in due to related parties of approximately $134,000, offset by an increase in commissions receivable of approximately $168,000, an increase in prepaid expenses and other current assets of approximately $67,000, and an increase in due from related parties of approximately $193,000.

Net cash flow provided by investing activities was $37,006 for the year ended October 31, 2019 as compared to net cash flow used in investing activities of $9,618 for the year ended October 31, 2018. During the year ended October 31, 2019, we received proceed from repayment of note receivable of approximately $232,000, offset by payment made for purchase of property and equipment of approximately $12,000, and payment made for purchase of intangible asset of approximately $183,000. During the year ended October 31, 2018, we made payment for purchase of property and equipment of approximately $10,000.

Net cash flow used in financing activities was $871,318 for the year ended October 31, 2019. During the year ended October 31, 2019, we made repayments for third party and related party borrowings of approximately $378,000, and made payments for deferred offering costs of approximately $494,000.

Net cash provided by financing activities was $6,486,594 for the year ended October 31, 2018. During the year ended October 31, 2018, we received proceeds from third party and related party borrowings of approximately $742,000 and received shareholders’ contribution of approximately $6,090,000 in funding our operations, offset by repayments made for third party and related party borrowings of approximately $345,000.

Cash Flows for the Year Ended October 31, 2018 Compared to the Year Ended October 31, 2017

The following summarizes the key components of our cash flows for the years ended October 31, 2018 and 2017:

	Year Ended October 31, 2018	Year Ended October 31, 2017
Net cash provided by operating activities	$1,374,546	$498,826
Net cash used in investing activities	(9,618)	(258,079)
Net cash provided by financing activities	6,486,594	-
Effect of exchange rate on cash, cash equivalents and restricted cash	(471,032)	3,013
Net increase in cash, cash equivalents and restricted cash	$7,380,490	$243,760

Net cash flow provided by operating activities for the year ended October 31, 2018 was $1,374,546, which primarily reflected our net income of approximately $1,121,000, and the add-back of non-cash item primarily consisting of depreciation and amortization of approximately $30,000, and the changes in operating assets and liabilities primarily consisting of an increase in insurance premiums payable of approximately $209,000, an increase in VAT and other taxes payable of approximately $214,000, an increase in accrued liabilities and other payables of approximately $120,000, and an increase in due to related parties of approximately $134,000, offset by an increase in commissions receivable of approximately $168,000, an increase in prepaid expenses and other current assets of approximately $67,000, and an increase in due from related parties of approximately $193,000.

Net cash flow provided by operating activities for the year ended October 31, 2017 was $498,826, which reflected our net income of approximately $963,000, and the add-back of non-cash item primarily consisting of depreciation and amortization of approximately $11,000, and the changes in operating assets and liabilities primarily consisting of an increase in VAT and other taxes payable of approximately $179,000, offset by an increase in commissions receivable of approximately $106,000, an increase in prepaid expenses and other current assets of approximately $44,000, an increase in due from related parties of approximately $267,000, and a decrease in due to related parties of approximately $245,000.

Net cash flow used in investing activities was $9,618 for the year ended October 31, 2018 as compared to $258,079 for the year ended October 31, 2017. During the year ended October 31, 2018, we made payment for purchase of property and equipment of approximately $10,000. During the year ended October 31, 2017, we made payment for purchase of intangible assets of approximately $41,000, and paid cash for business acquisition of approximately $232,000, offset by cash acquired on acquisition of business of approximately $15,000.

Net cash flow provided by financing activities was $6,486,594 for the year ended October 31, 2018. During the year ended October 31, 2018, we received proceeds from third party and related party borrowings of approximately $742,000 and received shareholders’ contribution of approximately $6,090,000 in funding our operations, offset by repayments made for third party and related party borrowings of approximately $345,000.

We did not incur any financing activity during the year ended October 31, 2017.

Our capital requirements for the next twelve months primarily relate to the development of business opportunities. In addition, we expect to use cash to pay fees related to professional services and pay taxes due. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

●	An increase in working capital requirements to finance our current business;

●	The use of capital for mergers, acquisitions, and the development of business opportunities;

●	Addition of personnel as the business grows; and

●	The cost of being a public company.

We have historically funded our capital expenditures through cash flow provided by operations and third party and related party borrowings. We believe that our current cash together with our cash flow from operations will be sufficient to meet our anticipated cash requirements for the next twelve months.

Contractual Obligations And Off-Balance Sheet Arrangements

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows. The following tables summarize our contractual obligations as of October 31, 2019, and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

		Payments Due by Period
Contractual Obligation:	Total	Less than 1 year	1-3 years	3-5 years	5+ years
Office leases commitment	$165,860	$124,687	$41,173	$-	$-
Total	$165,860	$124,687	$41,173	$-	$-

Off-balance Sheet Arrangements

Under SEC regulations, we are required to disclose off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, such as changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. An off-balance sheet arrangement means a transaction, agreement or contractual arrangement to which any entity that is not consolidated with us is a party, under which we have:

●	Any obligation under certain guarantee contracts.

●	Any retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to that entity for such assets,

●	Any obligation under a contract that would be accounted for as a derivative instrument, except that it is both indexed to our stock and classified in shareholder equity in our statement of financial position, and

●	Any obligation arising out of a material variable interest held by us in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to us, or engages in leasing, hedging or research and development services with us.

We do not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, and other contractual obligations. These transactions are recognized in our financial statements in accordance with generally accepted accounting principles in the United States.

Foreign Currency Exchange Rate Risk

Our operations are in China. Thus, our revenues and operating results may be impacted by exchange rate fluctuations between RMB and US dollars. For the years ended October 31, 2019, 2018 and 2017, we had unrealized foreign currency translation (loss)/gain of approximately ($70,000), ($599,000) and $19,000, respectively, because of changes in the exchange rate.

Inflation

The effect of inflation on our revenue and operating results was not significant.

INDUSTRY

General Factors Driving The Growth of The Chinese Insurance Industry

We believe that certain macroeconomic factors, such as the governmental policy that allows an open market and China’s rapid economic growth, have been and will continue to be the key driving forces behind the growth of the Chinese insurance industry since 1978, when the PRC government started economic reform and opening up the country to the outside world. The rapid economic growth of China has created substantial economic GDP growth in China. Based on the data from the National Bureau of Statistics of China, the Chinese economy had maintained a growth rate of around 10% for a long period until 2014, and then entered into an adjustment period accompanying with slower growth rate of at around 7.5% between 2014 and 2016, but the economy growth was back at around 10% in 2017 and 2018, but decreased to around 7.5% in 2019. The GDP growth led to the rapid accumulation of national wealth, which we believe provides a solid foundation for the further development of the insurance industry in China.

The growth rate of China’s insurance industry linked to GDP growth rate.

Source: the National Bureau of Statistics of China and CBIRC

Increase in Household Income

The continuous improvement of PRC residents’ income is the core factor driving the growth of the insurance industry in China. Along with the steady development of economy in China, the income and per capita disposable income of urban PRC residents have increased continuously. The growth of household wealth has increased consumption level as well as stimulated demand for insurance products. Therefore, demand for insurance products is being fueled by continued growth of household wealth.

Per capita disposable income of urban residents

Source: National Bureau of Statistics official website

Expansion of The PRC Middle-class

The number of PRC citizens considered middle-class, who have annual household incomes from $9,000 to $34,000, has risen rapidly. As the PRC residents’ income grows, China’s middle-class population and the number of high-net-worth individuals have been rising as well. Accenture’s report in 2016 cited data from Brookings Institution of the American Thinker, predicting that China’s middle-class population will rise from 157 million in 2009 to 557 million in 2020 and eventually reach 960 million in 2030. The Private Annual Wealth Report of China Merchants Bank published in 2017, indicates that the number of high-net-worth people in China exploded, with a 1900-fold increase over the past decade. In addition, the China Construction Bank and BCG’s joint report forecasts the number of high net worth individuals in China will grow at a compound rate of 8% in the next five years, reaching 2.41 million in 2023. In China, according to McKinsey, an individual needs an annual household income ranges from US$9,000 to US$34,000 (approximately RMB 60,000 to RMB 227,000) to be in the middle-class, and high-net-worth individuals refer to people who have a net wealth of at least RMB6 million (approximately $US1 million).

The number of middle-class in China (in 100 millions)	The number of high-net-worth in China (in 10,000s)

Source: Accenture (Grasp the Micro-moment, become the intelligent assistant of the new type consumers in 2015)	Source: BCG& CCB (China private bank in 2019)

In general, middle-class groups with higher academic qualifications and higher incomes are more inclined to purchase life insurance. Therefore, we expect that when a larger number of Chinese residents born after the 80s and 90s, gradually enter middle-class in the next ten years, the number of the core customers of Chinese life insurance will grow faster in the future to stimulate the demand of life insurance.

China’s college degree or above has grown rapidly (number is in 10,000s)	In the next 10 years, a large number of people born in the 80s-90s will enter to the middle-class (number is in 100 millions)

Source: China Statistical Yearbook in 2016	Source: China Statistical Yearbook in 2016

The Aging Trend of The Chinese Population

The insurance industry is not only closely related to the economic cycles but also inextricably linked to the demographic changes of a country. According to data published in 2019 by China Bureau of Statistics in 2019, in 2018, around 60.15% of the Chinese population are in the range from 25 to 64 years old, and around 11.94% of the Chinese population are over 65 years old. The proportion of the population over 65 years is expected to grow at the rate of 1.43% from 2017 to 2023, and reach 20% by the year 2023.

China’s increasing aging population has fueled the demand and promoted the development of certain insurance products, such as life insurance and endowment insurance products.

Favorable Regulatory Environment

At the 19th National Congress held in October 2017, General Secretary Xi declared that China has entered into a new era with prosperity, and insurance provides necessary protection against losses and uncertainties. The Fifth National Financial Work Conference, held on July 14, 2017, specifically confirmed the needs to promote the insurance industry for the risk management and protection it provides to the society. The State Council’s No.29 National Notice, dated August 10, 2014, confirms its goal to build an insurance industry that is compatible with China’s economic and social needs, reaching the national target of 5% in insurance penetration, or total premium as a percentage of GDP, and RMB 3,500 (approximately US$569) per person in insurance density, or per capita premium, by 2020. The 13th Five-Year-Plan of the CIRC also confirmed its commitment to continuously promote and support of various development plans of the industry.

The Chinese Insurance Industry

Size and Growth

According to National Bureau of Statistics of China in 2012, the total insurance premium generated by the insurance industry was RMB1,548.8 billion (approximately US$248.6 billion. Since then, China’s insurance premium income has risen steadily and the growth rate has increased year by year. By 2019, the Chinese insurance industry achieved a premium income of RMB4264.5 billion (approximately US$612 billion), which yielded a compound growth rate of 15.6% from 2012 to 2019. The 2018 World Insurance Industry Report released on March 6, 2019 by the Swiss Research Institute stated that in 2017, China’s insurance industry, measured by total premium income, was the second largest insurance market in world only behind the United States, accounting for 11.07% of the global market.

Insurance premium income and growth rate from 2007 to 2019 (in 100 million)

Source: CBIRC

In recent years, China's insurance industry has been experiencing accelerating growth. Insurance density, or per capita premium, and insurance penetration, or total premium as a percentage of GDP, are used to measure the level of insurance development for a country or a region. From the development trend in recent years, the penetration in China has not only increased year by year, but the annual growth rate of penetration is also accelerating. In 2011, insurance penetration rate in China was only 3.04%, while in 2019, it increased to 4.3%, with an average annual increase of 0.16%. It is worth noting that China is one of the countries with the fastest GDP growth in the world, and the significant increase in the insurance penetration rate in China is achieved along a high GDP growth rate, indicating that China's insurance industry is developing strongly and rapidly. Additionally, China's insurance density has also increased from RMB1047 (approximately US$166) in 2011 to RMB2724 (approximately US$406) in 2018, with an average annual growth rate of 22.88%.

China insurance density (yuan)	China insurance depth

Source: People's Bank of China Financial Consumption Rights Protection Bureau “the analysis report on financial inclusion indicators in China in 2018” dated October 2019	Source: People's Bank of China Financial Consumption Rights Protection Bureau “the analysis report on financial inclusion indicators in China in 2018” dated October 2019

However, compared with other developed nations, China’s insurance density and penetration rate are relatively low. In 2017, the United States, the world's largest insurance country, had an insurance density of US$4,174, and an insurance penetration rate of 7.3%. In contrast, China, the world's second largest insurance country, had an insurance density of US$337, and an insurance penetration rate of 4.42% for the same period. There is still a huge gap between China and other developed countries in terms of insurance density and penetration. For example, Hong Kong had an insurance density of $7,697 and penetration of 17.60% in 2017.

Insurance density and depth in the us, Chinese mainland Hong Kong, China in 2017

Source: Swiss Re sigma 2017

Competitive Landscape

According to data from the China Insurance Association, as of 2018, a few insurance companies dominate the overall Chinese insurance industry: 70% of China’s property insurance market share was owned by four insurance companies: People’s Insurance of China, Ping An Insurance, China Pacific Insurance and China Life Insurance; and 65% of China's life insurance market share was owned by seven insurance companies: China Life Insurance, Ping An Life Insurance and Taibao Life Insurance, Huaxia Life Insurance, Xinhua Insurance, Taiping Life Insurance and Taikang Life Insurances.. However, in recent years, following the changes in regulatory policies, the rise of Internet e-insurance and the relaxation in governmental policy towards foreign investments, a large number of small and medium-sized insurance companies, both domestic and foreign-invested, have entered and are expected to enter the Chinese insurance market.

Distribution Channels

Large insurance companies in the PRC have relied primarily on individual sales agents and direct sales force to sell their products. The individual sales agents are not employees of the insurance companies. They generally enter into exclusive agency contracts with one insurance company and market and sell insurance products on behalf of that insurance company. As a result of increased competition in recent years, many insurance companies have gradually expanded their distribution channels to include (1) ancillary-business insurance agencies such as commercial banks and postal offices, and (2) professional insurance intermediaries such as insurance agencies and insurance brokers. Moreover, some newly established insurance companies have chosen to focus on product development and rely primarily on insurance agencies and brokers to distribute their products. Additionally, since 2010, the Chinese Banking Regulatory Commission has promulgated a number of policies to support the development of professional insurance intermediaries. Accordingly, we believe the separation of production and sales is a major trend in the development of China's insurance industry.

Most small and medium-sized insurance companies do not have a distribution network as the large insurance companies have, and in the past years, one of the channels these smaller insurance companies used to distribute life insurance products was through bancassurance, which is an arrangement between a bank and an insurance company allowing the insurance company to sell its products to the bank's client base. In 2016, the CIRC started pushing for the transformation of the life insurance industry in order to combat the practice of distributing wealth management products through bancassurance. This has led to a large number of small and medium-sized insurance companies seeking new distribution channels for their life insurance products, mostly through services provided by independent insurance intermediaries.

Insurance Intermediaries in The PRC

Overview

Under the CIRC’s classification, insurance intermediaries in the PRC are classified into the following three types:

●	professional insurance intermediaries, which refer to independent insurance agencies, brokers and insurance claims adjusting companies;

●	ancillary-business insurance agencies, which refer to entities that distribute insurance products as an ancillary business, such as commercial banks, postal offices, automobile dealerships, airlines and railroad companies; and

●	insurance salespersons, which refer to individual sales agents who have signed agency contracts with insurance companies to sell insurance products on behalf of the insurance companies.

Professional Insurance Intermediaries

There are three types of professional insurance intermediaries in the PRC: insurance agencies, insurance brokers and insurance claims adjusting companies. Insurance agencies are entities that have obtained an insurance agency license from the CIRC and engage in the sale of insurance products for, and within the authorization of, insurance companies. Insurance brokers are entities that have obtained an insurance broker license from the CIRC and generally act on behalf the insurance applicants in seeking insurance coverage from insurance companies. Some insurance brokers also engage in reinsurance brokering and act on behalf of insurance companies in their dealings with reinsurance companies. Insurance adjusting firms are entities that have been approved by the CIRC to engage in insurance adjusting activities such as the assessment, survey, authentication and loss estimation.

As of the end of 2018, the number of professional insurance intermediary firms in China was over 2,600, including five insurance intermediary group companies, 1,790 insurance agencies, 499 insurance brokers, and 353 insurance claims adjusting companies.

Number of Chinese professional insurance intermediaries in 2010-2018

Source: website of CIRC

China’s professional insurance intermediaries are still at their early stage of development in terms of capital, business income, technology and service capabilities, and the collective market share of professional insurance intermediaries is still very small compared to the market share of the other distribution channels.

The proportion of premium income from various intermediary channels

Source: 2018 China insurance yearbook

We believe that there are substantial further growth opportunities in the professional insurance intermediary sector for the following reasons:

1.	Chinese insurance industry as a whole has significant growth potential. As described earlier, we believe that the general factors driving the growth of the Chinese insurance industry as a whole, such as continued economic growth, the resulting wealth creation and changing demographics, will drive continued growth of the Chinese insurance industry. We expect that the insurance intermediary sector will benefit from the overall growth of the Chinese insurance industry.

2.	Consumer demand will drive the growth of the professional insurance intermediary sector. As Chinese consumers become more sophisticated, some will want to compare insurance products and services from different insurance companies before making a purchase decision. Moreover, the proliferation of insurance products offered by an increasing number of insurance companies will cause some consumers to seek independent professional advice. Professional insurance intermediaries that offer insurance products from multiple insurance companies and equipped with well-trained sales personnel, extensive distribution channel and strong brand image are in a unique position to meet these consumer demands.

3.	Competition among insurance companies will force expansion of distribution channels. As the number of PRC insurance companies has increased, competition has intensified. We believe that insurance companies will increasingly partner with professional insurance intermediaries with effective distribution networks in order to increase sales. Moreover, competition may also force some large insurance companies to focus on their core competencies such as product development, underwriting and investment management and outsource part of their distribution functions to insurance intermediaries.

4.	The favorable regulatory environment will benefit professional insurance intermediaries. The overall regulatory environment favors the continuous development and growth of the insurance industry.

BUSINESS

Overview

We are an insurance broker operating in China through our VIE, TRX ZJ, and its PRC subsidiaries. We distribute a wide range of insurance products, which are categorized into two major groups: (1) property and casualty insurance, such as automobile insurance, commercial property insurance, liability insurance; and (2) life insurance, such as individual life insurance and group life insurance. We act on behalf of our customers seeking insurance coverage from insurance companies and take pride in our premium customer service.

As an insurance broker, we do not assume underwriting risks. Instead, we distribute insurance products underwritten by insurance companies operating in China to our individual or institutional customers. We are compensated for our services by commissions paid by insurance companies, typically based on a percentage of the premium paid by the insured. Commission and fee rates generally depend on the type of insurance products, the particular insurance company and the region in which the products are sold. As of the date of this prospectus, we have relationships with over 40 insurance companies in the PRC, and therefore are able to offer a variety of insurance products to our customers. For the fiscal year ended October 31, 2019, 80.3% of our total commissions were attributed to our top five insurance company partners, and four companies each accounted for more than 10% of our total commissions: PICC Beijing Branch, China United Life Insurance Co. Ltd. Beijing Branch, Sunshine Property Insurance Co. Ltd.’s Hangzhou Branch and Ping An Property Insurance of China Incorporated Company’s Beijing Branch, accounted for 23.8%, 21.9%, 18.8% and 12.1%, respectively, of our total commissions. For the fiscal year ended October 31, 2018, 63% of our total commissions were attributed to our top five insurance company partners, and two companies each accounted for more than 10% of our total commissions: Sunshine Property Insurance Co. Ltd. Hangzhou Branch and Ping An Property Insurance of China Incorporated Company Zhejiang Branch, accounted for 32% and 13.9%, respectively, of our total commissions. For the fiscal year ended October 31, 2017, 95.6% of our total commissions were attributed to our top five insurance company partners, and one company, Sunshine Property Insurance Co. Ltd Hangzhou Branch, accounted for more than 10%, or 80.7%, of our total commissions.

China’s independent insurance intermediary market is experiencing rapid growth due to increasing demands for insurance products by the Chinese population. We intend to grow our company by aggressively recruiting talents to join our professional team and sales force, expanding our distribution network through opening more local branches in a number of selective major cities throughout China, and offering premium products and services, such as our new Institutional Risk Management Services and Internet insurance distribution platform, Needbao, both designed to achieve superior customer satisfaction. Our goal is to grow from having eight branches located in the cities of Xi'an, Qingdao, and Beijing, Changsha, Wuhan, Taiyuan, Nanjing and Chongqing, as of the date of this prospectus, to having about twelve branches throughout the PRC by the end of 2020, to eventually become a leading national insurance intermediary company.

Our business has grown substantially after Ruibo (Wealth) Beijing Investment Management Ltd (“RB Wealth”), a company controlled by our CEO, Mr. Zhe Wang, acquired TRX ZJ and installed a new management team in May 2016. On April 20, 2017, TRX ZJ was acquired by WDZG, another company controlled by our CEO, Mr. Zhe Wang. The number of our branches increased from zero in 2016 to eight as of the date of this prospectus. The number of our customers has also grown substantially: from three institutional customers in 2016 to 1,182 in the year ended October 31, 2019; and from no individual customers in 2016 to 5997 in the year ended October 31, 2019.

Revenue for the year ended October 31, 2017 totaled $1,531,223, an increase of $1,529,973, compared with $1,250 for the year ended October 31, 2016; and revenue for the year ended October 31, 2018 totaled $3,087,708, an increase of $1,556,485, or 101.6%, compared with $1,531,223 for the year ended October 31, 2017. For the year ended October 31, 2019, due to the authorities’ stricter regulations on the automobile insurance market that resulted in reductions in insurance premiums and fees, see “regulations – Notices on Regulations of Moto Vehicle Insurance in 2018 and 2019,” our revenue decreased by $1,085,491, or 35.2%, to $2,002,217, compared with $3,087,708 for the year ended October 31, 2018. In order to reduce risks and maintain growth, we have been implementing business strategies to reduce our concentration on automobile insurance and shift our focus on other insurance products since 2018. As a result, for the year ended October 31, 2019, our revenues generated from liability insurance, life insurance, accidental injury insurance and health insurance increased to $321,692, $449,108, $203,587 and $86,043, which amounted to an increase of 21.93%, 187.22%, 74.31%, and 59.32% compared to $263,827, $156,366, $116,797, and $54,006, respectively, for the year ended October 31, 2018.

Furthermore, we continually seek opportunities to offer new and premium services and products to our customers. In December 2018, we started offering Institutional Risk Management Services, a product that complements our existing insurance products, to our institutional customers. Additionally, beginning in June 2019, we started to distribute a limited number of insurance products on our new internet distribution platform, Needbao (http://needbao.tianrx.com).

The following table illustrates the breakdown of our total revenues by insurance products in the fiscal years ended October 31, 2019, 2018, and 2017.

	For the Year		For the Year		For the Year
	Ended October 31, 2019		Ended October 31, 2018		Ended October 31, 2017
		Percentage of		Percentage of		Percentage of
	Revenue	Total Revenue	Revenue	Total Revenue	Revenue	Total Revenue
Property and Casualty Insurance
Automobile Insurance
Supplemental	$728,257	36.4%	$2,004,712	65.0%	$1,060,741	69.3%
mandatory	90,534	4.5%	153,769	5.0%	26,494	1.7%
Commercial Property Insurance	113,702	5.7%	306,920	9.9%	90,117	5.9%
Liability Insurance	321,692	16.1%	263,827	8.5%	65,058	4.2%
Life Insurance	449,108	22.4%	156,366	5.1%	180,044	11.8%
Accidental Injury Insurance	203,587	10.2%	116,797	3.8%	55,892	3.7%
Health Insurance	86,043	4.3%	54,006	1.7%	18,464	1.2%
Others	9,294	0.4%	31,311	1.0%	34,413	2.2%
Total	$2,002,217	100.0%	$3,087,708	100.0%	$1,531,223	100.0%

Corporate History And Structure

On January 18, 2010, our variable interest entity, TRX ZJ (formerly named “Anbisheng”) was formed as a limited company pursuant to PRC law. We operate our insurance brokerage services through TRX ZJ and its subsidiaries in China.

On May 30, 2016, RB Wealth, a company controlled by Mr. Zhe Wang, our chairman and CEO, acquired TRX ZJ.

On September 14, 2016, WDZG Consulting was formed as a limited company pursuant to PRC law and was controlled by Mr. Zhe Wang, who is also a 64.97% beneficial owner of WDZG Consulting.

On April 20, 2017, through a reorganization, RB Wealth transferred 100% of TRX ZJ to WDZG Consulting, which became the sole shareholder of TRX ZJ.

TRX ZJ established three wholly-owned subsidiaries, NDB Technology on December 1, 2016, TYDW Technology on December 12, 2016, and HH Consulting on November 22, 2017;

On March 16, 2017, TRX ZJ completed the acquisition of 100% of the equity interest of Hengbang Insurance, an insurance assessment services provider, for RMB 1,600,000 (approximately $232,000). Hengbang Insurance provided various insurance assessment services to its clients in China prior to the acquisition, but has had no operations after the acquisition.

On November 7, 2017, TRX ZJ sold a 0.2% equity interest in Hengbang Insurance, for RMB3,200 (approximately $483.2) to two unrelated third-party individuals.

TRX ZJ established, in addition to its Hangzhou headquarter, eight branch offices in 2018 and 2019: TRX BJ Branch on May 9, 2018, TRX QD Branch on July 11, 2018, TRX SX Branch on August 1, 2018, TRX HN Branch on July 19, 2019, TRX HB Branch on September 23, 2019, TRX Shanxi Branch on September 25, 2019, and TRX CQ Branch on September 26, 2019, and TRX JS Branch on November 5, 2019.

On March 5, 2019, we established a holding company, TRX, under the laws of the Cayman Islands. TRX owns 100% of TRX HK, a Hong Kong Company incorporated on March 20, 2019.

On April 30, 2019, WFOE, or TRX BJ, was formed as a wholly foreign owned enterprise pursuant to PRC law. TRX HK holds 100% of the equity interests in WFOE.

Pursuant to PRC law, each entity formed under PRC law must have a business scope as submitted to the Administration of Industry and Commerce or its local counterpart. Depending on the particular business scopes, approval by the relevant competent regulatory agencies may be required prior to commencement of business operations. WFOE’s business scope is to primarily engage in brokerage and trade consulting; software development; basic software services; application software services; computer system services; data processing, etc. Since the sole business of WFOE is to provide TRX ZJ with technical support, consulting services and other management services relating to its day-to-day business operations and management in exchange for a service fee approximately equal to TRX ZJ’s net income after the deduction of the required PRC statutory reserve, such business scope is appropriate under PRC law. TRX ZJ, on the other hand, is also able to, pursuant to its business scope, provide insurance brokerage service. TRX ZJ is approved by the CIRC to engage in insurance brokerage services.

We control TRX ZJ through contractual arrangements, which are described under “Business — Contractual Arrangements between WFOE and TRX ZJ.”

The following chart illustrates our corporate structure, including our principal subsidiaries, as of the date of this prospectus and upon completion of this offering based on 3,000,000 Class A Ordinary Shares being offered. The Pre-IPO% are calculated based on the 5,000,000 Ordinary Shares outstanding as of the date of this prospectus, and the Post-IPO% are calculated based on the 8,000,000 Ordinary Shares outstanding immediately upon the completion of this offering, including 6,750,000 Class A Ordinary Shares and 1,250,000 Class B Ordinary Shares. For more detail on our corporate history please refer to “Business - Corporate History and Structure” and “Principal Shareholders”.

Contractual Arrangements Between WFOE And TRX ZJ

Neither we nor our subsidiaries own any equity interest in TRX ZJ. Instead, we control and receive the economic benefits of TRX ZJ’s business operation through a series of contractual arrangements. WFOE, TRX ZJ, and TRX ZJ’s sole shareholder, WDZG Consulting (“the TRX ZJ Shareholder”), entered into a series of contractual arrangements, also known as VIE Agreements, on May 20, 2019. The VIE Agreements are designed to provide WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of TRX ZJ, including absolute control rights and the rights to the assets, property and revenue of TRX ZJ.

According to the Exclusive Business Cooperation and Service Agreement, TRX ZJ is obligated to pay service fees to WFOE approximately equal to the net income of TRX ZJ after deduction of the required PRC statutory reserve.

Each of the VIE Agreements is described in detail below:

Exclusive Business Cooperation And Service Agreement

Pursuant to the Exclusive Business Cooperation and Service Agreement between TRX ZJ and WFOE, WFOE provides TRX ZJ with technical support, consulting services, intellectual services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, TRX ZJ granted an irrevocable and exclusive option to WFOE to purchase from TRX ZJ, any or all of its assets at the lowest purchase price permitted under PRC laws. Should WFOE exercise such option, the parties shall enter into a separate asset transfer or similar agreement. For services rendered to TRX ZJ by WFOE under this agreement, WFOE is entitled to collect a service fee calculated based on the time of services rendered multiplied by the corresponding rate, the plus amount of the services fees or ratio decided by the board of directors of WFOE based on the value of services rendered by WFOE and the actual income of TRX ZJ from time to time, which is approximately equal to the net income of TRX ZJ after deduction of the required PRC statutory reserve.

The Exclusive Business Cooperation and Service Agreement shall remain in effect for twenty years, and can only be terminated earlier if one of the parties defaults or enters into liquidation process (either voluntary or compulsory), or is prohibited to conduct business by the governmental authority liquidated. WFOE is entitled to renew the agreement by providing a written notice to TRX ZJ.

The CEO of WFOE, Mr. Wang, who is also the CEO of TRX ZJ, is currently managing TRX ZJ pursuant to the terms of the Exclusive Business Cooperation and Service Agreement. WFOE has absolute authority relating to the management of TRX ZJ, including but not limited to decisions with regard to expenses, salary raises and bonuses, hiring, firing and other operational functions. Upon establishment of the Company’s audit committee at the consummation of this offering, the Company’s audit committee will be required to review and approve in advance any related party transactions, including transactions involving WFOE or TRX ZJ.

Equity Interest Pledge Agreement

Under the Equity Interest Pledge Agreement between WFOE, TRX ZJ and the TRX ZJ Shareholder, the TRX ZJ Shareholder pledged all of its equity interests in TRX ZJ to WFOE to guarantee the performance of TRX ZJ’s obligations under the Exclusive Business Cooperation and Service Agreement. Under the terms of the Equity Pledge Agreement, in the event that TRX ZJ or the TRX ZJ Shareholder breaches its respective contractual obligations under the Exclusive Business Cooperation and Service Agreement, WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. The TRX ZJ Shareholder also agreed that upon occurrence of any event of default, as set forth in the Equity Pledge Agreement, WFOE is entitled to dispose of the pledged equity interest in accordance with applicable PRC laws. The TRX ZJ Shareholder further agreed not to dispose of the pledged equity interests or take any actions that would prejudice WFOE’s interest.

The Equity Interest Pledge Agreement is effective until all payments due under the Exclusive Business Cooperation and Service Agreement have been paid by TRX ZJ. WFOE shall cancel or terminate the Equity Interest Pledge Agreement upon TRX ZJ’s full payment of the fees payable under the Exclusive Business Cooperation and Service Agreement.

The purposes of the Equity Interest Pledge Agreement are to (1) guarantee the performance of TRX ZJ’s obligations under the Exclusive Business Cooperation and Service Agreement, (2) make sure the TRX ZJ Shareholder does not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice WFOE’s interests without WFOE’s prior written consent, and (3) provide WFOE control over TRX ZJ. In the event TRX ZJ breaches its contractual obligations under the Exclusive Business Cooperation and Service Agreement , WFOE will be entitled to foreclose on the TRX ZJ Shareholder’ equity interests in TRX ZJ and may (1) exercise its option to purchase or designate third parties to purchase part or all of their equity interests in TRX ZJ and WFOE may terminate the VIE Agreements after acquisition of all equity interests in TRX ZJ or form a new VIE structure with the third parties designated by WFOE; or (2) dispose of the pledged equity interests and be paid in priority out of proceed from the disposal in which case the VIE structure will be terminated.

Share Disposal And Exclusive Option to Purchase Agreement

Under the Share Disposal And Exclusive Option to Purchase Agreement, the TRX ZJ Shareholder irrevocably granted WFOE (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of its equity interests in TRX ZJ. The option price is equal to the capital paid in by the TRX ZJ Shareholder subject to any appraisal or restrictions required by applicable PRC laws and regulations. As of the date of this prospectus, if WFOE exercised such option, the total option price that would be paid to all of the TRX ZJ Shareholder would be RMB 1, or the lowest amount allowed by law. The option purchase price shall increase in case the TRX ZJ Shareholder makes additional capital contributions to TRX ZJ, including when the registered capital is increased upon TRX ZJ receiving the proceeds from our initial public offering.

Under the Share Disposal And Exclusive Option to Purchase Agreement, WFOE may at any time under any circumstances, purchase, or have its designee purchase, at its discretion, to the extent permitted under PRC law, all or part of the TRX ZJ Shareholder’ equity interests in TRX ZJ. The Share Disposal and Exclusive Option to Purchase Agreement, together with the Equity Pledge Agreement, Exclusive Business Cooperation and Service Agreement, and the Proxy Agreement, enable WFOE to exercise effective control over TRX ZJ.

The Share Disposal and Exclusive Option to Purchase Agreement remains effective for a term of 20 years, can only be terminated if one party defaults, and may be renewed at WFOE’s election.

Proxy Agreement

Under the Proxy Agreement, the TRX ZJ Shareholder authorized WFOE to act on its behalf as its exclusive agent and attorney with respect to all rights as shareholder, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights, including voting, that shareholders are entitled to under PRC laws and the articles of association of TRX ZJ, including but not limited to the sale or transfer or pledge or disposition of shares in part or in whole; and (c) designating and appointing on behalf of shareholders the legal representative, the executive director, supervisor, the chief executive officer and other senior management members of TRX ZJ.

The term of the Proxy Agreement is the same as the term of the Share Disposal and Exclusive Option to Purchase Agreement. The Proxy Agreement is irrevocable and continuously valid from the date of execution of the Proxy Agreement, so long as the TRX ZJ Shareholder is the shareholder of Company.

Our Strengths

We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

●	Premium Customer Service Experience. We believe providing superior customer services to our existing and potential customers is the most important aspect of our business in terms of brand building and product differentiation. We have designed our services to provide personalized customer service throughout the whole process of purchasing insurance, and includes the following: in-depth customer needs analysis; product and plan customization; product evaluation and selection; and claim settlement related assistance.

●	Dynamic Product Offerings. China's independent insurance intermediary companies generally focus on either life insurance or property insurance, but our strategy has always been to focus on both life insurance and property insurance in order to provide better services to our customers. We have a proven track record of expanding our product offerings. Currently, we distribute 57 property and casualty insurance products and 131 life insurance products from more than 40 insurance companies in China. Starting in June 2019, we started offering a limited number of insurance products on our online insurance center, Needbao (http://needbao.tianrx.com); and in December 2018, we started to provide comprehensive risk management services, a new product designed to serve our institutional customers. We believe our ability to offer a dynamic mix of products and services makes us an attractive distributor for our insurance company partners, and enables us to provide quality service to our customers.

●	Experienced Management Team. Our CEO has more than five years of experiences serving as a senior executive in the financial industry, our CFO has over 10 year of experience serving as a financial director or audit manager, and other core members of our management team have on average over five years of experience in the insurance industry and are familiar with the insurance intermediary industry in China and the related regulatory environment. Our CEO, Mr. Zhe Wang has led us to our current position. In addition, we are always recruiting experienced insurance professionals to join our management team and providing training to our managerial staff, who support our senior management in expanding our operations. Three of our senior executives hold equity interests in our company, which helps align their interests with those of our shareholders.

●	Dedicated Sales Professionals. Most sales personnel of insurance brokers in China are independent agents compensated by commissions only. We adopted a new business practice to make a selected group of sales personnel salaried employees. If a sales agent proves to us that he or she is committed to and capable of adding value to our sales force, then we make an offer to the agent to join our sales team as a permanent employee. In exchange for a small increase in additional overhead expenditure, we receive the benefit of having a dedicated sales force that is loyal to the Company. Compared to our competitors’ sales force, we believe our agents and employees are more professional and capable of providing higher quality services to our customers. As of March 31, 2020, we have 220 sales professionals, of which 22 are permanent employees.

●	Strong Commitment to Rigorous Training And Development. Given the rapid development of new insurance products and the heavy reliance on face-to-face sales efforts in China’s insurance industry, we believe that our strong in-house training program, which covers both product knowledge and sales skills, gives us a competitive edge over the other professional insurance intermediaries and helps us retain our sales force and improve our sales. Our subsidiary, HH Consulting, is focused on providing training to our management and sales force. Our training also emphasizes inculcating in our sales professionals our corporate culture of customer service and commitment to high ethical standards. All of our sales professionals must attend a one-week orientation program when they join and weekly training sessions thereafter.

Our Strategy

Our goal is to become a leading independent insurance intermediary in China and further develop our distribution network to a national level. To achieve this goal, we intend to capitalize on the growth potential of China’s insurance industry and insurance intermediary sector, leverage our competitive strengths and pursue the following strategy:

Further Expand Into The Fast-Growing Life-Insurance Sector While Continuing to Grow Our Property And Casualty Business. According to the CIRC, the life insurance sector has grown at a faster pace than the rest of China’s insurance industry in recent years. In addition, life insurance products that require periodic premium payments can generate sustained revenue over an extended period of time. In order to take advantage of the significant growth potential of China’s life issuance market and generate recurring income, we intend to devote significant resources to growing this business line. We intend to actively recruit sales and marketing professionals to help us increase sales of life insurance products, both within our existing geographic markets and in the regions we intend to enter in the future. We also intend to improve the productivity of individual sales professionals through rigorous training. In addition, we plan on leveraging our existing customer base to cross-sell life insurance products to our non-life insurance customers. Meanwhile, we intend to continue to grow our property and casualty insurance business as we expand our distribution network.

Further Expand Our Distribution Network Through Opening New Branches in Selective Chinese Cities. The professional insurance intermediary sector in China is still developing and we believe we need to expand our distribution network to reach untapped customer bases and grow our business. We intend to grow our distribution network by opening new local branches in selective Chinese cities that have the potential of generating large premium in sales. In February 2018, we increased our registered capital to 50 million RMB, meeting the regulatory requirements for setting up local branches across the country. We intend to open more branches, recruit and hire more sales agents and support professionals to join our sale team. We believe that expanding our distribution network will help us generate more business and grow our sales.

Further Expand Our Distribution Channels by Selling Insurance Products on Our Website. In China, insurance products traditionally have been sold primarily through face-to-face sales efforts by individual salespersons, but the recent advancement in technology has opened up new channels to distribute insurance products on the Internet to reach a much wider customer base. In December 2016 we officially established our subsidiary NDB Technology, for the purpose of developing and building an automated Internet insurance distribution platform that supports Needbao. In June 2019, we opened our Internet Insurance Center, Needbao, where customers can evaluate and purchase insurance products, as well as receiving customer services. Currently, we are only offering a small selection of insurance products online, and as of March, 2020, we had 637 registered members on Needbao, and generated premium income in the amount of RMB 35,123.01 (approximately US$5,095.76) on Needbao. We are in the process of preparing a marketing plan promoting Needbao, which we expect will become a major distribution channel of our insurance products and bring additional sales revenues in the coming years.

Continue to Strengthen Our Relationships With Leading Insurance Companies. We currently establish and maintain most of our business relationships with insurance companies at a local level with local branches of these insurance companies. As we plan to expand our distribution network through new branches expected to be opened in 2020 and 2021, we believe that opportunities exist for us to develop and establish relationships with additional local branches of insurance companies in those cities where we plan to establish such new branches. If we are able to increase our sales volumes in the future, we hope to obtain favorable commission rates and exclusive rights to distribute high-margin products or collaborate with our insurance company partners to custom-develop products to suit the needs of our prospective customers.

Expand Our Product And Service Offerings to Meet Customer Needs. As the PRC insurance market constantly evolves around the changing needs of consumers, we believe it is necessary for us to continuously expand our product and service offerings in order to attract new customers and remain competitive. Beginning in December 2018, we started offering a new product, Risk Management Services, to institutional customers. Based on the risk characteristics of each institution, we conduct an in-depth analysis of the risks that may exist in the operations of such institution, which we then use to develop a specific risk management and risk transfer plan. We entered into three service contracts in fiscal year 2019, and all of these contracts have been completed as of the date of this prospectus. Additionally, as competition among insurance companies in China intensifies, some insurance companies have started to outsource their claim settlement functions to insurance claims adjusting companies. We intend to take advantage of this new trend by adding insurance adjustment to our portfolio of service offerings in the near future.

Products And Services

We market and sell two broad categories of insurance products: (1) property and casualty insurance products, and (2) life insurance products, both focused on meeting the insurance needs of institutions and individuals. The insurance products we sell are underwritten by over forty insurance companies in China.

Property And Casualty Insurance Products

Our main property and casualty insurance product is automobile insurance. In addition, we also offer individual accidental insurance, commercial property insurance, and liability insurance products. Commissions from property and casualty insurance products accounted for 81.1%, 88.4%, and 62.6% of our total commission and fee revenue for the fiscal years ended on October 31, 2017, 2018, and 2019, respectively. The property and casualty insurance products we distribute, which are primarily underwritten by PICC Property and Casualty Co. Ltd., Ping An Property Insurance of China Co., Ltd., and Sunshine property insurance co. LTD, can be further classified into the following categories:

●	Automobile Insurance. We distribute both mandatory automobile insurance policies, which are required by law, and supplemental policies, which are optional. Supplemental policies is our main automobile insurance product, which accounts for 69.27%, 64.93%, and 36.4% of revenue we generated for the fiscal years ended on October 31, 2017 , 2018, and 2019, respectively. The standard automobile insurance policies we sell generally have a term of one year and cover damages caused to the insured vehicle by collision and other traffic accidents, falling or flying objects, fire, explosion and natural disasters. We also sell standard third party liability insurance policies, which cover bodily injury and property damage caused by an accident involving an insured vehicle to a person not in the insured vehicle. Our customers are mainly buyers for institutional group insurance as well as some individuals.

●	Individual Accident Insurance. The individual accident insurance products we distribute generally provide a guaranteed benefit in the event of death or disability of the insured as a result of an accident, or a reimbursement of medical expenses to the insured in connection with an accident, during the coverage period, which usually is one year or shorter. These products typically require only a single premium payment for each coverage period.

●	Commercial Property Insurance. The commercial property insurance products we distribute include basic, comprehensive and all risk policies. Basic commercial property insurance policies generally cover damage to the insured property caused by fire, explosion and thunder and lightning. Comprehensive commercial property insurance policies generally cover damage to the insured property caused by fire, explosion and certain natural disasters. Our customers include more than 1100 institutions, ranging from small start-ups to established major corporations, such as Beijing Fudeli Enterprise Management Service Co. Ltd., Jiangxi Pengsheng Construction Engineering Co. Ltd., Mingxian Financial Leasing (Shanghai) Co., Ltd., and Panda (Shenzhen) New Energy Co., Ltd., etc.

●	Liability Insurance. The liability insurance products we distribute are primarily product liability and employer’s liability insurance products. These products generally cover losses to third parties due to the misconduct or negligence of the insured party but exclude losses due to fraud or the willful misconduct of the insured party.

Life Insurance Products

Life insurance is a major component of China's insurance market. According to the CBIRC, life insurance accounted for 53.4% of the insurance market in terms of premium income in 2019. We began offering life insurance products in December 2016 with a focus on individual life products with periodic payment schedules. In fiscal year 2017, 2018, and 2019, commissions generated from life insurance products accounted for 11.76%,5.06%, and 22.4%, respectively, of our total commission and fee revenue. The life insurance products we distribute can be broadly classified into various categories, as set forth below. Due to constant product innovation by insurance companies, some of the insurance products we distribute combine features of one or more of the following categories:

●	Individual Whole Life Insurance. The individual whole life insurance products we distribute provide insurance for the insured person’s entire life in exchange for the periodic payment of fixed premiums over a pre-determined period, generally ranging from five to 30 years, or until the insured reaches a certain age. The face amount of the policy or, for some policies, the face amount plus accumulated interests, is paid upon the death of the insured.

●	Individual Term Life Insurance. The individual term life insurance products we distribute provide insurance for the insured for a specified time period or until the attainment of a certain age, in return for the periodic payment of fixed premiums over a pre-determined period, generally ranging from five to 20 years. Term life insurance policies generally expire without value if the insured survives the coverage period.

●	Group Life Insurance. We distribute several group life insurance products, including group health insurance. These group products generally have a policy period of one year and require a single premium payment.

●	Individual Endowment Life Insurance. The individual endowment products we distribute generally provide maturity benefits if the insured reaches specified age, and provide, to a beneficiary designated by the insured, guaranteed benefits upon the death of the insured within the coverage period.

Due to China's rapidly aging population, high national savings rate, sustained economic development, rising household income, strong support from government policies and regulations, and enhanced risk protection awareness, we expect that China's life insurance sector will experience faster growth than the other insurance sectors, and plan to allocate greater resources to develop our life insurance business. At the same time, due to fierce competition in the auto insurance market, we will gradually reduce resources on auto insurance business.

New Service And Product

As a part of our growth strategy, in order to expand our distribution channel and create new revenue sources, we (1) have started offering our institutional customers Institutional Risk Management Service in December 2018; and (2) started to distribute insurance products and provide customer service on our new Internet distribution platform, Needbao (http://needbao.tianrx.com), an online insurance center, in June 2019.

●	Institutional Risk Management Services. There are risks involved in the operation of any company, which could result in serious losses and damages. To effectively manage risks, a company may adopt a risk transfer mechanism designed to protect such institution against unpredictable risk losses through a small amount of fixed operating cost. Beginning in December 2018, we started to provide risk management services to institutional customers. Based on risk characteristics of our institutional customer, we conduct an in-depth analysis of the risks that may exist in the operation of the company, which we then use as the basis to develop a specific risk management and transfer plan for the company. Our services are designed to enhance clients satisfaction by providing effective and efficient risk management solutions, including comprehensive risk assessment, insurance plan proposal, enterprise risk trainings and lectures, claims service, employee benefits consultation, public relations services, annual meeting planning, etc. As of the date of this prospectus, we have entered into service contracts with three institutional customers and generated revenues in the amount of RMB 450,000 (approximately US$66,865) in the aggregate. We expect this new service will become one of our important future revenue sources.

●	Needbao: Online Insurance Center. Technology-enabled insurance service has become one of the core competitiveness of insurance companies and insurance intermediary companies. According to Tencent's 2018 Internet Insurance Annual Report, there are about 802 million Internet users in China, 222 million, or 27.7%, of which have purchased insurances on the Internet. This indicates that the domestic Internet insurance market is already established, while still allowing room for development.

In December 2016, we officially established our online insurance division by creating a wholly-owned-subsidiary, NDB Technology, which also provides information management and technical development for our insurance brokerage business. The main purpose of NDB Technology is to realize one of our main growth strategy, which is opening our online insurance center, Needbao, through which we envision of being able to reach millions of Chinese Internet users, which represents a tremendous base of potential customers for the insurance products we distribute. In addition to distributing insurance products on Needbao, we would also be able to leverage our resources both online and offline, provide real time 24-7 customer service to our existing and potential customers and better align our performance with our slogan “Let our superior service bring warmth to your life”.

In June 2019, we started offering a limited number of insurance products on Needbao, and as of March, 2020, we had 637 registered members on Needbao, and have generated premium income in the amount of RMB35,123.01 (approximately US$5,095.76 ) on Needbao. As we continuously improve the functionality and usability of Needbao, we expect to realize our vision of integrating our online insurance center with existing offline resources and distribution channels, and grow Needbao into a leading Internet insurance distribution and service platform in China.

Distribution Network and Marketing

We have built a distribution network that, as of March 31, 2020 consists of 220 sales professionals, and eight branch offices in eight Chinese major cities in eight districts: Chongqing municipality, Taiyuan city of Shanxi province, Wuhan city of Hubei province, Changsha city of Hunan province, Xi 'an city of Shaanxi province, Qingdao city of Shandong province, Nanjing city of Jiangsu province, and Beijing municipality. In June 2019, we started operating Needbao (http://needbao.tianrx.com), our online insurance center, which helps us expanding our distribution network by reaching potential customers on the Internet.

We use three main approaches to market and promote our products and services.

●	Offline Outlets

The main function of our local branches is to distribute insurance products in local markets, relying on the sales professionals in the eight branches. To expand our distributing network, in February 2018, we increased our registered capital to 50 million RMB, meeting the regulatory requirements for setting up local branches across the country. Since then, we have opened branches in Wuhan, Chongqing, Taiyuan, Changsha, Xi 'an, Qingdao and Nanjing. As of the date of this prospectus, we plan to open four new branches in Hebei, Henan, Shangdong and Anhui by the end of 2020. At the same time, we intend to recruit more sales professionals who will help us develop local sales network, which we hope will greatly improve the performance of our life insurance business. However, as there are uncertainties relating to establishing insurance brokerage branches in the PRC, we cannot guarantee that any of our planned new branches will be opened on time or ever will. See “Risk Factor - We may not be successful in implementing important new strategic initiatives, which may have an adverse impact on our business and financial results.”

●	Online Platform

We place targeted online advertisements on our promotional partners’ Internet platforms to promote our products and services to potential customers. Our partners are strategically selected based on their industries and propensity of generating insurance customers. As of the date of this prospectus, our cooperating partners include Uflying Ltd. and Zhongmingzaixian Technology Co., Ltd. We also work with industry associations and financial institutions to place advertisements on their online platforms, in order to acquire more institutional customers.

●	Cross-industry Cooperation

In 2018, we started collaborating with non-insurance-service companies to acquire new customers for the insurance products we distribute. Our cross-industry marketing partners are in various lines of businesses, including financial services, media, and car manufacturing and sales, etc. Through their business activities we generate sales leads for insurance products. For example, the main customers of our commercial property and liability insurances are institutions, and we market these products by participating in cultural and community events organized by media companies, where we have opportunities to meet potential customers. We also use other channels such as sponsoring salons and conferences organized by professional and business organizations to introduce insurance products to institutional customers. For example, to promote our commercial automobile insurance products, we cooperate with car manufacturers and dealers such as Panda New Energy Vehicle and Beijing Ruihaocheng Trading Co., Ltd. (an authorized dealer of Mazda Motor), who introduce our automobile insurance products to their customers who just purchased new vehicles. We pay service fees and provide sponsorships of promotional events to our promotional partners. For the fiscal year ended October 31, 2018, we generated automobile insurance commissions from our cooperation with car manufacturers and dealers in the amount of RMB424,059 (approximately $60,840), or 3% of our total automobile insurance commissions. For the fiscal year ended October 31, 2019, we generated automobile insurance commissions from our cooperation with car manufacturers and dealers in the amount of RMB1,135,757 (approximately $ 164,779), or 20% of our total automobile insurance commissions.

Customers

We sell automobile insurance to both individual and institutional customers, and individual accident insurance primarily to individual customers. We sell commercial property insurance and liability insurance to institutional customers. Customers for the life insurance products we distribute are primarily individuals under 50 years of age. For the years ended October 31, 2017, 2018 and 2019, no single customer accounted for more than 4% of our revenues.

For the past three years, as a result of the expansion of our business, the number of our customers has grown substantially. From 2016 to October 2019, the number of our institutional customers grew from three to 1,182 and the number of our individual customers grew from nil to 5,997. As of February 2020, we added 607 individual customers and 106 institutional customers. By providing premium customer services to our customers, we strive to build a loyal customer base that generates referral and cross-selling opportunities, and that become returning customers, i.e. a customer who purchases more than one product from us. The number of our returning customers was 2,106, 8,445 and 4,507, which amounts to a reinsurance rate of 82.59%, 87.38% and 62.78% for fiscal years 2017, 2018 and 2019, respectively.

Collaboration With Insurance Companies

As of the date of this prospectus, we have established cooperation relationships with over 40 insurance companies in the PRC, by entering into a cooperating agreement, pursuant to which we are authorized to market and distribute certain insurance products of those companies to our customers. These agreements establish, among other things, the scope of our authority, the pricing of the insurance products we distribute and our commission rates. These contracts typically have a term of one to three years. In the Chinese insurance market, local branches of insurance companies generally have the authority to enter into contracts in their own names with insurance intermediaries. Historically, we have entered into and maintained cooperating relationships with insurance companies at the local level and have entered into different contracts with different local branches of the same insurance company that are located within their respective regions.

For the fiscal year ended October 31, 2019, 23.8% of our total commissions were attributed to PICC Beijing Branch. Our agreement with PICC Beijing Branch is effective from October 27, 2016 to December 27, 2021, and authorizes us to distribute various insurance products including property loss insurance, motor vehicle insurance, liability insurance, in the geographic area within the PRC. Commission rates for motor vehicle insurance products range from 4% to 25%, and other policies are negotiated on per policy basis.

For the fiscal year ended October 31, 2019, 21.9% of our total commissions were attributed to China United Life Insurance Co., Ltd. Beijing Branch. Our agreement with China United Life Insurance Co., Ltd. Beijing Branch was entered into on October 24, 2017, has a term of three years, and authorizes us to distribute various life insurance products in the geographic area within the PRC. Commission rates for life insurance products range from 2% to 100%.

For the fiscal year ended October 31, 2019, 18.8% of our total commissions were attributed to Sunshine Property Insurance Co. Ltd, Hangzhou Branch. Our agreement with Sunshine Property Insurance Co. Ltd. Hangzhou Branch was entered into on January 1, 2017, and was subsequently renewed to be effective until December 27, 2021. The agreement authorizes us to distribute various insurance products including property loss insurance, motor vehicle insurance, liability insurance, in the geographic area within the PRC. Commission rates for insurance products range from 4% to 30%, and other policies are negotiated on a per policy basis.

For fiscal year ended October 31, 2019, 12.1% of our total commissions were attributed to Ping An Property Insurance Co., Ltd. Beijing Branch, our agreement with whom was entered into on December 15, 2016, has an indefinite term and is effective as long as we hold a valid insurance broker license), and authorizes us to distribute motor vehicle insurance. Commission rates for motor vehicle insurance range from 4% to 20%, with other policies negotiated on a per policy basis. Our agreement with Ping An Property Insurance Co., Ltd. Beijing Branch allows us to distribute insurance products remotely in all geographic areas within the PRC.

For fiscal year ended October 31, 2019, 3.7% of our total commissions were attributed to Zhong An Online Property Insurance Co., Ltd., our agreement with whom was entered into on November 1, 2016, has a term of three years and is effective as long as we hold a valid insurance broker license, and authorizes us to distribute various insurance products. The commission rates range from 10% to 65%. Our agreement with Zhong An Online Property Insurance Co., Ltd. allows us to distribute insurance products remotely in all geographic areas within the PRC.

For the year ended October 31, 2019, our top five insurance company partners are as follows:

	Insurance Company Name	Commissions	Percentage of Total Commissions
1	PICC Property and Casualty Company Limited, Beijing Branch	$476,103	23.8%
2	China United Life Insurance Co., Ltd. Beijing Branch	$439,118	21.9%
3	Sunshine Property Insurance Co., Ltd. Hangzhou Branch	$377,262	18.8%
4	Ping An Property Insurance Co., Ltd. Beijing Branch	$243,113	12.1%
5	Zhong An Online Property Insurance Co., Ltd.	$71,660	3.7%
	Total	$1,607,256	80.3%

For the fiscal year ended October 31, 2018, our top five insurance company partners were as follows:

	Insurance Company Name	Commissions	Percentage of Total Commissions
1	Sunshine Property Insurance Co. Ltd, Hangzhou Branch	$988,281	32.0%
2	Ping An Property Insurance of China Incorporated Company, Zhejiang Branch	$427,651	13.9%
3	PICC Property and Casualty Company Limited, Beijing Branch	$245,483	8.0%
4	Ping An property insurance of China Co. Ltd, Beijing Branch	$141,445	4.6%
5	PICC Property and Casualty Company Limited, Dongguan Branch	$136,817	4.4%
	Total	$1,939,677	62.9%

For the year ended October 31, 2017, our top five insurance company partners were as follows:

	Insurance Company Name	Commissions	Percentage of Total Commissions
1	Sunshine Property Insurance Co. Ltd, Hangzhou Branch	$1,236,093	80.7%
2	Sunshine Life Insurance Co. Ltd, Zhejiang Branch	$103,366	6.8%
3	PICC Property and Casualty Company Limited, Beijing Branch	$48,054	3.1%
4	Xintai Life Insurance Co. Ltd, Zhejiang Branch	$38,640	2.5%
5	Taikang Life Insurance Co. Ltd, Zhejiang Branch	$38,022	2.5%
	Total	$1,464,175	95.6%

Employees And Sales Agents

We had 47 employees as of March 31, 2020. We had 36, 23 and 10 employees as of October 31, 2019, 2018, and 2017, respectively. The following table sets forth the number of our employees by function as of March 31, 2020:

	Number of Employees	% of Total
Management and administrative staff	8	17.02
Financial and accounting staff	5	10.64
Sales and marketing staff	31	65.96
Other	3	6.38

Total	47	100.00

As of March 31, 2020, in addition to 22 sales agents as our permanent employees, we had contractual relationships with 220 sales agents. These sales agents are not our employees and are only compensated via commissions on sales. For the sale of each property and casualty insurance policy or life insurance policy with a single premium payment schedule, we pay the sales agent who has generated the sale a single commission based on a percentage of the commission and fee we receive from the insurance company for the sale of that policy. For the sale of each life insurance policy with a periodic premium payment schedule, we pay the sales agent who has generated the sale periodic commissions based on a percentage of the commissions we receive from the insurance company for the sale and renewal of that policy, up to the first five years of the premium payment period, and retain all commissions we continue to receive from insurance companies for the rest of the premium payment period.

Competition

A number of industry players are involved in the distribution of insurance products in the PRC. We compete for customers on the basis of product offerings, customer services and reputation. Our principal competitors include:

●	Professional insurance intermediaries. The professional insurance intermediary sector in China is still in the developing stage, accounting for about 12% of the total insurance premiums generated in China in 2018, according to CIRC. The first professional insurance intermediary in China appeared in 1999. As of the end of 2018, the number of insurance intermediaries in China was 2,647, of which approximately 67% were insurance agencies, who represents insurance companies, approximately 19% were insurance brokers, who represents customers who purchase insurance products, and the rest were insurance adjustment companies. In recent years, governmental supervision and regulation of the industry has become stricter, and obtaining the required operating license to distribute insurance products in China is becoming more difficult, increasing the barrier of entry into this industry. With increasing consolidation expected in the insurance intermediary sector in the coming years, we expect competition within this sector to intensify.

●	Insurance companies. We compete against insurance companies that rely on their own sales force to distribute their products. Historically in China, large insurance companies have used both in-house sales force and exclusive sales agents to distribute their own products. We believe that we can compete effectively with insurance companies because we focus only on distribution and are able to offer our customers a broader range of insurance products underwritten by multiple insurance companies.

●	Other business entities. In China, some business entities may distribute insurance products as an ancillary business; primarily commercial banks, postal offices, car dealers, and hospitals. However, the insurance products distributed by these entities are usually confined to those related to their main lines of business, such as endowment and annuity life insurance products by commercial banks. We believe that we can compete effectively with these business entities because we offer our customers a broader variety of products and professional services.

According to the China Insurance Yearbook issued by the China Insurance Regulatory Commission in 2018, in 2017, there were three insurance brokers with annual income exceeding RMB 1 billion, 44 exceeding RMB 100 million, and 135 exceeding RMB 20 million..

For our current business, the professional insurance intermediaries that compete directly with us in the Chinese market include Jiangtai Insurance Broker Co., Ltd., Fanhua Insurance Sales and Service Group Co., Ltd., Marsh & McLennan Companies, Inc., Aon Corporation and Willis Group Holdings Limited. Although the above companies have operated for a longer period of time than us, with more market shares and greater brand influence, we believe that our entrepreneurial attitude and smaller size, as well as our customer service, enable us to better respond and adapt to fast changing insurance market conditions compared to the larger competitors.

Seasonality

Our income is subject to both quarterly and annual fluctuations as a result of the seasonality of our business, the timing of policy renewals and the net effect of new and lost business as follows:

●	For property and casualty insurance, property and casualty insurance companies, under pressure to meet their annual sales targets, would increase their sales efforts during the fourth quarter of a year by, for example, offering more incentives for insurance intermediaries to increase sales. As a result, income derived from property and casualty insurance products for the fourth quarter of a year is generally the highest among all four quarters. Business activities, including buying and selling insurance, usually slow down during the Chinese New Year festivities, which occur during the first quarter of each year. As a result, income derived from property and casualty insurance products for the first quarter of a year has generally been the lowest among all four quarters.

●	For life insurance, much of the sales activities of life insurance companies occur during the first quarter of a year while business activities slowdown in the fourth quarter of a year as life insurance companies focus on the preparation for the jumpstart sales season by launching new products, making marketing plans and organizing training. During the sales season in the first quarter, life insurance companies will offer incentives that are more attractive to insurance intermediaries and sales agents to boost sales. Accordingly, income derived from life insurance business is generally the highest in the first quarter of a year and the lowest in the fourth quarter of a year.

Intellectual Property

Our brand, trade names, trademarks, trade secrets and other intellectual property rights distinguish our business platform, services and products from those of our competitors and contribute to our competitive advantage in the professional insurance intermediary sector. To protect our intellectual property, we rely on a combination of trademark, copyright and trade secret laws as well as confidentiality agreements with our employees, sales agents, contractors and others. We have completed registration of trademarks for each of “TRX” and “Needbao” in two categories in China. We also own one website: www.tianrx.com.

Facilities

Our headquarter is located at 21A Jingyuan Art Center, 3 Guangqu Road, Chaoyang District, Beijing 100124, where we lease approximately 92 square meters of office space. Our other offices and branches lease approximately1,515.18 square meters of office space. In 2017, 2018, and 2019, our total rental expenses were RMB321,594 (US$47,267), RMB 939,053 (US$ 142,972), and RMB1,310,751.6(US$ 190,168), respectively.

Legal Proceedings

From time to time, we are involved in litigation or other legal proceedings incidental to our business. However, we do not believe that our business or operations would be materially and adversely affected by any pending litigation or other pending legal proceeding in which we are involved.

REGULATION

This section sets forth a summary of the principal PRC laws and regulations relevant to our business and operations in China.

Regulations of The Insurance Industry

The insurance industry in the PRC is highly regulated. Between 1998 and March 2018, CIRC was the regulatory authority responsible for the supervision of the Chinese insurance industry. In March 2018, the CBIRC, was established as the result of the merger between CIRC and CBRC, replacing CIRC as the regulatory authority for the supervision of the Chinese insurance industry. Insurance activities undertaken within the PRC are primarily governed by the Insurance Law and the related rules and regulations.

Initial Development of Regulatory Framework

The Chinese Insurance Law was enacted in 1995. The original insurance law, which we refer to as the 1995 Insurance Law, provided the initial framework for regulating the domestic insurance industry. Among the steps taken under the 1995 Insurance Law were the following:

●	Licensing of insurance companies and insurance intermediaries, such as agencies and brokers. The 1995 Insurance Law established requirements for minimum registered capital levels, form of organization, qualification of senior management and adequacy of the information systems for insurance companies and insurance agencies and brokers.

●	Separation of property and casualty insurance businesses and life insurance businesses. The 1995 Insurance Law classified insurance between property, casualty, liability and credit insurance businesses, on the one hand, and life, accident and health insurance businesses on the other, and prohibited insurance companies from engaging in both types of businesses.

●	Regulation of market conduct by participants. The 1995 Insurance Law prohibited fraudulent and other unlawful conduct by insurance companies, agencies and brokers.

●	Substantive regulation of insurance products. The 1995 Insurance Law gave insurance regulators the authority to approve the basic policy terms and premium rates for major insurance products.

●	Financial condition and performance of insurance companies. The 1995 Insurance Law established reserve and solvency standards for insurance companies, imposed restrictions on investment powers and established mandatory reinsurance requirements, and put in place a reporting regime to facilitate monitoring by insurance regulators.

●	Supervisory and enforcement powers of the principal regulatory authority. The principal regulatory authority, then the PBOC, was given broad powers under the 1995 Insurance Law to regulate the insurance industry.

Establishment of The CIRC and 2002 Amendments to The Insurance Law

China’s insurance regulatory regime was further strengthened with the establishment of the CIRC in 1998. The CIRC was given the mandate to implement reform in the insurance industry, minimize insolvency risk for Chinese insurers and promote the development of the insurance market.

The 1995 Insurance Law was amended in 2002 and the amended insurance law, which we refer to as the 2002 Insurance Law, became effective on January 1, 2003. The major amendments to the 1995 Insurance Law include:

●	Authorizing the CIRC to be the insurance supervisory and regulatory body nationwide. The 2002 Insurance Law expressly grants the CIRC the authority to supervise and administer the insurance industry nationwide.

●	Expanding the permitted scope of business of property and casualty insurers. Under the 2002 Insurance Law, property and casualty insurance companies may engage in the short-term health insurance and accident insurance businesses upon the CIRC’s approval.

●	Providing additional guidelines for the relationship between insurance companies and insurance agents. The 2002 Insurance Law requires an insurance company to enter into an agent agreement with each insurance agent that will act as an agent for that insurance company. The agent agreement sets forth the rights and obligations of the parties to the agreement as well as other matters pursuant to law. An insurance company is responsible for the acts of its agents when the acts are within the scope authorized by the insurance company.

●	Relaxing restrictions on the use of funds by insurance companies. Under the 2002 Insurance Law, an insurance company may use its funds to make equity investments in insurance-related enterprises, such as asset management companies.

●	Allowing greater freedom for insurance companies to develop insurance products. The 2002 Insurance Law allowed insurance companies to set their own policy terms and premium rates, subject to the approval of, or a filing with, the CIRC.

2009 Amendments to The Insurance Law

The 2002 Insurance Law was amended again in 2009 and the amended insurance law, which we refer to as the 2009 Insurance Law, became effective on October 1, 2009. The major amendments to the 2009 Insurance Law include:

●	Strengthening protection of the insured’s interests. The 2009 Insurance Law added a variety of clauses such as incontestable clause, abstained and estoppels clause, common disaster clause and amending immunity clause, claims-settlement prescription clause, reasons for claims rejection and contract modification clause.

●	Strengthening supervision on the qualification of the shareholders of the insurance companies and setting forth specific qualification requirements for the major shareholders, directors, supervisors and senior managers of insurance companies.

●	Expanding the business scope of insurers and further relaxing restriction on the use of fund by insurers.

●	Strengthening supervision on solvency of insurers with stricter measures.

●	Tightening regulations governing the administration of insurance intermediary companies, especially those relating to behaviors of insurance agents.

According to the 2009 Insurance Law, the minimum registered capital required to establish an insurance agency or insurance broker as a company must comply with the PRC Company Law. The registered capital or the capital contribution of insurance agencies or insurance brokers must be paid-up capital in cash. The 2009 Insurance Law also sets forth some specific qualification requirements for insurance agency and brokerage practitioners. The senior managers of insurance agencies or insurance brokers must meet specific qualification requirements, and their appointments are subject to approval of the CIRC. Personnel of an insurance agency or insurance broker engaging in the sales of insurance products must meet the qualification requirements set by the CIRC and obtain a qualification certificate issued by the CIRC. Under the 2009 Insurance Law, the parties to an insurance transaction may engage insurance adjusting firms or other independent appraisal firms that are established in accordance with applicable laws, or persons who possess the requisite professional expertise, to conduct assessment and adjustment of the insured subject matters. Additionally, the 2009 Insurance Law specifies additional legal obligations for insurance agencies and brokers.

2014 Amendments to The Insurance Law

The 2002 Insurance Law was amended again in 2014 and the amended insurance law, which we refer to as the 2014 Insurance Law, became effective on August 31, 2014. The major amendments of the 2014 Insurance Law include:

●	Relaxing restrictions on actuaries. The 2014 Insurance Law no longer requires Insurance companies shall employ actuaries recognized by the insurance regulatory authority under the State Council. However, an insurance company shall also engage professionals, and establish an actuarial reporting system and a compliance reporting system as before.

2015 Amendments to The Insurance Law

The 2014 Insurance Law was amended again in 2015 and the amended insurance law, which we refer to as the 2015 Insurance Law, became effective on April 24, 2015. The major amendments of the 2015 Insurance Law include:

●	Eliminating the requirement for an insurance agent or broker to obtain a qualification certificate issued by the CIRC before providing any insurance agency or brokerage services.

●	Relaxing the requirement for the establishment or other significant corporate events of an insurance agency or brokerage firm. For example, an insurance agency or brokerage firm is allowed to apply for a business permit from the CIRC and a business license from the local AIC simultaneously under the 2015 Insurance Law, while an insurance agency or brokerage firm had to apply for and receive a business permit issued by the CIRC before it could apply for a business license from and register with the relevant local AIC under the 2014 Insurance Law. Prior approval by the CIRC is no longer required for the divesture or mergers of insurance agencies or brokerage firms, the change of their organizational form, or the establishment or winding-up of a branch by an insurance agency or brokerage firm.

The CIRC And The CBIRC

The CBIRC, which was formed by the merger of China Banking Regulatory Commission (“CBRC”) and CIRC in March, 2018, inherits the authority of CIRC, has extensive authority to supervise insurance companies and insurance intermediaries operating in the PRC, including the power to:

●	promulgate regulations applicable to the Chinese insurance industry;

●	investigate insurance companies and insurance intermediaries;

●	establish investment regulations;

●	approve policy terms and premium rates for certain insurance products;

●	set the standards for measuring the financial soundness of insurance companies and insurance intermediaries;

●	require insurance companies and insurance intermediaries to submit reports concerning their business operations and condition of assets;

●	order the suspension of all or part of an insurance company or an insurance intermediary’s business;

●	approve the establishment, change and dissolution of an insurance company, an insurance intermediary or their branches;

●	review and approve the appointment of senior managers of an insurance company, an insurance intermediary or their branches; and

●	punish insurance companies or intermediaries for improper behaviors or misconducts.

Regulation of Insurance Brokers

The principal regulation governing insurance brokers is the Provisions on the Supervision and Administration of Insurance Brokers, or the POSAIB, promulgated by the CIRC on February 1, 2018 and effective May 1, 2018, replacing the Provisions on the Supervision of Insurance Brokers issued on September 25, 2009, as amended on April 27, 2013 and October 19, 2015, and the Measures on the Supervision and Administration of Insurance Brokers and Insurance Claims Adjustors issued by the CIRC on January 6, 2013.

The term of “insurance broker” refers to an entity which, representing the interests of insurance applicants, acts as an intermediary between insurance applicants and insurance companies for entering into insurance contracts, and collects commissions for the provision of such brokering services. The term of “insurance brokerage practitioner” refers to a person affiliated with an insurance broker who drafts insurance application proposals or handle the insurance application formalities for insurance applicants or the insured or assists insurance applicants or the insured in claiming compensation or who provides clients with disaster or loss prevention or risk assessment or management consulting services or engages in reinsurance broker, among others.

To engage in insurance brokerage business within the territory of the PRC, an insurance broker shall satisfy the requirements prescribed by the CIRC and obtain an insurance brokerage business permit issued by the CIRC, after obtaining a business license. An insurance broker may take any of the following forms: (i) a limited liability company; or (ii) a joint stock limited company.

The minimum registered capital of an insurance broker company whose business area is not limited to the province in which it is registered is RMB50 million while the minimum registered capital of an insurance broker whose business area is limited to its place of registration is RMB10 million.

The name of an insurance broker shall include the words “insurance brokerage.” An insurance broker must register the information of its affiliated insurance brokerage practitioners with the IISIS. One person can only be registered with the IISIS through one insurance broker.

An insurance broker may conduct the following insurance brokering businesses:

●	making insurance proposals, selecting insurance companies and handling the insurance application procedures for the insurance applicants;

●	assisting the insured or the beneficiary to claim compensation;

●	reinsurance brokering business;

●	providing consulting services to clients with respect to disaster and damage prevention, risk assessment and risk management; and

●	other business activities approved by the CIRC.

An insurance broker shall submit a written report to the CIRC through the IISIS and make public disclosure within five days from the date of occurrence of any of the following matters: (i) change of name, domicile or business premises; (ii) change of shareholders, registered capital or form of organization; (iii) change of names of shareholders or capital contributions; (iv) amendment to the articles of association; (v) equity investment, establishment of offshore insurance related entities or non-operational organizations; (vi) division, merger and dissolution or termination of insurance brokering business activities of its branches; (vii) change of the primary person in charge of its branches other than provincial branches; (viii) being a subject of administrative or criminal penalties, or under investigation for suspected involvement in any violation of law or a crime; and (x) other reportable events prescribed by the CIRC.

Insurance broker and its practitioners are not allowed to sell non-insurance financial products, except for those products approved by relevant financial regulatory institutions and the insurance broker and its practitioners shall obtain relevant qualification in order to sell non-insurance related financial products that meets regulatory requirements.

Personnel of an insurance broker and its branches who engage in any of the insurance brokering businesses described above must comply with the qualification requirements prescribed by the CIRC. The senior managers of an insurance broker must meet specific qualification requirements set forth in the POSAIB.

We have obtained necessary approval and licenses from the relevant PRC regulatory entities to operate our insurance brokerage business. In February 2018, we increased our registered capital to 50 million RMB, meeting the regulatory requirements for setting up local branches across the country.

Regulation of Insurance Brokerage Practitioners

The principal regulation governing insurance brokerage practitioners is the Provisions on the Supervision and Administration of Insurance Brokers, or the POSAIB, promulgated by the CIRC on February 1, 2018 and effective May 1, 2018, replacing the Measures for the Supervision and Administration of Insurance Brokerage Parishioners and Insurance Assessment Practitioners, which was issued by the CIRC on January 6, 2013 and effective on July 1, 2013. Under this regulation, insurance brokerage practitioners shall have the professional ability required for engaging in insurance brokerage business. Insurance brokers shall, in accordance with the relevant provisions, obtain registrations with the CIRC for their insurance brokerage practitioners, who can only obtain his or her registration through one insurance broker.

Content Related to Insurance Industry in The Legal Documents of China’s Accession to The WTO

According to the Circular of the CIRC on Distributing the Content Related to Insurance Industry in the Legal Documents of China’s Accession to the World Trade Organization, or WTO, for the life insurance sector, within three years of China’s accession to the WTO on December 11, 2001, geographical restrictions were to be lifted, equity joint venture companies allowed to provide health insurance, group insurance, and pension/annuity services to Chinese citizens and foreign citizens, and for there to be no other restrictions except those on the proportion of foreign investment (no more than 50%) and establishment conditions. For the non-life insurance sector, within three years of China’s accession, the geographical restrictions were to be lifted and no restrictions allowed other than establishment conditions. For the insurance brokerage sector, within five years of China’s accession, the establishment of wholly foreign-funded subsidiary companies was to be allowed, and no restriction other than establishment conditions and restrictions on business scope.

Regulations on Internet Insurance

The principal regulation governing the operation of internet insurance business is the Interim Measures for the Supervision of the Internet Insurance Business, or Interim Measures, promulgated by the CIRC on July 22, 2015 and effective on October 1, 2015. Under the Interim Measures, the term of “internet insurance business” refers to the business of concluding insurance contracts and providing insurance services by insurance institutions through self-operated internet platforms, third-party internet platforms or other methods using the internet and mobile communication and other technologies. Insurance institutions include insurance companies and professional insurance intermediary companies that are established and registered in accordance with applicable laws and regulations and with the approval of the CIRC. Professional insurance intermediaries refer to professional insurance agencies, insurance brokerage firms and insurance claims adjusting firms that can operate in the areas not limited to the provinces where they are registered. Third party internet platforms refer to internet platforms other than those self-operated by insurance institutions which provide auxiliary services related to internet technology support to insurance institutions for their internet insurance business activities. Any third party internet platform that intends to directly engage in the internet insurance business such as underwriting of insurance policies, settlement of claims, cancellation of insurance policies, handling customers’ complaints and providing other customer services shall apply and obtain relevant qualifications from the CIRC before engaging in internet insurance business.

Both self-operated internet platforms and third party internet platforms, through which insurance institutions conduct internet insurance business, shall meet certain requirements such as obtaining ICP licenses or making ICP filing and maintaining sound internet operation system and information security system. Our operating entity, TRX ZJ, has made the required ICP filing with the relevant government agency.

Insurance institutions shall carefully evaluate their own risk management and control capacity and customer service capacity, and rationally determine and choose insurance products and the scope of sales activities suitable for internet operations. The Interim Measures permit insurance companies to sell certain type of products online in regions outside their registered business areas, which include: (i) personal accident insurance, term life insurance and general whole life insurance; (ii) individual homeowner insurance, liability insurance, credit insurance and guarantee insurance; (iii) property insurance business for which the whole service process services from sales and underwriting of insurance policies to the settlement of claims can be performed independently and completely through the internet; and (iv) other insurance products specified by the CIRC. The Interim Measures also specifies requirements on disclosure of information regarding insurance products sold on the internet and provides guidelines for the operations of the insurance institutions that engage in internet insurance business.

Draft Regulation Measures to Further Standardize Internet Insurance Business

On October 18, 2018, the CBIRC published the Draft Regulation Measures on Internet insurance business (the CBIRC memo no. 1576 [2018]), and issued a letter to all departments of the former CIRC authorities and insurance regulatory administrations, soliciting opinions on the Draft Regulation Measures. Subsequently, on December 13, 2019, the CBIRC published the Regulation Measures (Request for Comments). The purpose of the above is to further standardize the Internet insurance business, including:

●	clearly stipulate the main governing body of Internet insurance business;

●	specify the scope of Internet business services of insurance intermediaries;

●	require the information disclosure of insurance intermediaries to follow the online and offline principle consistently and refine the information disclosure standards and requirements;

●	require insurance intermediaries to keep complete records of Internet insurance business transaction information to ensure that the complete and accurate information storage;

●	require insurance intermediaries to establish and improve the customer identification system, strengthen the monitoring and reporting of large transactions and suspicious transactions, and strictly abide by the relevant provisions of anti-money laundering policy;

●	establish an Internet insurance business service evaluation system, which covers all business processes including sales, underwriting, preservation, claims settlement, consultation, return visits and complaints of insurance companies and insurance intermediaries.

As of the date of the prospectus, the Draft Regulation Measures and Regulation Measures (Request for Comments) have not yet been officially finalized or implemented, and there is a possibility of further amendment. As such, it is uncertain whether and how the implementation of the new regulation will affect the business of TRX in the future, especially the online insurance business.

Notices on Regulations of Motor Vehicle Insurance in 2018 and 2019

In order to further strengthen the supervision of auto insurance business, rectify market chaos, safeguard the legitimate rights and interests of auto insurance consumers, and create a fair, standardized and orderly competitive market environment for the motor vehicle insurance in China, CBIRC recently issued and implemented two notices.

●	On July 20, 2018, the CBIRC issued and implemented the Notice by the General Office of the CBIRC on Regulatory Requirements for Commercial Motor Vehicle Insurance Rates (No. 57[2018] of the CBIRC). The notice requires property insurance companies shall strictly follow the principles of rationality, fairness and adequacy in formulating the rate scheme, and shall report the scope of the fees paid to insurance intermediaries and individual agents (marketers), including handling fees, service fees, promotion fees, compensation, performance, bonuses, commissions, etc.

●	On January 14, 2019, the CBIRC issued and implemented the Notice by the General Office of the CBIRC on Issues Concerning Further Strengthening the Regulation of Motor Vehicle Insurance (No. 7[2019] of the CBIRC). The notice requires property insurance companies to strictly comply with the relevant provisions of laws, administrative regulations or the Insurance Regulatory Agency under the State Council in the use of vehicle insurance clauses and premium rates, and to strengthen the management of the authenticity of business financial data, ensure all operating costs and expenses are true and accounted for in a timely manner.

These notices effectively resulted in the decrease of moto vehicle insurance premiums charged by the insurance companies and all related fees paid to insurance intermediaries by insurance companies.

Regulations Relating to Foreign Investment

Investment in the PRC by foreign investors and foreign-invested enterprises shall comply with the Catalogue for the Guidance of Foreign Investment Industries (the “Catalogue”) (2019 Revision), which was last amended and issued by MOFCOM and NDRC on June 30, 2019 and became effective since July 30, 2019, and the Special Management Measures for Foreign Investment Access (2019 version), or the Negative List, which came into effect on July30, 2019. The Catalogue and the Negative List contains specific provisions guiding market access for foreign capital and stipulates in detail the industry sectors grouped under the categories of encouraged industries, restricted industries and prohibited industries. Any industry not listed in the Negative List is a permitted industry unless otherwise prohibited or restricted by other PRC laws or regulations. The insurance intermediary industry falls within the permitted category in accordance with the Catalogue and the Negative List.

Regulations Relating to Wholly Foreign-owned Enterprises

The establishment, operation and management of corporate entities in China are governed by the PRC Company Law, which was promulgated by the Standing Committee of the National People’s Congress on December 29, 1993 and became effective on July 1, 1994. It was last amended on October 26.2018 and the amendments became effective on October 26.2018. Under the PRC Company Law, companies are generally classified into two categories, namely, limited liability companies and joint stock limited companies. The PRC Company Law also applies to limited liability companies and joint stock limited companies with foreign investors. Where there are otherwise different provisions in any law on foreign investment, such provisions shall prevail.

The Law of the PRC on Wholly Foreign-invested Enterprises was promulgated and became effective on April 12, 1986, and was last amended and became effective on October 1, 2016. The Foreign Investment Law of the People's Republic of China was promulgated on March 15, 2019, which became effective on January 1, 2020 and replaced the Law of the PRC on Wholly Foreign-invested Enterprises.

The Regulation for Implementing the Foreign Investment Law of the People's Republic of China was promulgated by the State Council on December 26, 2019, which became effective on January 1, 2020 and replaced The Implementing Regulations of the PRC Law on Foreign-invested Enterprises. The Measures for the Reporting of Foreign Investment Information were promulgated by the Ministry of Commerce and the State Administration for Market Regulation on December 30, 2019, which became effective on January 1, 2020 and replaced The Provisional Measures on Administration of Filing for Establishment and Change of Foreign Investment Enterprises. The above-mentioned laws form the legal framework for the PRC Government to regulate WFOEs. These laws and regulations govern the establishment, modification, including changes to registered capital, shareholders, corporate form, merger and split, dissolution and termination of WFOEs.

According to the above regulations, a WFOE should get approval by MOFCOM before its establishment and operation. TRX BJ was established as a WFOE since its inception, and has obtained the approval of the local administration of MOFCOM. Its establishment and operation are in compliance with the above-mentioned laws. TRX ZJ is a PRC domestic company, therefore is not subject to the record-filling or examination applicable to FIE.

Regulations Relating to Foreign Exchange

General Administration of Foreign Exchange

According to the Regulations on the Control of Foreign Exchange, which were promulgated by the State Council on January 29, 1996, came into effect on April 1, 1996, and were amended on January 14, 1997, and August 5, 2008, payments for transactions that take place within the PRC must be made in RMB. Unless otherwise approved, PRC companies may not repatriate foreign currency payments received from abroad or retain the same abroad. RMB is convertible into other currencies for current account items, such as trade-related receipts and payments and payment of interest and dividends. The conversion of RMB into other currencies and remittance of the converted foreign currency outside the PRC for of capital account items, such as direct equity investments, loans and repatriation of investment, requires the prior approval from the SAFE or its local office. According to regulations on foreign exchange settlement of FIEs, they may retain foreign exchange in accounts with designated foreign exchange banks under the current account items subject to a cap set by the SAFE or its local office. Foreign exchange proceeds under the current accounts may be either retained or sold to a financial institution engaged in settlement and sale of foreign exchange pursuant to relevant SAFE rules and regulations. For foreign exchange proceeds under the capital accounts, approval from the SAFE is generally required for the retention or sale of such proceeds to a financial institution engaged in settlement and sale of foreign exchange.

SAFE Circular No. 59

Pursuant to the Circular of the SAFE on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, promulgated by SAFE on November 19, 2012, which became effective on December 17, 2012, and was further amended on May 4, 2015, approval is not required for opening a foreign exchange account and depositing foreign exchange into the accounts relating to the direct investments. SAFE Circular No. 59 also simplified foreign exchange-related registration required for the foreign investors to acquire the equity interests of Chinese companies and further improve the administration on foreign exchange settlement for FIEs.

SAFE Circular No. 13

Pursuant to the Circular on Further Simplifying and Improving the Foreign Currency Management Policy on Direct Investment, effective from June 1, 2015, which cancels the administrative approvals of foreign exchange registration of direct domestic investment and direct overseas investment and simplifies the procedure of foreign exchange-related registration, the investors shall register with banks for direct domestic investment and direct overseas investment.

SAFE Circular No. 19

The Notice of the State Administration of Foreign Exchange on Reforming the Mode of Management of Settlement of Foreign Exchange Capital of Foreign-Funded Enterprises, or the SAFE Circular No.19, which was promulgated by the SAFE on March 30, 2015, and became effective on June 1, 2015, provides that a foreign-invested enterprise may, according to its actual business needs, settle with a bank the portion of the foreign exchange capital in its capital account for which the relevant foreign exchange administration has confirmed monetary capital contribution rights and interests (or for which the bank has registered the injection of the monetary capital contribution into the account). Pursuant to the SAFE Circular No.19, for the time being, FIEs are allowed to settle 100% of their foreign exchange capitals on a discretionary basis; a foreign-invested enterprise shall truthfully use its capital for its own operational purposes within the scope of business; where an ordinary foreign-invested enterprise makes domestic equity investment with the amount of foreign exchanges settled, the invested enterprise shall first go through domestic re-investment registration and open a corresponding account for foreign exchange settlement pending payment with the foreign exchange administration or the bank at the place where it is registered.

Based on the foregoing, when setting up a new foreign-invested enterprise, the foreign invested enterprise shall register with the bank located at its registered place after obtaining the business license, and if there is any change in capital or other changes relating to the basic information of the foreign-invested enterprise, including without limitation any increase in its registered capital or total investment, the foreign invested enterprise shall register such changes with the bank located at its registered place after obtaining the approval from or completing the filing with competent authorities. Pursuant to the relevant foreign exchange laws and regulations, the above-mentioned foreign exchange registration with the banks will typically take less than four weeks upon the acceptance of the registration application. If we intend to provide funding to our WFOE through capital injection at or after their establishment, we shall register the establishment of and any follow-on capital increase in our wholly foreign owned subsidiaries with the State Administration for Industry and Commerce or its local counterparts, file such via the FICMIS and register such with the local banks for the foreign exchange related matters.

Offshore Investment

Under the Circular of the State Administration of Foreign Exchange on Issues Concerning the Foreign Exchange Administration over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose Vehicles, or the SAFE Circular 37, issued by the SAFE and effective on July 4, 2014, PRC residents are required to register with the local SAFE branch prior to the establishment or control of an offshore special purpose vehicle, or SPV, which is defined as offshore enterprises directly established or indirectly controlled by PRC residents for offshore equity financing of the enterprise assets or interests they hold in China. An amendment to registration or subsequent filing with the local SAFE branch by such PRC resident is also required if there is any change in basic information of the offshore company or any material change with respect to the capital of the offshore company. At the same time, the SAFE has issued the Operation Guidance for the Issues Concerning Foreign Exchange Administration over Round-trip Investment regarding the procedures for SAFE registration under the SAFE Circular 37, which became effective on July 4, 2014, as an attachment of Circular 37.

Under the relevant rules, any failure by any of our shareholders who is a PRC resident, or is controlled by a PRC resident, to comply with relevant requirements under these regulations could subject our SPV to restrictions imposed on foreign exchange activities, including restrictions on its ability to receive registered capital as well as additional capital from PRC resident shareholders, and contribute registered capital as well as additional capital to WFOE. If WFOE fails to obtain necessary registered capital within the approved business time limit, the industries and commercial administrative authorities might revoke its business license. Due to the failure by shareholders to complete the registration, WFOE’s ability to pay dividends or make distributions to our SPV is also restricted, and repatriation of profits and dividends derived from SPV by PRC residents to China are illegal. The offshore financing funds are also not allowed to be used in China. In addition, the failure of the PRC resident shareholders to complete the registration may subject the shareholders to fines less than RMB50,000, and the enterprises to fines less than RMB300,000.

Regulations on Intellectual Property Rights

Regulations on Trademarks

The trademark law of the People’s Republic of China was adopted at the 24th meeting of the Standing Committee of the Fifth National People’s Congress on August 23, 1982. Three amendments were made on February 22, 1993, October 27, 2001, August 30, 2013 and April 23, 2019. The last amendment was implemented on November 1, 2019. The regulations on the implementation of the trademark law of the People’s Republic of China were promulgated by the State Council of the People’s Republic of China on August 3, 2002, which took effect on September 15, 2002. It was revised on April 29, 2014 and became effective as of May 1, 2014. According to the trademark law and the implementing regulations, a trademark which has been approved and registered by the trademark office is a registered trademark, including a trademark of goods, services, collective trademark and certification trademark. The trademark registrant shall enjoy the exclusive right to use the trademark and shall be protected by law. The trademark law also specifies the scope of registered trademarks, procedures for registration of trademarks and the rights and obligations of trademark owners. As of the date of this prospectus, we have completed trademark registration of four trademarks in China and own the exclusive right to use such trademark.

Regulations on Domain Names

The Ministry of Industry and Information Technology of the PRC, or the MIIT, promulgated the Measures on Administration of Internet Domain Names, or the Domain Name Measures, on August 24, 2017, which took effect on November 1, 2017 and replaced the Administrative Measures on China Internet Domain Name promulgated by the MIIT on November 5, 2004. According to the Domain Name Measures, the MIIT is in charge of the administration of PRC internet domain names. The domain name registration follows a first-to-file principle. Applicants for registration of domain names shall provide true, accurate and complete information of their identities to domain name registration service institutions. The applicant will become the holder of such domain names upon completion of the registration procedure. As of the date of this prospectus we have completed registration of www.tianrx.com in the PRC.

Regulations on Employment And Social Welfare

Labor Contract Law

The Labor Contract Law of the PRC, or the Labor Contract Law, which was promulgated on June 29, 2007 and amended on December 28, 2012, is primarily aimed at regulating the rights and obligations of employers and employees, including the establishment, performance and termination of labor contracts. Pursuant to the Labor Contract Law, labor contracts shall be concluded in writing if labor relationships are to be or have been established between employers and the employees. Employers are prohibited from forcing employees to work above certain time limit and employers shall pay employees for overtime work in accordance to national regulations. In addition, employee wages shall be no lower than local standards on minimum wages and shall be paid to employees timely.

Social Insurance And Housing Fund

Under the Social Insurance Law of the PRC that was promulgated by the SCNPC on October 28, 2010, and came into force as of July 1, 2011, and most recently amended on December 29, 2018, together with other laws and regulations, employers are required to pay basic pension insurance, unemployment insurance, basic medical insurance, employment injury insurance, maternity insurance, and other social insurance for its employees at specified percentages of the salaries of the employees, up to a maximum amount specified by the local government regulations from time to time. When an employer fails to fully pay social insurance premiums, relevant social insurance collection agency shall order it to make up for any shortfall within a prescribed time limit, and may impose a late payment fee at the rate of 0.05% per day of the outstanding amount from the due date. If such employer still fails to make up for the shortfalls within the prescribed time limit, the relevant administrative authorities shall impose a fine of one to three times the outstanding amount upon such employer.

In accordance with the Regulations on the Management of Housing Fund which was promulgated by the State Council in April 3, 1999 and recently amended in March 24, 2019, employers must register at the designated administrative centers and open bank accounts for depositing employees’ housing funds. Employer and employee are also required to pay and deposit housing funds, with an amount no less than 5% of the monthly average salary of the employee in the preceding year in full and on time.

The Company has complied with the Social Insurance Law of the PRC, but has not paid in full of the housing funds for all of its employees. If an enterprise fails to pay in full or in part its housing funds contributions, such enterprise will be ordered by the housing funds enforcement authorities to make such contributions, and may be compelled by the people’s court that has jurisdiction over the matter to make such contributions. See “Risk Factors— Risks Related to Doing Business In China— Failure to make adequate contributions to the housing fund for some of our employees could adversely affect our financial condition and we may be subject to labor disputes or complaints.”

Regulations on Tax

For a discussion on applicable tax regulations, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Taxation.”

 MANAGEMENT

Directors And Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Directors and Executive Officers	Age	Position/Title
Zhe Wang	37	Chairman and Chief Executive Officer

Mingxiu Luan	33	Chief Financial Officer

Sheng Xu	37	Director Nominee

Hai Jiang	34	Independent Director Nominee

Benjamin Andrew Cantwell	37	Independent Director Nominee

Michael J. Hamilton	73	Independent Director Nominee

Mr. Zhe Wang has served as the CEO and Chairman of the board of TRX since March 2019 and as the CEO of TRX ZJ since May 2016. Mr. Wang served as the CEO of WDZG Consulting from September 2016 to March 2020 and as the CEO of Mingruibotong (Beijing) investment management co., Ltd. from August 2013 to March 2020. Mr. Wang led WDZG Consulting to a diversified holdings group including wealth management, insurance intermediary, finance and asset management, cultural and creative business, education and tourism. From May 2008 to August 2013, Mr. Wang worked as an investment manager at Huaxia Bank. He holds a BA in public finance from Renmin University of China and an executive MBA from China Europe International Business School.

Ms. Mingxiu Luan has served as the CFO of TRX since March 2019, and as the CFO of TRX ZJ since May 2016. From March 2015 to March 2020, Ms. Luan joined served as the financial director of Mingruibotong (Beijing) investment management co., Ltd., responsible for the day to day financial management. From November 2009 to April 2014, she worked as a senior audit manager in Shandong branch of WUYIGE Certified Public Accounting LLP. From March 2014 to November 2014, Ms. Luan served as the deputy director of finance department of Beijing CNlive Culture Media co., Ltd. Ms. Luan holds a bachelor’s degree in accounting from Shandong University of Finance and Economics and is a certified public accountant in China.

Ms. Sheng Xu is a director nominee. Prior to joining us, she served as a director of the market development department of Beijing Ruisibotong Brand Management Co., Ltd. from September 2017. From June 2006 to August 2017, she worked as a wealth manager and assistant president of Hua Xia Bank, and accumulated rich management experience. Ms. Xu holds a bachelor’s degree in English from Beijing City University and an EMBA from China University of International Business and Economics.

Mr. Hai Jiang is a director nominee. Mr. Jiang has served as a member of the board of directors of Jiangsu Asset Appraisal Association since June 2017. From August 2008 to present, Mr. Jiang worked as project manager, senior manager and general manager of Jiangsu branch of Zhongjing Minxin (Beijing) Asset Appraisal Co., Ltd. Mr. Jiang holds a bachelor’s degree in Land Resource Management Engineering from Wuhan University and bachelor degree in accounting from Zhongnan University of Finance and Economics.

Mr. Benjamin Andrew Cantwell is a director nominee. Mr. Cantwell has served as a security manager at Google (Hong Kong) Limited, responsible for risk management, crisis management, and supply chain security in China since September 2018. From October 2010 to September 2018, Mr. Cantwell was a security director at Procter and Gamble (Guangzhou) Company Limited. Mr. Cantwell holds a bachelor’s degree in Chinese from Middlebury University and a master’s degree in International Relations (concentration in international and Chinese law) from Nanjing University’s Center for Chinese and American Studies. Mr. Cantwell also obtained a certificate in Advanced Computer Security Program from Stanford University School of Continuing Education.

Mr. Michael J. Hamilton is a director nominee.  Mr. Hamilton is an experienced financial executive, certified public accountant in the US and a retired audit partner at PricewaterhouseCoopers LLP.  Since 2000, he has served as a member of the Board of Directors of Coda Octopus Group, a public company listed on the Nasdaq capital market.  Previously, he also served as a director on the board of directors for MMC Energy, Inc. from June 2004 to December 2009, MXenergy, Inc. from October 2004 to July 2011, and Gradient Resources, Inc. from January 2010 to September 2012.  Additionally, he also served as: Senior Vice President at Powerlink Transmission Company from May 2012 to November 2014; Chairman and CEO at MMC Energy, Inc. from December 2007 to December 2010; Senior Managing Director at FTI Consulting, Inc. from March 2003 to November 2007; Partner at PricewaterhouseCoopers LLP from October 1988 to February 2003.  Mr. Hamilton graduated with a Bachelor’s degree in Accounting from St. Francis College in 1969.

Family Relationships

Mr. Zhe Wang is Ms. Sheng Xu’s husband. None of the other directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Controlled Company

As long as our officers and directors, either individually or in the aggregate, own at least 50% of the voting power of our Company, we will be a “controlled company” as defined under NASDAQ Marketplace Rules (specifically, as defined in Rule 5615(c)). We have no current intention to rely on the controlled company exemptions afforded to a controlled company under the NASDAQ Marketplace Rules.

Board of Directors

Our board of directors will consist of five directors upon closing of this offering.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties at common law, including, but not limited to a duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, our directors also have a duty to exercise the care, diligence and skills that a reasonable director would exercise in comparable circumstances, taking into account, without limitation, the nature of the company, the nature of the decision, the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, our directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our amended and restated memorandum and articles of association or the Cayman Companies Law. See “Description of Share Capital— Differences in Corporate Law” for additional information on our directors’ fiduciary duties under Cayman Islands law. In fulfilling their duty of care to us, our directors must ensure compliance with our amended and restated memorandum and articles of association, as amended and restated from time to time.

Generally, we have the right to seek damages if a duty owed by our directors is breached.

The functions and powers of our board of directors include, among others:

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of the company and mortgaging the property of the company; and

●	executing checks, promissory notes and other negotiable instruments on behalf of the company.

Terms of Directors And Executive Officers

Each of our directors holds office until a successor has been duly elected and qualified unless the director was appointed by the board of directors, in which case such director holds office until the next following annual meeting of shareholders at which time such director is eligible for reelection. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Qualification

There is currently no shareholding qualification for directors.

Insider Participation Concerning Executive Compensation

Our board of directors, which was comprised of either one or two directors, was making all determinations regarding executive officer compensation. When the three independent directors are appointed, they will be making all determinations regarding executive officer compensation.

Committees of The Board of Directors

Upon the closing of this proposed offering, we will establish three committees under the board of directors: the audit committee, the compensation committee and the corporate governance and nominating committee, and adopt a charter for each of the committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee will consist of Michael J. Hamilton, Hai Jiang and Benjamin Andrew Cantwell and Michael J. Hamilton will be the chairman of our audit committee. We have determined that Michael J. Hamilton, Benjamin Andrew Cantwell and Hai Jiang will satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act. Our board also has determined that Michael J. Hamilton qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq Listing Rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

●	selecting the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	reviewing and approving all proposed related-party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;

●	annually reviewing and reassessing the adequacy of our audit committee charter;

●	such other matters that are specifically delegated to our audit committee by our board of directors from time to time;

●	meeting separately and periodically with management and the independent auditors; and

●	reporting regularly to the full board of directors.

Compensation Committee. Our compensation committee will consist of Michael J. Hamilton, Hai Jiang, and Benjamin Andrew Cantwell upon the effectiveness of their appointments. Benjamin Andrew Cantwell will be the chairman of our compensation committee. We have determined that Michael J. Hamilton, Hai Jiang, and Benjamin Andrew Cantwell will satisfy the “independence” requirements of Section 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3 under the Securities Exchange Act. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

●	reviewing and recommending to the board with respect to the total compensation package for our chief executive officer;

●	approving and overseeing the total compensation package for our executives other than the chief executive officer;

●	reviewing and making recommendations to the board with respect to the compensation of our directors; and

●	reviewing periodically and approving any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Corporate Governance And Nominating Committee. Our nominating and corporate governance committee will consist of Michael J. Hamilton, Hai Jiang, and Benjamin Andrew Cantwell upon the effectiveness of their appointments. Hai Jiang will be the chairperson of our nominating and corporate governance committee. We have determined that Michael J. Hamilton, Hai Jiang, and Benjamin Andrew Cantwell satisfy the “independence” requirements of Section 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3 under the Securities Exchange Act. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

●	identifying and recommending to the board nominees for election or re-election to the board, or for appointment to fill any vacancy;

●	reviewing annually with the board the current composition of the board in light of the characteristics of independence, skills, experience and availability of service to us;

●

identifying and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as the corporate governance and nominating committee itself;

●

advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any corrective action to be taken; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Terms of Directors And Officers

All directors hold office until their successors have been duly elected and qualified. Outside of certain specified circumstances, including a director becoming bankrupt or of unsound mind or being absent from Board meetings without special leave of absence for six consecutive months, a director may only be removed by the shareholders. Officers are elected by and serve at the discretion of the board of directors.

Corporate Governance

Our board of directors has adopted a code of business conduct and ethics, which is applicable to all of our directors, officers and employees. We will make our code of business conduct and ethics publicly available on our website prior to the initial closing of this offering.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to compensation for the years ended October 31, 2019, earned by or paid to our chief executive officer and principal executive officer, our principal financial officer, and our other most highly compensated executive officers whose total compensation exceeded US$100,000 (the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation	Deferred Compensation Earnings	Other	Total (US$)
Zhe Wang	2019	0	0	0	0	0	0	0	0
CEO of the Company and TRX ZJ

Mingxiu Luan	2019	0	0	0	0	0	0	0	0
CFO of the Company and TRX ZJ

For the fiscal years ended October 31, 2019, (1) the above named executives did not receive, nor were they entitled to receive, any compensation from the Company, and (2) the Company and its subsidiaries are not obligated to set aside or accrue any pension, retirement or similar benefits for the above named executives, accordingly, no amount has been provided for the above periods.

Agreements With Named Executive Officers

On March 5, 2019, we entered into employment agreements with our executive officers. Pursuant to employment agreements, the form of which is filed as Exhibit 10.2 to this Prospectus we agreed to employ each of our executive officers for a specified time period, which will be renewed upon both parties’ agreement before the end of the current employment term, and payment of cash compensation and benefits shall become payable when the Company becomes a public reporting company in the US. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. An executive officer may terminate his or her employment at any time with a three-month prior written notice. Each executive officer has agreed to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

Our employment agreement with Zhe Wang, our CEO, is for a term of three years beginning on March 5, 2019, with an annual salary of US$150,000.

Our employment agreement with Mingxiu Luan, our CFO, is for a term of three years beginning on March 5, 2019, with an annual salary of US$80,000.

Compensation of Directors

For the fiscal year 2019, we did not compensate our directors for their services other than to reimburse them for out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our ordinary shares, as of the date of this prospectus, by:

●	each of our directors and executive officers who beneficially own our Ordinary Shares;

●	all of our directors and executive officers as a group; and

●	each person known to us to own beneficially more than 5% of our Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 5,000,000 Ordinary Shares issued and outstanding as of the date of this prospectus.

The number and percentage of Ordinary Shares beneficially owned after the offering are based on 8,000,000 Ordinary Shares outstanding, including 6,750,000 Class A Ordinary Shares and 1,250,000 Class B Ordinary Shares following the (1) reissuance of 3,750,000 of the 5,000,000 Ordinary Shares as Class A Ordinary Shares and 1,250,000 as Class B Ordinary Shares; and (2) sale of 3,000,000 Class A Ordinary Shares, assuming no exercise of the over-allotment option, in this initial offering. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. As of the date of this prospectus, we have eight shareholders of record, none of which are located in the United States. We will be required to have at least 300 shareholders at closing in order to satisfy the NASDAQ listing standards.

	Ordinary Shares Beneficially Owned Prior to this Offering		Ordinary Shares Beneficially Owned After The Offering(*)			Percent of Total Voting Power After Offering
			Class A	Class B
	Number	%	Number	Number	%	Number %
Directors And Executive Officers:
Zhe Wang(1)	1,842,500	36.85%	592,500	1,250,000	23.03%	78.95%
Mingxiu Luan(2)	160,000	3.20%	160,000		2%	0.55%
Sheng Xu(3)	1,770,500	35.41%	1,770,500		22.13%	6.05%
Benjamin Andrew Cantwell	0	0%
Michael J. Hamilton	0	0%
Hai Jiang	0	0%
Directors and Executive Officers as a group	3,773,000	75.46%	2,523,000	1,250,000	47.16%	85.55%

Principal Shareholders:
Wang Investors Co. Ltd.(1)	1,842,500	36.85%	592,500	1,250,000	23.03%	78.95%
Xu Sheng Investors Co. Ltd.(3)	1,770,500	35.41%	1,770,500		22.13%	6.05%
Wu Investors Co. Ltd.(4)	400,000	8.00%	400,000		5%	1.37%

* Assuming the underwriter does not exercise its over-allotment option.

The business address of our directors, executive officers, and principal shareholders is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(1)	Includes 1,842,500 Ordinary Shares held by Wang Investors Co. Ltd., a British Virgin Islands company, wholly owned by Mr. Zhe Wang, our CEO and Chairman of the board. 592,500 of these shares will be reissued as Class A Ordinary Shares and 1,250,000 Class B will be reissued as Ordinary Shares, conditional upon and immediately after the completion of this offering.

(2)	Includes 160,000 Ordinary Shares held by Luan Investors Co. Ltd., a British Virgin Islands company, wholly owned by Ms. Mingxiu Luan, our CFO. All of these shares will be reissued as Class A Ordinary Shares, conditional upon and immediately after the completion of this offering.

(3)	Includes 1,770,500 Ordinary Shares held by Xu Sheng Investors Co. Ltd., a British Virgin Islands company, wholly owned by Ms. Sheng Xu, our director. All of these shares will be reissued as Class A Ordinary Shares, conditional upon and immediately after the completion of this offering.

(4)	Includes 400,000 Ordinary Shares held by Wu Investors Co. Ltd., a British Virgin Islands company, wholly owned by Mr. Baolin Wu. All of these shares will be reissued as Class A Ordinary Shares, conditional upon and immediately after the completion of this offering.

RELATED PARTY TRANSACTIONS

Contractual Arrangements among WFOE, TRX ZJ And Its Shareholder

We conduct our operations in China principally through contractual arrangements among WFOE, TRX ZJ, and its sole shareholder. For a description of these contractual arrangements, see “Business— Corporate History and Structure.”

Due From Related Parties

At October 31, 2019 , 2018 and 2017, amounts due from related parties consisted of the following:

Name of related party	October 31, 2019	October 31, 2018	October 31, 2017
Beijing Ruiboyingtong Network Technology Co., Ltd. (1)	$-	$385,733	$-
Beijing Taofengyongshun Investment Consulting Co., Ltd. (2)	-	42,346	-
Yue Du (3)	-	10,330	-
Junkai Zhao (4)	-	3,362	-
Lin Lou (5)	-	408	-
Guimin Dong (6)	-	258	-
WDZG Consulting (7)	-	-	145,623
Beijing Ruibozhongying Technology Development Co., Ltd. (8)	-	-	128,159
	$-	$442,437	$273,782

(1)	An entity controlled by TRX ZJ’s former director.
(2)	An entity controlled by Zhe Wang’s mother-in-law. Zhe Wang holds 64.97% of Beijing Wandezhonggui Management Consulting Co., Ltd’s shares.
(3)	Yue Du is TRX ZJ’s former director.
(4)	Junkai Zhao is a manager of TRX ZJ’s Beijing branch.
(5)	Lin Lou is the spouse of Yue Du.
(6)	Guimin Dong is a manager of TRX ZJ’s Qingdao branch.
(7)	an entity owns 100% of TRX ZJ.
(8)	an entity controlled by WDZG Consulting.

As of October 31, 2019, all of receivables from related parties have been fully collected.

Operating Leases – related party

In June 2017, the Company entered into a lease for office space with WDZG Consulting, which owns 100% of TRX ZJ. Pursuant to the office lease, annual payments of RMB 62,849 (approximately $9,000) were due for each quarter of the term. The term of the office lease was 1 year and expired on June 30, 2018.

In June 2018, the Company entered into a lease for office space with WDZG Consulting, which owns 100% of TRX ZJ. Pursuant to the office lease, annual payments of RMB 132,199 (approximately $19,000) were due for each quarter of the term. The term of the office lease was 1 year and expired on June 30, 2019.

In June 2019, the Company entered into a lease for office space with WDZG Consulting, which owns 100% of TRX ZJ. Pursuant to the lease, annual payments of RMB 132,199 (approximately $19,000) were due for each quarter of the term. The term of the lease is 1 year and expires on June 30, 2020.

For the years ended October 31, 2019, 2018 and 2017, rent expense related to these office leases amounted approximately $19,000, $13,000 and $3,000, respectively.

Due to Related Parties

At October 31, 2019 ,2018 and 2017, amounts due to related parties consisted of the following:

Name of related party	October 31, 2019	October 31, 2018	October 31, 2017
Beijing Wandezhonggui Management Consulting Co., Ltd. (1)	$157,800	$78,984	$2,476
Ruibo Wealth (Beijing) Investment Management Co., Ltd. (2)	-	45,799	40,568
Beijing Ruibozhongying Technology Development Co., Ltd. (3)	-	33,932	-
Wei Liu (4)	150	9,432	9,916
Holiday Union International Travel Co., Ltd. (5)	-	8,030	-
Beijing Ruiboyingtong Network Technology Co. Ltd (6)			118
Zhe Wang (7)	6,922	6,496	6,805
Sheng Xu (8)	49,281	355
Yue Du (9)	552	-	-
Lei Chen (10)	1,580	-	-
Mufang Gao (11)	-	33	-
Da Lv (12)	-	1	-
Guimin Dong (13)	1,198	-	-
Mingxiu Luan (14)	18	-	-
	$217,501	$183,062	$59,883

(1)	An entity that owns 100% of TRX ZJ
(2)	An entity controlled by WDZG
(3)	An entity controlled by Beijing Wandezhonggui Management Consulting Co., Ltd.
(4)	Wei Liu is a manager of Hengbang Insurance
(5)	An entity controlled by WDZG
(6)	An entity controlled by TRX ZJ’s former director.
(7)	Zhe Wang holds 64.97% of Beijing Wandezhonggui Management Consulting Co., Ltd.’s shares and he is the spouse of Sheng Xu.
(8)	Sheng Xu holds 35% of Beijing Wandezhonggui Management Consulting Co., Ltd.’s shares and she is the spouse of Zhe Wang.
(9)	Yue Du is TRX ZJ’s former director.
(10)	Lei Chen is a manager of Qingdao branch of TRX ZJ.
(11)	Mufang Gao is Zhe Wang’s mother.
(12)	Da Lv is TRX ZJ’s former director.
(13)	Guimin Dong is a manager of TRX ZJ’s Qingdao branch.
(14)	Mingxiu Luan is the Company’s CFO.

The related parties’ payables are short-term in nature, non-interest bearing, unsecured and repayable on demand.

Borrowings From Related Parties and Interest Expense – Related Parties

From time to time, the Company acquires loans from various related parties to fund its operations. Typically, these loans are due within one year and are unsecured and uncollateralized, and cannot be renewed upon maturities. The annual interest rates for these loans are ranging from 6.5% to 10.0%. As of October 31, 2019, all of outstanding principal of related parties’ borrowings and related interest due are fully repaid. The Company did not incur any related parties’ borrowing activity in 2017.

For the years ended October 31, 2019, 2018 and 2017, interest expense related to related parties’ loans amounted to $613, $452 and $0, respectively, which have been included in interest expense – related parties in the accompanying consolidated statements of income and comprehensive income.

Services Provided by Related Parties

From time to time, the Company’s related parties provide services to the Company. The Company recognized related party expenses of $23,922, $13,468 and $0 for the years ended October 31, 2019, 2018 and 2017, which have been included in selling and marketing expenses – related parties and other general and administrative – related parties, respectively, on the accompanying consolidated statements of income and comprehensive income.

Employment Agreements

See “Executive Compensation—Agreements with Named Executive Officers.”

DESCRIPTION OF SHARE CAPITAL

We were incorporated as an exempted company with limited liability under the Companies Law (Revised) of the Cayman Islands, or the “Cayman Companies Law,” on March 5, 2019. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;
●

is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;
●	does not have to make its register of members open to inspection by shareholders of that company;
●	may obtain an undertaking against the imposition of any future taxation;
●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
●	may register as a limited duration company; and
●	may register as a segregated portfolio company.

As of the date of this prospectus, our authorized share capital consists of $50,000.00 divided into 50,000,000 Ordinary Shares with a par value of $0.001 per share. As of the date of this prospectus, 5,000,000 Ordinary Shares are issued and outstanding.

We have adopted an amended and restated memorandum and articles of association, which will become effective and replace the current memorandum and articles of association in its entirety immediately prior to completion of this offering. We expect to create a dual-class share structure conditional upon and effective immediately prior to the completion of the offering. Accordingly, our authorized share capital immediately prior to the completion of the offering will be changed to US$50,000 divided into 50,000,000 shares, comprising (i) 47,500,000 Class A Ordinary Shares, par value of $0.001 per share, and (ii) 2,500,000 Class B Ordinary Shares, par value of $0.001 per share.

The following description of our share capital and provisions of our amended and restated memorandum and articles of association are summaries and do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, as adopted by special resolutions on April 21, 2020, which will become effective upon the closing of this offering. A copy of our amended and restated memorandum and articles of association is filed as an exhibit to the prospectus of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

Ordinary Shares

All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Every person whose name is entered as a shareholder in the register of members of the Company shall, without payment, be entitled to a certificate under the seal of the Company specifying the share or shares held by him and the amount paid up thereon, provided that in respect of a share or shares held jointly by several persons, the company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares or warrants to bearer.

Our authorized share capital consists of 50,000,000 Ordinary shares, par value US$0.001 per share. Subject to the provisions of the Cayman Companies Law and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Law.

Listing

We plan to apply to list the Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “TIRX”.

Transfer Agent And Registrar

The transfer agent and registrar for the Class A Ordinary Shares is Transhare Corporation.

Dividends

Subject to the provisions of the Cayman Companies Law and any rights attaching to any class or classes of shares under and in accordance with the Company’s shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Companies Law regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, each holder of Class A Ordinary Shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Class A Ordinary Share which such shareholder holds and each holder of Class B Ordinary Shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have 18 votes for each Class B Ordinary Share which such shareholder holds. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Distributions

The holders of our Class A and Class B Ordinary Shares are entitled to an equal share in such dividends or distributions as may be declared by our board of directors subject to the Cayman Companies Law.

Conversion of Class B Ordinary Shares

Class B Ordinary Shares may be converted at the request of the shareholder into an equal number of Class A Ordinary Shares at any time. Class A Ordinary Shares are not convertible into Class B Ordinary Shares. Upon any sale, transfer, assignment or disposition of any Class B Ordinary Share by a shareholder to any person who is not any of Zhe Wang, Sheng Xu or Mingxiu Luan (each of whom is referred to as a “Founder”) or any entity that is ultimately controlled by any of the Founders (the “Founder Affiliate”), or upon a change of ultimate beneficial ownership of any Class B Ordinary Share to any person who is not a Founder or Founder Affiliate, such Class B Ordinary Share shall entitle such person to eighteen (18) votes on all matters subject to vote at general meetings of the Company.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class or the creation or issue of one or more classes of shares with or without preferred, deferred or other special rights or restrictions (including, without limitation, the creation of Shares with enhanced or weighted voting rights), whether in regard to dividend, voting, return of capital or otherwise.

Alteration of Share Capital

Subject to the Cayman Companies Law, our shareholders may, by ordinary resolution:

(a) increase its share capital by new shares of such amount as it thinks expedient;

(b) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c) sub-divide its existing shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association, subject nevertheless to the provisions of section 13 of the Cayman Companies Law; and

(d) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

Subject to the Cayman Companies Law and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days' notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from the day appointed for the payment thereof to the time of the actual payment shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of 6 percent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a) either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b) whether or not those monies are presently payable.

At any time, the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Surrender of Shares

The directors may accept the surrender for no consideration of any fully paid share.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Companies Law.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Law and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner its directors determine before the issue of those shares;
(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and
(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Companies Law, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares for the purpose of repurchase or redemption.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Provided that a transfer of Ordinary Shares complies with applicable rules of Nasdaq Capital Market, a shareholder may transfer Ordinary Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

(a)	where the Ordinary Shares are fully paid, by or on behalf of that shareholder; and
(b)	where the Ordinary Shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of an Ordinary Share until the name of the transferee is entered into the register of members of the Company.

Where the Ordinary Shares in question are not listed on or subject to the rules of Nasdaq Capital Market, our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such Ordinary Share unless:

(a)	a fee of such maximum sum as Nasdaq may determine to be payable, or such lesser sum as the directors may from time to time require, is paid to the Company in respect thereof;
(b)	a fee not exceeding one dollar is paid to the Company in respect thereof; and
(c)	the instrument of transfer is accompanied by the certificate of the Shares to which it relates, and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer.

If our directors refuse to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 calendar days' notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. However, the registration of transfers may not be suspended, and the register may not be closed, for more than 30 calendar days in any year.

Inspection of Books And Records

Holders of our Ordinary Shares will have no general right under the Cayman Companies Law to inspect or obtain copies of our register of members or our corporate records.

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Law to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 10 percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days' after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least 7 days’ notice of a general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within half an hour from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the shareholder present shall be a quorum

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for ten days or more, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by one or more shareholders present in person or by a proxy who together hold not less than fifteen per cent of the paid up capital of the Company entitled to vote. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the Articles, we are required to have a minimum of three directors.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

The remuneration of the directors shall be determined by the shareholders by ordinary resolution, except that the directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

Unless removed or re-appointed, each director shall be appointed for a term expiring at the next-following annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the director, if any. Our directors will be elected by an ordinary resolution of our shareholders.

A director may be removed by ordinary resolution.

A director may at any time resign or retire from office by giving us notice in writing.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

(a)	becomes bankrupt or makes any arrangement or composition with his creditors generally;

(b)	is found to be or becomes of unsound mind; or

(c)	resigns his office by notice in writing to the Company.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of Section 5605(a)(2) of the NASDAQ Listing Rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Section 5605(a)(2) of the NASDAQ Listing Rules and will meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Companies Law, our amended and restated memorandum and articles, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our amended and restated memorandum or articles. However, to the extent allowed by the Cayman Companies Law, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Upon the initial closing of this offering, our board of directors will have established an audit committee, compensation committee, and nomination and corporate governance committee.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the directors. A general notice given to the directors by any director to the effect that he is a member of any specified Company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. A director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

Capitalization of Profits

The Company may upon the recommendation of the directors by ordinary resolution authorize the directors to capitalize any sum standing to the credit of any of the Company's reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution and to appropriate such sums to shareholders in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid.

Liquidation Rights

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Cayman Companies Law, pass a special resolution allowing the liquidator to do either or both of the following:

(a) to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b) to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Register of Members

Under the Cayman Companies Law, we must keep a register of members and there should be entered therein:

●	the names and addresses of our shareholders, a statement of the shares held by each shareholder, and of the amount paid or agreed to be considered as paid, on the shares of each shareholder;
●	the date on which the name of any person was entered on the register as a shareholder; and the date on which any person ceased to be a shareholder.

Under the Cayman Companies Law, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Law to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Companies Law is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Law and the current Companies Act of England. In addition, the Cayman Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Law applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers And Similar Arrangements

The Cayman Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a subsidiary is a company of which whose issued shares that together represent at least 90% of the issued shares entitled to votes at a general meeting are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares upon dissenting from to a merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Cayman Companies Law. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder or creditor has the right to express to the court the view that the transaction ought not to be approved, the Grand Court will usually consider that the affected stakeholders (shareholders and/or creditors affected by the scheme) of the company are the best judges of their own commercial interests and will typically sanction the scheme provided that the prescribed procedures have been followed and the requisite statutory majorities have been achieved at the scheme meetings.

The Grand Court will typically consider the following factors in exercising its discretion as to whether to sanction the scheme:

(1)	the statutory provisions as to the required majority vote have been met;

(2)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class; and

(3)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved, unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, it is possible that a non-controlling shareholder may be permitted to commence and maintain a class action against and/or derivative actions in the name of the company to challenge:

(a)	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the majority shareholders;

(b)	an act which constitutes an infringement of individual rights of shareholders, including, but not limited to the right to vote and pre-emption rights;

(c)	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which majority has not been obtained; and

(d)	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors And Executive Officers And Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated articles of association provide to the extent permitted by law, every director and officer for the time being of the Company or any trustee for the time being acting in relation to the affairs of the Company and their respective heirs, executors, administrators, personal representatives or successors or assigns shall, in the absence of dishonesty or fraud, be indemnified by the company against, and it shall be the duty of the directors out of the funds and other assets of the Company to pay, all costs, losses, damages and expenses, including travelling expenses, which any such director, officer or trustee may incur or become liable in respect of by reason of any contract entered into, or act or thing done by him as such director, officer or trustee or in any way in or about the execution of his duties and the amount for which such indemnity is provided shall immediately attach as a lien on the property of the Company and have priority as between the shareholders over all other claims. No such director, officer or trustee shall be liable or answerable for the acts, receipts, neglects or defaults of any other director, officer or trustee or for joining in any receipt or other act for conformity or for any loss or expense happening to the company through the insufficiency or deficiency of any security in or upon which any of the monies of the company shall be invested or for any loss of the monies of the company which shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any other loss, damage or misfortune whatsoever which shall happen in or about the execution of the duties of his respective office or trust or in relation thereto unless the same happens through his own dishonesty or fraud.

Anti-Takeover Provisions in Our Articles

Some provisions of our articles may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under the Cayman Companies Law, our directors may only exercise the rights and powers granted to them under our amended and restated memorandum and articles of association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Law imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, and care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and amended articles of association, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

Under statute our directors are subject to a number of statutory obligations, which provisions prescribe penalties for breach. The most serious of these involves dishonesty or the authorizing of illegal payments and carry both criminal and civil penalties. By way of example, material statutory provisions attracting penalties include where (1) the director willfully authorizes or permits any distribution or dividend in contravention of the Cayman Companies Law; (ii) where the director knowingly or willfully authorizes or permits any payment out of capital by a company for a redemption or purchase of its own shares when the company is insolvent; (iii) where there has been a failure to maintain the books of account, minutes of meetings, or the company’s statutory registers of members, beneficial ownership, mortgages and charges, or directors (which includes alternate directors); (iv) where there has been a failure to provide information or access to documents to specified persons as required by the Cayman Companies Law; and (v) where the director makes or authorizes a false annual return to the Registrar of Companies.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated memorandum and articles of association provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 10 percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than twenty-one clear days' after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of twenty-one clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting as permitted under the Cayman Companies Law, but our amended and restated memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our amended and restated memorandum and articles of association (which include the removal of a director by ordinary resolution), the office of a director may be terminated forthwith if he (a) becomes bankrupt or makes any arrangement or composition with his creditors generally; or (b) is found to be or becomes of unsound mind; or (c) resigns his office by notice in writing to the company..

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Companies Law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Companies Law does not regulate transactions between a company and its significant shareholders, the directors of the company are required to comply with fiduciary duties which they owe to the company under Cayman Islands law, including the duty to ensure that, in their opinion, such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Companies Law and our amended and restated memorandum and articles of association, the Company may be wound up by a special resolution of our shareholders. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Companies Law and our amended and restated memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Companies Law and our amended and restated memorandum and articles of association, our amended and restated memorandum and articles of association may only be amended by special resolution of our shareholders.

Anti-Money Laundering—Cayman Islands

In order to comply with legislation and regulations aimed at the prevention of money laundering and counter terrorist financing, we may be required to adopt and maintain anti-money laundering and counter terrorist financing policies and procedures, and may require subscribers to provide evidence to satisfactorily identify and verify their identity and source of funds. Such customer due diligence can be simplified or enhanced depending on the risk rating given to the subscriber. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering and counter terrorist financing policies and procedures (including the acquisition of due diligence information) to a suitable third persons based in Cayman Islands approved equivalent jurisdictions. A list of these equivalent jurisdictions, as updated from time to time, can be accessed here: https://www.cima.ky/list-of-equivalent-jurisdictions.

We reserve the right to request such information as is necessary to identify and verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information and/or documentation required for identification or verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering, counter terrorist financing or other applicable laws, regulations or guidance by any person in any equivalent jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct, money laundering or proliferation financing or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Law (2019 Revision) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Law (2019 Revision), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Law (2018 Revision) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Law (2018 Revision), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Legislation of The Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Law, 2018 (the “Substance Law”) came into force in the Cayman Islands introducing certain economic substance requirements for certain in-scope Cayman Islands “relevant entities” which are engaged in certain “relevant activities” and receives “relevant income” which in the case of “relevant entities” incorporated before January 1, 2019 must comply with the economic substance requirements under the Substance Law commencing July 1, 2019, onwards. The Tax Information Authority of the Cayman Islands has published guidance notes (currently in version 2.0) in relation to the Substance Law, The Company itself falls within the definition of a “relevant entity” as it is incorporated under the Companies Law (Revised) and the Company is conducting holding company business. To the extent there is a change in the Company’s business, this could have an impact on the economic substance classification of the Company.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has not been a public market for our Class A Ordinary Shares. We plan to apply to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol TIRX. Future sales of substantial amounts of our Class A Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Class A Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering, assuming no exercise of the underwriter' over-allotment option, we will have outstanding Class A Ordinary Shares held by public shareholders representing approximately 45.4% of our Class A Ordinary Shares in issue.

All of the Class A Ordinary Shares sold in this offering will be freely transferable by persons other than our affiliates without restriction or further registration under the Securities Act.

Rule 144

All of our Class A Ordinary Shares outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective prospectus under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1% of the number of Class A Ordinary Shares then outstanding, in the form of Class A Ordinary Shares or otherwise, which will equal approximately shares immediately after this offering; or

●	the average weekly trading volume of the Class A Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. In addition, in each case, these shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. Most of our employees, executive officers or directors who purchased shares under a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares are required to wait until 90 days after the date of this prospectus before selling their shares. However, substantially all Rule 701 shares are subject to lock-up agreements as described below and in the section of this prospectus titled “Underwriting” and will become eligible for sale upon the expiration of the restrictions set forth in those agreements.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Lock-up Agreements

All of our pre-IPO shareholders who hold, in aggregate 55.5% of our Class A Ordinary Shares and 100% of our Class B Ordinary Shares, including all of our officers and directors, will enter into lock-up agreements with the underwriter prior to the commencement of this offering. Such shareholders currently hold 62.5% of our Ordinary Shares in the aggregate. For more details about the lock-up agreements, see “Underwriting — Lock-Up Agreements.”

TAXATION

People’s Republic of China Enterprise Taxation

The following brief description of Chinese enterprise laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

We are a holding company incorporated in the Cayman Islands and we gain substantial income by way of dividends paid to us from our PRC subsidiaries. The EIT Law and its implementation rules provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in SAT Notice 82, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although TRX does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of SAT Notice 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in SAT Notice 82 to evaluate the tax residence status of TRX and its subsidiaries organized outside the PRC.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

We believe that we do not meet some of the conditions outlined in the immediately preceding paragraph. For example, as a holding company, the key assets and records of TRX, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that TRX and its offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Notice 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

The implementation rules of the EIT Law provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders which are non-resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as China-sourced income and as a result become subject to PRC withholding tax at a rate of up to 10%. We are unable to provide a “will” opinion because Beijing Jingsh Law Firm, our PRC counsel, believes that it is more likely than not that the Company and its offshore subsidiaries would be treated as a non-resident enterprise for PRC tax purposes because they do not meet some of the conditions out lined in SAT Notice. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities as of the date of the prospectus. Therefore we believe that it is possible but highly unlikely that the income received by our overseas shareholders will be regarded as China-sourced income.

See “Risk Factors — Risks Related to Doing Business in China — Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.”

Our company pays an EIT rate of 25% for TRX BJ. The EIT is calculated based on the entity's global income as determined under PRC tax laws and accounting standards. If the PRC tax authorities determine that TRX BJ a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to a 10% PRC withholding tax on gains realized on the sale or other disposition of our ordinary shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to dividends or gains realized by non-PRC individuals, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of the Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that the Company is treated as a PRC resident enterprise. There is no guidance from the PRC government to indicate whether or not any tax treaties between the PRC and other countries would apply in circumstances where a non-PRC company was deemed to be a PRC tax resident, and thus there is no basis for expecting how tax treaty between the PRC and other countries may impact non-resident enterprises.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by the Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

United States Federal Income Taxation

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAXADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAXCONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	persons that elect to mark their securities to market;

●	U.S. expatriates or former long-term residents of the U.S.;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);

●	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation; or

●	persons holding our Ordinary Shares through partnerships or other pass-through entities.

The discussion set forth below is addressed only to U.S. Holders that purchase Class A Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Class A Ordinary Shares.

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Share and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;
●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Taxation of Dividends And Other Distributions on Our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq Capital Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”)

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets, without taking into account any cash raised in this offering, we do not currently expect to be treated as a PFIC under the current PFIC rules. Because PFIC status is based on our income, assets and activities for the entire taxable year, it is not possible to determine whether we will be characterized as a PFIC for the 2019 taxable year or any subsequent year until after the close of the relevant year. As such, we must make a separate determination each year as to whether we are a PFIC, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we are treating TRX ZJ as being owned by us for United States federal income tax purposes, not only because we control their management decisions, but also because we are entitled to the economic benefits associated with TRX ZJ, and as a result, we are treating TRX ZJ as our wholly-owned subsidiary for U.S. federal income tax purposes. If we are not treated as owning TRX ZJ for United States federal income tax purposes, we would likely be treated as a PFIC. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;
●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and
●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting And Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with Network 1 Financial Securities, Inc., which we sometimes refer to herein as the “Underwriter”. The Underwriter may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. The Underwriter has agreed to purchase, and we have agreed to sell to the Underwriter, the number of shares indicated below:

Name	Number of shares
Network 1 Financial Securities, Inc.	3,000,000
Total	3,000,000

The Underwriter is offering the shares subject to its acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the Underwriter to pay for and accept delivery of the shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriter is obligated to take and pay for all of the shares offered by this prospectus if any such shares are taken. However, the Underwriter is not required to take or pay for the shares covered by the Underwriter’s over-allotment option described below.

The underwriting agreement provides that the obligation of the Underwriter to take and pay for the Class A Ordinary Shares, is subject to certain conditions precedent, including but not limited to (1) obtaining listing approval on the Nasdaq Capital Market, (2) delivery of legal opinions and (3) delivery of auditor comfort letters. To list on the Nasdaq Capital Market, we are required to satisfy the financial and liquidity requirements of Nasdaq Capital Market under the Nasdaq Listing Rules. To qualify for listing, we will need to meet the pre-tax income standard requirements of having net income of US$750,000, total shareholders’ equity of above US$4 million in the most recent fiscal year, having at least 300 round lot holders, a minimum bid price of US$3 per Class A Ordinary Share, a minimum of 1 million publicly-held shares, the market value of publicly held Class A Ordinary Shares of at least US$5 million, in addition to meeting the board independence requirement.

We have agreed to grant to the Underwriter an option, exercisable for 45 days from the date of this prospectus supplement, to purchase up to an additional 450,000 shares at the public offering price listed on the cover page of this prospectus, less underwriting discounts. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The Underwriter may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus.

In order to facilitate the offering of the shares, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our shares. Specifically, the Underwriter may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the Underwriter under the over-allotment option. The Underwriter can close out a covered short sale by exercising the over-allotment option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the Underwriter will consider, among other things, the open market price of shares compared to the price available under the over-allotment option. The Underwriter may also sell shares in excess of the over-allotment option, creating a naked short position. The Underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the Underwriter is concerned that there may be downward pressure on the price of our shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the Underwriter may bid for, and purchase, shares in the open market to stabilize the price of our shares. These activities may raise or maintain the market price of our shares above independent market levels or prevent or retard a decline in the market price of our shares. The Underwriter is not required to engage in these activities and may end any of these activities at any time.

Upon the declaration of effectiveness of the registration statement of which this prospectus is a part, we will enter into an underwriting agreement with the Underwriter. The terms of the underwriting agreement provide that the obligations of the Underwriter is subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from us, our counsel and our auditors.

The address of Network 1 Financial Securities, Inc. is 2 Bridge Avenue, Suite 241 Red Bank, NJ 07701.

Pricing of the Offering

The Underwriter has advised us that it proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $[●] per share. After this offering, the public offering price and concession to dealers may be reduced by the Underwriter. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. Prior to this offering, there has been no public market for the Class A Ordinary Shares. The initial public offering price will be determined by negotiations between us and the Underwriter. In determining the initial public offering price, we and the Underwriter expects to consider a number of factors, including:

●	the information set forth in this prospectus and otherwise available to the Underwriter;
●	our prospects and the history and prospects for the industry in which we compete;
●	an overall assessment of our management;
●	our prospects for future earnings;
●	the general condition of the securities markets at the time of this offering;
●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and
●	other factors deemed relevant by the Underwriter and us.

The estimated initial public offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the Underwriter can assure investors that an active trading market will develop for our Class A Ordinary Shares, or that the shares will trade in the public market at or above the initial public offering price. After this offering, the public offering price and concession to dealers may be reduced by the Underwriter. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the Underwriter as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The Underwriter has informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the price per share and total public offering price, underwriting discounts, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the Underwriter’s over-allotment option.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts to be paid by us:	$	$	$
Proceeds, before expenses, to us	$	$	$

Discounts and Expenses

We have agreed to give the Underwriter a discount of 7% of the aggregate gross proceeds raised in this offering. We have agreed to grant to the Representative warrants covering a number of Class A Ordinary Shares equal to 9% of the aggregate number of the Class A Ordinary Shares sold in the offering upon closing of the offering, which shall not include any shares sold under the over-allotment option. Such warrants will be non-exercisable for six months after the date of the effective date of the registration statement , in whole or in part, and will expire on the third anniversary of the effective date of this registration statement. Such warrants will be exercisable at a price equal to 125% of the public offering price of the Class A Ordinary Shares and shall not be redeemable. We will register the shares underlying the warrants and will file all necessary undertakings in connection therewith. Such warrants shall not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness, to any member participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction for the remainder of the time period.

We have agreed to pay to the Underwriter a non-accountable expense allowance equal to one and half percent (1.5%) of the gross proceeds (including the sale of over-allotment shares) received by us from the sale of the shares.

We have also agreed to reimburse the Underwriter up to a maximum of $150,000 for out-of-pocket accountable expenses (including the legal fees and other disbursements as disclosed below).

The out-of-pocket accountable expenses we have agreed to pay include but not limited to: the Company’s legal and accounting fees and disbursements; the costs of preparing, printing, mailing and delivering the Registration Statement, the preliminary and final prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, the Underwriting Agreement and related documents (all in such quantities as the Underwriter may reasonably require); preparing and printing stock certificates and warrant certificates; the costs of any “due diligence” meetings; all reasonable and documented fees and expenses for conducting a net road show presentation; all filing fees (including SEC filing fees) and communication expenses relating to the registration of the shares to be sold in the Offering, FINRA filing fees; the reasonable and documented fees and disbursements of the Underwriter’s counsel up to an amount of $65,000; background checks of the Company’s officers and directors up to a maximum of $15,000; preparation of bound volumes and mementos in such quantities as the Underwriter may reasonably request up to an amount of $2,500; transfer taxes, if any, payable upon the transfer of securities from the Company to the Underwriter; and the fees and expenses of the transfer agent, clearing firm and registrar for the shares; provided that the actual accountable expenses of the Underwriter shall not exceed $150,000.

Indemnification

As a condition to the Underwriter’s participation in this offering, we have agreed to indemnify the Underwriter in accordance with the indemnification provisions set forth in the underwriting agreement. The underwriting agreement provides for indemnification between the Underwriter and us against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the Underwriter to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the Commission, indemnification liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

Lock-Up Agreements

We, all of our executive officers and directors and current shareholders, have entered into lock-up agreements with the Underwriter. Under these agreements, we and each of these persons may not, without the prior written approval of the Underwriter, offer, sell, contract to sell or otherwise dispose of or hedge shares or securities convertible into or exchangeable for shares, subject to certain exceptions. These restrictions will be in effect for a period of up to one hundred and eighty (180) days after the declaration of the effective of this offering.

The Underwriter has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lockup agreements, the Underwriter may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Electronic Offer, Sale And Distribution of Class A Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the Underwriter. In addition, Class A Ordinary Shares may be sold by the Underwriter to securities dealers who resell Class A Ordinary Shares to online brokerage account holders. Other than the prospectus in electronic format, the information on the Underwriter’s website and any information contained in any other website maintained by the Underwriter is not part of the prospectus or the prospectus of which this prospectus forms a part, has not been approved and/or endorsed by us or the Underwriter in its capacity as underwriter and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Class A Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Class A Ordinary Shares, where action for that purpose is required. Accordingly, the Class A Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Class A Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Australia. This document has not been lodged with the Australian Securities & Investments Commission and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a) you confirm and warrant that you are either:

(i) “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act 2001 (Cth) of Australia, or the Corporations Act;

(ii) “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii) person associated with the company under section 708(12) of the Corporations Act; or

(iv) “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act;

and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance;

(b) you warrant and agree that you will not offer any of the ordinary shares issued to you pursuant to this document for resale in Australia within 12 months of those ordinary shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Canada.  The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted customers, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the Underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands This prospectus does not constitute an invitation or offer to the public in the Cayman Islands of the Ordinary Shares, whether by way of sale or subscription. The Underwriter has not offered or sold, and will not offer or sell, directly or indirectly, any Ordinary Shares in the Cayman Islands.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State unless the prospectus has been approved by the competent authority in such Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

●	by the Underwriter to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of shares shall result in a requirement for the publication by us or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Any person making or intending to make any offer of shares within the EEA should only do so in circumstances in which no obligation arises for us or the Underwriter to produce a prospectus for such offer. Neither we nor the Underwriter has authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the Underwriter which constitute the final offering of shares contemplated in this prospectus.

For the purposes of this provision, and your representation below, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offer of shares contemplated by this prospectus will be deemed to have represented, warranted and agreed to and with us and the Underwriter that:

●	it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

●	in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Hong Kong. The ordinary shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Malaysia. The shares have not been and may not be approved by the securities commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

Japan. The ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and ordinary shares will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

People’s Republic of China. This prospectus has not been and will not be circulated or distributed in the PRC, and ordinary shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.

Singapore. This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our ordinary shares may not be circulated or distributed, nor may our ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where our ordinary shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Taiwan The Ordinary Shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Ordinary Shares in Taiwan.

United Kingdom. An offer of the shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriter in relation to the shares must be complied with in, from or otherwise involving the United Kingdom.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and non-accountable expense allowance, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee, and the Nasdaq listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$2,212

Nasdaq Capital Market Listing Fee	$50,000

FINRA	$2,750

Legal Fees and Expenses	$282,000

Accounting Fees and Expenses	$650,000

Printing and Engraving Expenses	$39,800

Miscellaneous Expenses	$166,500

Total Expenses	$1,193,262

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the number of Class A Ordinary Shares sold in the offering.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to legal matters of United States federal securities law and New York State law.  The validity of the Class A Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by Beijing Jingsh Law Firm. VCL Law LLP, is acting as U.S counsel for the Underwriter and Allbright Law is acting as the PRC counsel for the Underwriter.

EXPERTS

The consolidated financial statements as of October 31, 2019 and 2018 and for the three years ended October 31, 2019 included in this prospectus have been so included in reliance on the report of RBSM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of RBSM LLP is located at 805 Third Avenue, Suite 1430, New York, NY 10022.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statement and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statement, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

October 31, 2019, 2018 and 2017

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

October 31, 2019, 2018 and 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Tian Ruixiang Holdings Ltd

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Tian Ruixiang Holdings Ltd and Subsidiaries (the “Company”) as of October 31, 2019 and 2018, the related consolidated statements of income and comprehensive income, changes in equity, and cash flows for each of the three years in the period ended October 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2019 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended October 31, 2019 in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Principles

As discussed in Note 3 to the consolidated financial statements, the Company has changed its method of accounting for leases on November 1, 2018 due to the adoption of Accounting Standards Update 2016-02, Leases (Topic 842), as amended, using the modified retrospective approach.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditors since 2018.

New York, New York

April 27, 2020

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN U.S. DOLLARS)

	As of October 31,
	2019	2018
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$6,243,029	$6,712,880
Restricted cash	723,557	914,558
Commissions receivable	173,055	264,957
Security deposit	16,691	11,179
Prepaid expenses and other current assets	931,812	107,248
Due from related parties	-	442,437

Total Current Assets	8,088,144	8,453,259

NON-CURRENT ASSETS:
Security deposit - noncurrent portion	6,569	8,375
Note receivable	-	229,364
Interest receivable	-	16,546
Property and equipment, net	20,464	17,353
Intangible assets, net	170,348	16,679
Right-of-use assets, operating leases	124,101	-

Total Non-current Assets	321,482	288,317

Total Assets	$8,409,626	$8,741,576

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Borrowings	$-	$365,076
Borrowings - related parties	-	8,300
Insurance premiums payable	-	196,347
VAT and other taxes payable	318,871	377,347
Accrued liabilities and other payables	176,654	137,908
Due to related parties	217,501	183,062
Operating lease liabilities	77,581	-

Total Current Liabilities	790,607	1,268,040

NON-CURRENT LIABILITIES:
Operating lease liabilities - noncurrent portion	40,125	-

Total Non-current Liabilities	40,125	-

Total Liabilities	830,732	1,268,040

Commitments and Contingencies - (Note 18)

EQUITY:
TIAN RUIXIANG Holdings Ltd Shareholders' Equity:
Ordinary shares, $0.001 par value; 50,000,000 shares authorized;
5,000,000 shares issued and outstanding at October 31, 2019 and 2018 *	5,000	5,000
Additional paid-in capital	7,691,468	7,691,468
Retained earnings	301,250	215,053
Statutory reserve	118,789	29,199
Accumulated other comprehensive loss - foreign currency translation adjustment	(538,087)	(467,662)
Total TIAN RUIXIANG Holdings Ltd stockholders' equity	7,578,420	7,473,058
Non-controlling interest	474	478

Total Equity	7,578,894	7,473,536

Total Liabilities and Equity	$8,409,626	$8,741,576

*	The shares amounts are presented on a retroactive basis.

The accompanying notes are an integral part of these consolidated financial statements.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(IN U.S. DOLLARS)

	For the Years Ended October 31,
	2019	2018	2017

REVENUE	$2,002,217	$3,087,708	$1,531,223

OPERATING EXPENSES
Selling and marketing expenses	773,650	1,033,408	76,967
Selling and marketing expenses related parties	23,922	-	-
Compensation and related benefits	651,490	166,047	137,050
Rent and related utilities	212,707	153,480	48,402
Professional fees	123,512	86,289	110,621
Other general and administrative	114,266	175,799	42,371
Other general and administrative - related parties	-	13,468	-

Total Operating Expenses	1,899,547	1,628,491	415,411

INCOME FROM OPERATIONS	102,670	1,459,217	1,115,812

OTHER INCOME (EXPENSE)
Interest income	275,168	13,920	7,017
Interest expense	(18,218)	(22,439)	-
Interest expense - related parties	(613)	(452)	-
Bargain purchase gain	-	-	2,134
Other income	54,988	36,384	6,613

Total Other Income, net	311,325	27,413	15,764

INCOME BEFORE INCOME TAXES	413,995	1,486,630	1,131,576

INCOME TAXES	238,208	365,192	168,252

NET INCOME	$175,787	$1,121,438	$963,324

LESS: NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTEREST	-	9	-

NET INCOME ATTRIBUTABLE TO TIAN RUIXIANG HOLDINGS LTD ORDINARY SHAREHOLDERS	$175,787	$1,121,429	$963,324

COMPREHENSIVE INCOME:
NET INCOME	175,787	1,121,438	963,324
OTHER COMPREHENSIVE (LOSS) INCOME
Unrealized foreign currency translation (loss) gain	(70,429)	(598,509)	19,241
COMPREHENSIVE INCOME	$105,358	$522,929	$982,565
LESS: COMPREHENSIVE LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(4)	(15)	-
COMPREHENSIVE INCOME ATTRIBUTABLE TO TIAN RUIXIANG HOLDINGS LTD ORDINARY SHAREHOLDERS	$105,362	$522,944	$982,565

NET INCOME PER ORDINARY SHARE ATTRIBUTABLE TO TIAN RUIXIANG HOLDINGS LTD ORDINARY SHAREHOLDERS:
Basic and diluted *	$0.04	$0.22	$0.19

WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING:
Basic and diluted *	5,000,000	5,000,000	5,000,000

*	The shares and per share amounts are presented on a retroactive basis.

The accompanying notes are an integral part of these consolidated financial statements.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

For the Years Ended October 31, 2019, 2018 and 2017

(IN U.S. DOLLARS)

	TIAN RUIXIANG HOLDINGS LTD SHAREHOLDERS' EQUITY
				(Accumulated		Accumulated
	Ordinary Shares *		Additional	Deficit)		Other		Total
	Number of		Paid-in	Retained	Statutory	Comprehensive	Non-controlling	Equity
	Shares	Amount	Capital	Earnings	Reserve	Income (Loss)	Interest	(Deficit)

Balance, October 31, 2016	5,000,000	$5,000	$1,459,772	$(1,840,501)	$-	$111,600	$-	$(264,129)

Net income for the year	-	-	-	963,324	-	-	-	963,324

Foreign currency translation adjustment	-	-	-	-	-	19,241	-	19,241

Balance, October 31, 2017	5,000,000	$5,000	$1,459,772	$(877,177)	$-	$130,841	$-	$718,436

Sale of non-controlling interest in subsidiary	-	-	7	-	-	(18)	493	482

Shareholders' contribution	-	-	6,231,689	-	-	-	-	6,231,689

Appropriation to statutory reserve	-	-	-	(29,199)	29,199	-	-	-

Net income for the year	-	-	-	1,121,429	-	-	9	1,121,438

Foreign currency translation adjustment	-	-	-	-	-	(598,485)	(24)	(598,509)

Balance, October 31, 2018	5,000,000	5,000	7,691,468	215,053	29,199	(467,662)	478	7,473,536

Appropriation to statutory reserve	-	-	-	(89,590)	89,590	-	-	-

Net income for the year	-	-	-	175,787	-	-	-	175,787

Foreign currency translation adjustment	-	-	-	-	-	(70,425)	(4)	(70,429)

Balance, October 31, 2019	5,000,000	$5,000	$7,691,468	$301,250	$118,789	$(538,087)	$474	$7,578,894

*	The shares amounts are presented on a retroactive basis.

The accompanying notes are an integral part of these consolidated financial statements.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN U.S. DOLLARS)

	For the Years Ended October 31,
	2019	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$175,787	$1,121,438	$963,324
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	34,713	30,296	10,944
Loss on disposal of fixed assets	-	31	-
Bargain purchase gain	-	-	(2,134)
Changes in operating assets and liabilities,
net of assets and liabilities assumed in business acquisition:
Commissions receivable	91,432	(168,454)	(105,968)
Security deposit	(3,963)	(14,721)	(2,414)
Prepaid expenses and other current assets	(356,117)	(67,186)	(44,071)
Interest receivable	16,745	(10,597)	(6,734)
Due from related parties	447,778	(193,439)	(266,885)
Insurance premiums payable	(198,717)	208,535	-
VAT and other taxes payable	(56,272)	214,424	179,011
Accrued liabilities and other payables	40,826	120,264	19,141
Due to related parties	36,841	133,955	(245,388)

NET CASH PROVIDED BY OPERATING ACTIVITIES	229,053	1,374,546	498,826

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(12,012)	(9,618)	-
Purchase of intangible asset	(183,115)	-	(41,336)
Cash paid for business acquisition	-	-	(231,941)
Cash acquired on acquisition of business	-	-	15,198
Proceed received from repayment of note receivable	232,133	-	-

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	37,006	(9,618)	(258,079)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds received from borrowings	-	707,907	-
Repayments made for borrowings	(369,483)	(320,169)	-
Proceeds received from related parties' borrowings	-	33,632	-
Repayments made for related parties' borrowings	(8,400)	(24,817)	-
Payments of deferred offering costs	(493,899)	-	-
Capital contribution from shareholders	464	6,090,041	-

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(871,318)	6,486,594	-

EFFECT OF EXCHANGE RATE ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(55,593)	(471,032)	3,013

NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(660,852)	7,380,490	243,760

CASH, CASH EQUIVALENTS AND RESTRICTED CASH - beginning of year	7,627,438	246,948	3,188

CASH, CASH EQUIVALENTS AND RESTRICTED CASH - end of year	$6,966,586	$7,627,438	$246,948

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$33,675	$6,944	$-
Income taxes	$283,267	$165,783	$5,087

NON-CASH INVESTING AND FINANCING ACTIVITIES
Proceeds due from the non-controlling interest owners of Hengbang	$-	$487	$-
Leased assets obtained in exchange for operating lease liabilities	120,200	-	-

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH
Cash and cash equivalents at beginning of year	$6,712,880	$96,096	$3,188
Restricted cash at beginning of year	914,558	150,852	-
Total cash, cash equivalents and restricted cash at beginning of year	$7,627,438	$246,948	$3,188

Cash and cash equivalents at end of year	$6,243,029	$6,712,880	$96,096
Restricted cash at end of year	723,557	914,558	150,852
Total cash, cash equivalents and restricted cash at end of year	$6,966,586	$7,627,438	$246,948

The accompanying notes are an integral part of these consolidated financial statements.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

TIAN RUIXIANG Holdings Ltd (“TRX” or the “Company”) is a holding company incorporated in the Cayman Islands on March 5, 2019. The Company operates as a broker to sell insurance products in the People’s Republic of China (“PRC” or “China”), through a variable interest entity (“VIE” as defined in Note 4), Zhejiang Tianruixiang Insurance Broker Co., Ltd. (“TRX ZJ”), which was established on January 18, 2010, and the subsidiaries of the VIE.

On March 20, 2019, TRX established a wholly owned subsidiary in Hong Kong, TRX Hong Kong Investment Limited (“TRX HK”), which is a holding company. On April 30, 2019, TRX HK established a Wholly Foreign-Owned Enterprise in China, Beijing Tianruixiang Management Consulting Co., Ltd. (“TRX BJ” or “WFOE”).

On May 20, 2019, TRX BJ entered into a series of contractual arrangements, or VIE agreements with TRX ZJ and the sole equity holder of TRX ZJ, through which the Company obtained control and became the primary beneficiary of TRX ZJ, hereinafter referred to as the Reorganization. As a result, TRX ZJ became the Company’s VIE.

TRX ZJ formed four subsidiaries in PRC at the following dates:

●	Needbao (Beijing) Network Technology Co., Ltd. (“NDB Technology”), incorporated on December 1, 2016 in Beijing and wholly-owned by TRX ZJ

●	Tianyi Duowen (Beijing) Network Technology Co., Ltd. (“TYDW Technology”), incorporated on December 12, 2016 in Beijing and wholly-owned by TRX ZJ

●	Horgos Hechentongguang Consulting Service Co., Ltd. (“HH Consulting”), incorporated on November 22, 2017 in Horgos Economic District, Xinjiang province and wholly-owned by TRX ZJ

●	Hebei Hengbang Insurance Assessment Co., Ltd. (“Hengbang Insurance”), incorporated on October 27, 2015 in Shijiazhuang and owned 99.8% by TRX ZJ

NDB Technology, TYDW Technology, and HH Consulting and Hengbang Insurance had not generated any revenues since the dates of their incorporation or acquisition through October 31, 2019.

On May 20, 2019, the Company completed its reorganization of the entities under the common control of two majority shareholders, Mr. Zhe Wang and Mrs. Sheng Xu, who is Mr. Zhe Wang’s wife, through their 100% controlled entities incorporated in the British Virgin Islands (“BVI”), and indirectly owned a majority of the equity interests of the Company, its subsidiaries, its VIE and the VIE’s subsidiaries prior to and after the Reorganization. The Company was established as a holding company of TRX BJ. TRX BJ is the primary beneficiary of TRX ZJ, and all of these entities are under common control of the Company’s ultimate controlling shareholders before and after the Reorganization, which results in the consolidation of the Company and has been accounted for as a reorganization of entities under common control at carrying value and for accounting purpose, the reorganization was accounted for as a recapitalization. The consolidated financial statements are prepared on the basis as if the Reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of the Company.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS (continued)

The following chart illustrates the Company’s corporate structure, including its subsidiaries, consolidated variable interest entity and the VIE’s subsidiaries as of the date of this report:

TIAN RUIXIANG Holdings Ltd.
"TRX"
CAY,2019
100%
TRX HONGKONG INVESTMENT LIMITED
"TRX HK"
Hong Kong,2019
Offshore
Onshore
100%
Beijing Tianruixiang Management Consulting Co.,Ltd.
"TRX BJ" or "WFOE"
PRC,2019
Contratual arrangments
Beijing Wanderhonggui Management Consulting Co., Ltd.
"WDZG Consulting"
PRC,2016
100%
Zhejiang Tianruixiang Insurance Broker Co., Ltd.
"TRX ZJ"
PRC,2010
Need Bao (Beijing) Network Technology Co., Ltd.
"NDB Technology"
PRC,2016
100%
branch
Zhejiang Tianruixiang Insurance Broker Co., Ltd. Shanxi branch
"TRX SX Branch"
PRC,2018
Tianyi Duowen (Beijing) Network Technology Co., Ltd.
"TYDW Technology"
PRC,2016
100%
branch
Zhejiang Tianruixiang Insurance Broker Co., Ltd. Hunan branch
"TRX HN Branch"
PRC,2019
Huoerguosi Hechentongguang Consulting Service Co., Ltd.
"HH Consulting"
PRC,2017
100%
branch
Zhejiang Tianruixiang Insurance Broker Co., Ltd. Qingdao branch
"TRX QD Branch"
PRC,2018
Hebei Hengbang Insurance Co., Ltd.
"Hengbang Insurance"
PRC,2015
99.8%
branch
Zhejiang Tianruixiang Insurance Broker Co., Ltd. Beijing branch
"TRX BJ Branch"
PRC,2018
Zhejiang Tianruixiang Insurance Broker Co., Ltd. Hubei branch
"TRX HB Branch"
PRC,2019
branch
branch
Zhejiang Tianruixiang Insurance Broker Co., Ltd. Shanxi branch
"TRX ShanXi Branch"
PRC,2019
Zhejiang Tianruixiang Insurance Broker Co., Ltd. Chongqing branch
"TRX CQ Branch"
PRC,2019
branch
branch
Zhejiang Tianruixiang Insurance Broker Co., Ltd. Jiangsu branch
"TRX JS Branch"
PRC,2019

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS (continued)

VIE Agreements with TRX ZJ

Upon the completion of the reorganization, the Company, through the WFOE, entered into the following contractual arrangements with the VIE and the VIE’s sole shareholder that enabled the Company to (1) have power to direct the activities that most significantly affects the economic performance of the VIE, and (2) receive the economic benefits of the VIE that could be significant to the VIE. Accordingly, the WFOE was considered the primary beneficiary of the VIE and had consolidated the VIE and the VIE’s subsidiaries’ financial results of operations, assets and liabilities in the Company’s consolidated financial statements.

Contracts that give the Company effective control of the VIE

Equity Interest Pledge Agreement

Under the Equity Interest Pledge Agreement between WFOE, TRX ZJ and the TRX ZJ Shareholder, the TRX ZJ Shareholder pledged all of its equity interests in TRX ZJ to WFOE to guarantee the performance of TRX ZJ’s obligations under the Exclusive Business Cooperation and Service Agreement. Under the terms of the Equity Pledge Agreement, in the event that TRX ZJ or the TRX ZJ Shareholder breaches their respective contractual obligations under the Exclusive Business Cooperation and Service Agreement, WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. The TRX ZJ Shareholder also agreed that upon occurrence of any event of default, as set forth in the Equity Pledge Agreement, WFOE is entitled to dispose of the pledged equity interest in accordance with applicable PRC laws. The TRX ZJ Shareholder further agreed not to dispose of the pledged equity interests or take any actions that would prejudice WFOE’s interest.

The Equity Interest Pledge Agreement is effective until all payments due under the Exclusive Business Cooperation and Service Agreement have been paid by TRX ZJ. WFOE shall cancel or terminate the Equity Interest Pledge Agreement upon TRX ZJ’s full payment of fees payable under the Exclusive Business Cooperation and Service Agreement.

The purposes of the Equity Interest Pledge Agreement are to (1) guarantee the performance of TRX ZJ’s obligations under the Exclusive Business Cooperation and Service Agreement, (2) make sure the TRX ZJ Shareholder does not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice WFOE’s interests without WFOE’s prior written consent, and (3) provide WFOE control over TRX ZJ. In the event TRX ZJ breaches its contractual obligations under the Exclusive Business Cooperation and Service Agreement, WFOE will be entitled to foreclose on the TRX ZJ Shareholder’ equity interests in TRX ZJ and may (1) exercise its option to purchase or designate third parties to purchase part or all of its equity interests in TRX ZJ and WFOE may terminate the VIE Agreements after acquisition of all equity interests in TRX ZJ or form a new VIE structure with the third parties designated by WFOE; or (2) dispose of the pledged equity interests and be paid in priority out of proceed from the disposal in which case the VIE structure will be terminated.

Share Disposal and Exclusive Option to Purchase Agreement

Under the Share Disposal and Exclusive Option to Purchase Agreement, the TRX ZJ Shareholder irrevocably granted WFOE (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of their equity interests in TRX ZJ. The option price is equal to the capital paid in by the TRX ZJ Shareholder subject to any appraisal or restrictions required by applicable PRC laws and regulations. As of the date of this report, if WFOE exercised such option, the total option price that would be paid to all of the TRX ZJ Shareholder would be RMB 1, or the lowest amount allowed by law. The option purchase price shall increase in case the TRX ZJ Shareholder makes additional capital contributions to TRX ZJ, including when the registered capital is increased upon TRX ZJ receiving the proceeds from our initial public offering.

Under the Share Disposal and Exclusive Option to Purchase Agreement, WFOE may at any time under any circumstances, purchase, or have its designee purchase, at its discretion, to the extent permitted under PRC law, all or part of the TRX ZJ Shareholder’ equity interests in TRX ZJ. The Share Disposal and Exclusive Option to Purchase Agreement, together with the Equity Pledge Agreement, Exclusive Business Cooperation and Service Agreement, and the Proxy Agreement, enable WFOE to exercise effective control over TRX ZJ.

The Share Disposal and Exclusive Option to Purchase Agreement remains effective for a term of 20 years and may be renewed at WFOE’s election.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS (continued)

VIE Agreements with TRX ZJ (continued)

Proxy Agreement

Under the Proxy Agreement, the TRX ZJ Shareholder authorized WFOE to act on its behalf as its exclusive agent and attorney with respect to all rights as shareholder, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights, including voting, that a shareholder is entitled to under PRC laws and the Articles of Association, including but not limited to the sale or transfer or pledge or disposition of shares in part or in whole; and (c) designating and appointing on behalf of the shareholder the legal representative, the executive director, supervisor, the chief executive officer and other senior management members of TRX ZJ.

The term of the Proxy Agreement is the same as the term of the Share Disposal and Exclusive Option to Purchase Agreement. The Proxy Agreement is irrevocable and continuously valid from the date of execution of the Proxy Agreement, so long as the TRX ZJ Shareholder is the shareholder of Company.

Contracts that enable the Company to receive substantially all of the economic benefits from the VIE

Exclusive Business Cooperation and Service Agreement

Pursuant to the Exclusive Business Cooperation and Service Agreement between TRX ZJ and WFOE, WFOE provides TRX ZJ with technical support, consulting services, intellectual services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, TRX ZJ granted an irrevocable and exclusive option to WFOE to purchase from TRX ZJ, any or all of its assets at the lowest purchase price permitted under PRC laws. Should WFOE exercise such option, the parties shall enter into a separate asset transfer or similar agreement. For services rendered to TRX ZJ by WFOE under this agreement, WFOE is entitled to collect a service fee calculated based on the time of services rendered multiplied by the corresponding rate, the plus amount of the services fees or ratio decided by the board of directors of WFOE based on the value of services rendered by WFOE and the actual income of TRX ZJ from time to time, which is approximately equal to the net income of TRX ZJ after deduction of the required PRC statutory reserve.

Based on the foregoing VIE Agreements, TRX BJ has effective control of TRX ZJ which enables TRX BJ to receive all of the expected residual returns and absorb the expected losses of the VIE and its subsidiaries. Management therefore concludes that the Company, through the above contractual arrangements, has the power to direct the activities that most significantly impact the VIE’s economic performance, bears the risks of and enjoys the rewards normally associated with ownership of the VIE, and therefore the Company is the ultimate primary beneficiary of the VIE. Consequently, the Company consolidates the accounts of TRX ZJ and its subsidiaries for the periods presented herein, in accordance with Accounting Standards Codification (“ASC”) 810-10, Consolidation.

The accompanying consolidated financial statements reflect the activities of TRX and each of the following entities:

Name	Background	Ownership
Subsidiaries:
TRX HK	A Hong Kong company	100% owned by TRX
Incorporated on March 20, 2019
TRX BJ	A PRC limited liability company and a wholly foreign owned enterprise	100% owned by TRX HK
Incorporated on April 30, 2019
VIE:
TRX ZJ	A PRC limited liability company	VIE
Incorporated on January 18, 2010
Insurance products brokerage service provider
VIE’s subsidiaries:
NDB Technology	A PRC limited liability company	100% owned by TRX ZJ
Incorporated on December 1, 2016
TYDW Technology	A PRC limited liability company	100% owned by TRX ZJ
Incorporated on December 12, 2016
HH Consulting	A PRC limited liability company	100% owned by TRX ZJ
Incorporated on November 22, 2017
Hengbang Insurance	A PRC limited liability company	99.8% owned by TRX ZJ
Incorporated on October 27, 2015

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – BASIS OF PRESENTATION

The accompanying consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and with the rules and regulations of the U.S. Securities and Exchange Commission for financial information.

The consolidated financial statements include the accounts of the Company and include the assets, liabilities, revenues and expenses of wholly owned subsidiaries, VIE and subsidiaries of the VIE over which the Company exercises control and, when applicable, entity for which the Company has a controlling financial interest or is the primary beneficiary. All inter-company accounts and transactions have been eliminated in consolidation.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the years ended October 31, 2019, 2018 and 2017 include the allowance for doubtful accounts, the useful life of property and equipment and intangible assets, and assumptions used in assessing impairment of long-term assets.

Fair Value of Financial Instruments and Fair Value Measurements

The Company adopted the guidance of ASC 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

●	Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

●	Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

●	Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, restricted cash, commissions receivable, security deposit, prepaid expenses and other current assets, Value Added Tax (“VAT”) and other taxes payable, accrued liabilities and other payables, and due to related parties, approximate their fair market value based on the short-term maturity of these instruments.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are comprised primarily of money market accounts and bank accounts. At October 31, 2019 and 2018, cash and cash equivalents balances held in China amounted to $6,243,029 and $6,712,880, respectively.

At October 31, 2019 and 2018, cash on hand and cash held in China’s financial institutions amounted to $205,462 and $6,712,880, respectively. At October 31, 2019 and 2018, cash equivalents balances held in China amounted to $6,037,567 and $0, respectively. As of the date of this report, all of the Company’s cash equivalents held in China’s financial institutions were transferred to its bank accounts (See Note 21).

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Restricted Cash

In its capacity as an insurance broker, occasionally, the Company collects premiums from certain insureds and remits the premiums to the appropriate insurance carriers. Unremitted insurance premiums are held in a fiduciary capacity bank account until disbursed by the Company to the respective insurance carriers. The unremitted funds are held in a bank for a short period of time, and the Company reports such amounts as restricted cash in the consolidated balance sheets. As of October 31, 2019 and 2018, restricted cash related to premiums collected from insureds amounted to $643 and $196,072, respectively. In addition, the Company as an insurance broker is required to reserve 10% of its registered capital in cash held in an escrow bank account pursuant to the China Insurance Regulatory Commission (“CIRC”). As of October 31, 2019 and 2018, funds held in an escrow bank account, which was recorded as restricted cash, amounted to $722,914 and $718,486, respectively.

Concentrations of Credit Risk

Currently, the Company’s operations are carried out in China. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in China, and by the general state of China’s economy. The Company’s operations in China are subject to specific considerations and significant risks not typically associated with companies in North America. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Commissions Receivable and Allowance for Doubtful Accounts

Upon issuance of a new policy, the insurance carriers bill the insureds and typically collect the premium payments directly from the insureds. All commissions are determined by the insurance carriers and the timing of the Company receiving the commission statements is controlled by the insurance carriers. The insurance carriers are in control of billing the insureds and they generally send out the monthly commission statements to the Company within the first 5 to 10 days of the subsequent month. The insurance carriers generally remit the applicable commissions to the Company within one to two months after they collected the premiums from the insureds. Accordingly, as reported in the accompanying consolidated balance sheets, “commissions” are receivables from the insurance carriers.

Commissions receivable are presented net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the commissions receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, insurance carrier’s historical payment history, its current credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts at collection.

Management believes that the commissions receivable are fully collectable. Therefore, no allowance for doubtful accounts is deemed to be required on its commissions receivable for the years ended October 31, 2019, 2018 and 2017. The Company historically has not experienced uncollectible accounts from insurance carriers granted with credit sales.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Reserve for Policy Cancellations

Managements establishes the policy cancellation reserve based on historical and current data on cancellations. No allowance for cancellation has been recognized for our brokerage business as the Company estimates, based on its past experience that the cancellation of policies rarely occurs. Any subsequent commission adjustments in connection with policy cancellations which have been minimal to date, are recognized upon notification from the insurance carriers.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation, and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income/loss in the year of disposition. Estimated useful lives are as follows:

Estimated Useful Life
Office equipment and furniture	3 - 5 Years

Intangible Assets

Intangible assets consist of software and platform and are being amortized on a straight-line method over the estimated useful life of 2 - 10 years.

Impairment of Long-lived Assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not record any impairment charge for the years ended October 31, 2019, 2018 and 2017.

Insurance Premiums Payable

Insurance premiums payable represent premium payments that have been received from insureds on the insurance carriers’ behalf, but not yet remitted to the insurance carriers as of the balance sheet dates. As of October 31, 2019 and 2018, insurance premiums payable amounted to $0 and $196,347, respectively.

Value Added Tax

TRX ZJ is subject to a VAT of 6% for providing insurance broker service. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of insurance broker service provided. The Company reports revenue net of PRC’s VAT for all the years presented on the consolidated statements of income and comprehensive income.

Revenue Recognition

Effective November 1, 2017, the Company began recognizing revenue under ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), using the modified retrospective transition method. The impact of adopting the new revenue standard was not material to the Company’s consolidated financial statements and there was no adjustment to beginning accumulated deficit on November 1, 2017. The core principle of this new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

●	Step 1: Identify the contract with the customer

●	Step 2: Identify the performance obligations in the contract

●	Step 3: Determine the transaction price

●	Step 4: Allocate the transaction price to the performance obligations in the contract

●	Step 5: Recognize revenue when the company satisfies a performance obligation

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised goods or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” goods or service (or bundle of goods or services) if both of the following criteria are met:

●	The customer can benefit from the goods or service either on its own or together with other resources that are readily available to the customer (i.e., the goods or service is capable of being distinct).

●	The entity’s promise to transfer the goods or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the goods or service is distinct within the context of the contract).

If a goods or service is not distinct, the goods or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer, excluding amounts collected on behalf of third parties (for example, some sales taxes). The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

The Company’s revenue is derived from a contract with customers, which is the provision of insurance brokerage services. The Company does not provide any insurance agent services. The distinct performance obligation is policy placement services. Billing is controlled by the insurance carriers, therefore, the data necessary to reasonably determine the revenue amounts is made available to the Company by the insurance carriers on a monthly basis. Insurance brokerage services are considered to be rendered and completed, and revenue is recognized, at the time an insurance policy becomes effective, that is, when the signed insurance policy is in place and the premium is collected from the insured, which is confirmed by the insurance carriers with their monthly commissions statements submitted to the Company. The Company has met all the criteria of revenue recognition when the premiums are collected by it or the respective insurance carriers and not before, because collectability is not ensured until receipt of the premium. Accordingly, the Company does not accrue any commission prior to the receipt of the related premiums. Generally, at the time when the insurance policy is signed, it is difficult for us to assess the insured’s ability and intention to pay the premium due on the policy. Therefore, it is not possible for us to estimate if we will collect substantially all of the commission to which we will be entitled in exchange for our insurance brokerage services. For this reason we recognize revenue when the premiums are either collected by us or by the respective insurance carriers and not before, due to the specific practice in the industry.

No allowance for cancellation has been recognized for brokerage business as the Company estimates, based on its past experience that the cancellation of policies rarely occurs. Any subsequent commission adjustments in connection with policy cancellations which have been minimal to date, are recognized upon notification from the insurance carriers. Actual commission adjustments in connection with the cancellation of policies were 1.68%, 0.8% and 0.8% of the total commission revenue for the years ended October 31, 2019, 2018 and 2017, respectively.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

Occasionally, certain policyholders or insureds might request the Company to assist them for claim process on their behalf with the insurance carriers. The Company generally will spend approximately an hour on the phone with the insurance carriers if such assistance is requested by the insured. Based on historical experience, claim service calls and related labor costs have been minimal. The Company spent approximately 15, 51 and 23 hours in connection with the claim process services provided to the insureds for the years ended October 31, 2019, 2018 and 2017, respectively. Based on historical data, the transaction price does not include any element of consideration that is variable or contingent on the outcome of future events, such as policy cancellations, lapses, and volume of business or claims experience.

The Company does not offer promotional payments, customer coupons, rebates or other cash redemption offers to its customers.

Operating Leases

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). Lessees are required to recognize a right-of-use asset and a lease liability for virtually all of their leases (other than leases that meet the definition of a short-term lease). The liability is equal to the present value of lease payments. The asset is based on the liability, subject to certain adjustments, such as for initial direct costs. For income statement purposes, a dual model was retained, requiring leases to be classified as either operating or finance leases. Operating leases result in straight-line expense (similar to operating leases under the prior accounting standard) while finance leases result in a front-loaded expense pattern (similar to capital leases under the prior accounting standard). Lessor accounting is similar to the prior model but updated to align with certain changes to the lessee model (e.g., certain definitions, such as initial direct costs, have been updated) and the new revenue standard, ASU 2014-9.

The Company adopted this new accounting standard on November 1, 2018 on a modified retrospective basis and applied the new standard to leases through a cumulative-effect adjustment to beginning retained earnings. As a result, comparative financial information has not been restated and continues to be reported under the accounting standards in effect for those periods. The Company elected to adopt both the transition relief provided in ASU 2018-11 and the package of practical expedients which allowed it, among other things, to retain historical lease classifications and accounting for any leases that existed prior to adoption of the standard. Additionally, the Company elected the practical expedients allowing it not to separate lease and non-lease components and not record leases with an initial term of twelve months or less (“short-term leases”) on the balance sheets across all existing asset classes. The new standard had a material impact on the consolidated balance sheets but did not materially impact the Company’s consolidated operating results and had no impact on the Company’s beginning retained earnings and cash flows. The following is a discussion of the Company’s lease policy under the new lease accounting standard:

The Company determines if an arrangement contains a lease at the inception of a contract. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of- use assets and lease liabilities are recognized at the commencement date based on the present value of the remaining future minimum lease payments. As the interest rate implicit in the Company’s leases is not readily determinable, the Company utilizes its borrowing rates set by the Central Bank of the People’s Republic of China, determined by class of underlying asset, to discount the lease payments.

The Company leases premises for offices under non-cancellable operating leases. Operating lease payments are expensed over the term of lease. The Company leases do not include options to extend nor any restrictions or covenants. The Company has historically been able to renew a majority of its office leases. Under the terms of the lease agreements, the Company has no legal or contractual asset retirement obligations at the end of the lease.

Impact of New Lease Standard on Balance Sheet Line Items

As a result of applying the new lease standard using a modified retrospective method, the Company recognized operating lease right-of-use assets of $190,424, current portion of operating lease liabilities of $93,823, and long-term operating lease liabilities of $96,601 as of November 1, 2018. There is no impact on equity as of November 1, 2018, the date of adoption. See Note 18.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Employee Benefits

The Company makes mandatory contributions to the PRC government’s health, retirement benefit and unemployment funds in accordance with the relevant Chinese social security laws. The costs of these payments are charged to the same accounts as the related salary costs in the same period as the related salary costs incurred. Employee benefit costs totaled $123,369, $34,961 and $22,771 for the years ended October 31, 2019, 2018 and 2017, respectively.

Research and Development

Expenditures for research and product development costs are expensed as incurred. The Company did not incur any research and development costs during the years ended October 31, 2019, 2018 and 2017.

Selling and Marketing Expenses

All costs related to selling and marketing are expensed as incurred. For the years ended October 31, 2019, 2018 and 2017, selling and marketing costs amounted to $797,572, $1,033,408 and $76,967, respectively.

Advertising Costs

Advertising costs are expensed as incurred and included in the selling and marketing expenses. Advertising costs were $525,528, $836,549 and $28,664 for the years ended October 31, 2019, 2018 and 2017, respectively.

Deferred Offering Costs

Deferred offering costs consist of legal, accounting and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering and that will be charged to stockholders’ equity upon the completion of the Initial Public Offering. Should the Initial Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Income Taxes

The Company accounts for income taxes using the asset/liability method prescribed by ASC 740, “Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of October 31, 2019 and 2018, the Company had no significant uncertain tax positions that qualify for either recognition or disclosure in the financial statements. As of October 31, 2019, income tax returns for the tax years ended October 31, 2014 through October 31, 2018 remain open for statutory examination by PRC tax authorities. The Company recognizes interest and penalties related to significant uncertain income tax positions in other expense if any. There were no such interest and penalties as of October 31, 2019 and 2018.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Translation

The reporting currency of the Company is the U.S. dollar (“USD”). The functional currency of the parent company, TRX, and TRX HK, is the U.S. dollar and the functional currency of TRX BJ, TRX ZJ, NDB Technology, TYDW Technology, HH Consulting, and Hengbang Insurance is the Chinese Renminbi (“RMB”). For the subsidiaries whose functional currency is the RMB, result of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income/loss. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

All of the Company’s revenue and expense transactions are transacted in the functional currency of the operating subsidiaries. The Company does not enter into any material transaction in foreign currencies. Transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

The consolidated balance sheet amounts, with the exception of equity, at October 31, 2019 and 2018 were translated at RMB 7.0387 to $1.00 and at RMB 6.9758 to $1.00, respectively. Equity accounts were stated at their historical rates. The average translation rates applied to consolidated statements of income and cash flows for the years ended October 31, 2019, 2018 and 2017 were RMB 6.8926, RMB 6.5681 and RMB 6.8038 to $1.00, respectively.

Reverse Stock Split

The Company effected a one-for-two reverse stock split on April 14, 2020. All share and per share information has been retroactively adjusted to reflect this reverse stock split.

Comprehensive Income

Comprehensive income is comprised of net income and all changes to the statements of equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. For the Company, comprehensive income for the years ended October 31, 2019, 2018 and 2017 consisted of net income and unrealized (loss) gain from foreign currency translation adjustment.

Commitment and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters. Liabilities for such contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Per Share Data

ASC Topic 260 “Earnings per Share,” requires presentation of both basic and diluted earnings per share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue ordinary stock were exercised or converted into ordinary stock or resulted in the issuance of ordinary stock that then shared in the earnings of the Company.

Basic net income per ordinary share are computed by dividing net income available to ordinary shareholders by the weighted average number of shares of ordinary stock outstanding during the period. Diluted net income per ordinary share is computed by dividing net income by the weighted average number of shares of ordinary stock, ordinary stock equivalents and potentially dilutive securities outstanding during each period. Ordinary stock equivalents are not included in the calculation of diluted income per ordinary share if their effect would be anti-dilutive.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Per Share Data (continued)

The following table presents a reconciliation of basic and diluted net income per ordinary share:

	Years Ended October 31,
	2019	2018	2017
Net income available to TIAN RUIXIANG Holdings Ltd ordinary shareholders for basic and diluted net income per share of ordinary share	$175,787	$1,121,429	$963,324
Weighted average ordinary shares outstanding - basic and diluted	5,000,000	5,000,000	5,000,000
Net income per ordinary share attributable to TIAN RUIXIANG Holdings Ltd ordinary shareholders - basic and diluted	$0.04	$0.22	$0.19

The Company did not have any ordinary stock equivalents and potentially dilutive ordinary stock outstanding during the years ended October 31, 2019, 2018 and 2017.

Business Acquisition

The Company accounts for business acquisition in accordance with ASC No. 805, Business Combinations. The assets acquired and liabilities assumed from the acquired business are recorded at their estimated fair values on the date of acquisition. The difference between the purchase price amount and the net fair value of assets acquired and liabilities assumed is recognized as goodwill on the consolidated balance sheets if the purchase price exceeds the estimated net fair value or as a bargain purchase gain on the statements of income if the purchase price is less than the estimated net fair value.

The result of operations of the acquired business is included in the Company’s operating result from the date of acquisition.

Non-controlling Interest

On November 7, 2017, TRX ZJ sold a 0.2% equity interest in Hengbang Insurance to two third party individuals. As of October 31, 2019, these two individuals aggregately owned 0.2% of the equity interests of Hengbang Insurance, which is not under the Company’s control.

Segment Reporting

ASC 280 “Segment reporting” establishes standards for reporting information on operating segments in interim and annual financial statements. All of the Company’s operations are considered by the chief operating decision maker to be aggregated in one reportable operating segment. All of the Company’s customers are in the PRC and all revenue is derived from the provision of insurance brokerage services.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all significant related party transactions.

Fiscal Year End

The Company has adopted a fiscal year end of October 31st.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. The amendments apply to all entities that have restricted cash or restricted cash equivalents and are required to present a statement of cash flows. The amendments address diversity in practice that exists in the classification and presentation of changes in restricted cash on the statement of cash flows. The amendments require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents.

As a result, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments do not provide a definition of restricted cash or restricted cash equivalents. This guidance became effective for the reporting periods beginning on or after December 15, 2017, and interim periods within those fiscal years. The Company adopted this guidance and reconciled cash and cash equivalents and restricted cash on a retrospective basis.

In January 2017, the FASB issued ASU 2017-01, Business Combinations: Clarifying the Definition of a Business, which amends the current definition of a business. Under ASU 2017-01, to be considered a business, an acquisition would have to include an input and a substantive process that together significantly contributes to the ability to create outputs. ASU 2017-01 further states that when substantially all of the fair value of gross assets acquired is concentrated in a single asset (or a group of similar assets), the assets acquired would not represent a business. The new guidance also narrows the definition of the term “outputs” to be consistent with how it is described in Topic 606, Revenue from Contracts with Customers. The changes to the definition of a business will likely result in more acquisitions being accounted for as asset acquisitions. The guidance is effective for the annual period beginning after December 15, 2017, with early adoption permitted. The Company has elected to early adopt ASU 2017-01 and to apply it to any transaction, which occurred prior to the issuance date that has not been reported in financial statements that have been issued or made available for issuance.

In January 2017, the FASB issued ASU No. 2017-04, “Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”), which removes Step 2 from the goodwill impairment test. An entity will apply a one-step quantitative test and record the amount of goodwill impairment as the excess of a reporting unit’s carrying amount over its fair value, not to exceed the total amount of goodwill allocated to the reporting unit. The new guidance does not amend the optional qualitative assessment of goodwill impairment. Public business entity that is a U.S. Securities and Exchange Commission filer should adopt the amendments in this ASU for its annual or any interim goodwill impairment test in fiscal years beginning after December 15, 2019. ASU 2017-4 has no impact on the Company’s consolidated financial statements.

In July 2017, the FASB issued ASU No. 2017-11, “Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception”. Part I of this Update addresses the complexity of accounting for certain financial instruments with down round features. Part II of this Update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification. For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The adoption of ASU 2017-11 has no impact on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement. The objective of ASU 2018-13 is to improve the effectiveness of disclosures in the notes to the financial statements by removing, modifying, and adding certain fair value disclosure requirements to facilitate clear communication of the information required by generally accepted accounting principles. The amendments are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019 with early adoption permitted upon issuance of this ASU. The Company is currently evaluating the potential impact of this new guidance.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – VARIABLE INTEREST ENTITY AND OTHER CONSOLIDATION MATTERS

On May 20, 2019, TRX BJ entered into VIE Agreements with TRX ZJ and the sole shareholder of TRX ZJ. The key terms of these VIE Agreements are summarized in “NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS” above. As a result of the VIE Agreements, the Company classifies TRX ZJ as a VIE.

A VIE is an entity that has either a total equity investment that is insufficient to permit the entity to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity or obligation to absorb the expected losses of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary and must consolidate the VIE. TRX BJ is deemed to have a controlling financial interest and be the primary beneficiary of TRX ZJ, because it has both of the following characteristics:

1.	Power to direct activities of a VIE that most significantly impact the entity’s economic performance, and

2.	Obligation to absorb losses of the entity that could potentially be significant to the VIE or right to receive benefits from the entity that could potentially be significant to the VIE.

Pursuant to the VIE Agreements, TRX ZJ pays service fees equal to all of its net income to TRX BJ. At the same time, TRX BJ is entitled to receive all of TRX ZJ’s expected residual returns. The VIE Agreements are designed so that TRX ZJ operates for the benefit of the Company. Accordingly, the accounts of TRX ZJ are consolidated in the accompanying financial statements pursuant to ASC 810-10, Consolidation. In addition, its financial positions and results of operations are included in the Company’s consolidated financial statements.

In addition, as all of these VIE Agreements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC, they would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could further limit the Company’s ability to enforce these VIE Agreements. Furthermore, these contracts may not be enforceable in China if PRC government authorities or courts take a view that such contracts contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event the Company is unable to enforce these VIE Agreements, it may not be able to exert effective control over TRX ZJ and its ability to conduct its business may be materially and adversely affected.

All of the Company’s main current operations are conducted through TRX ZJ and its subsidiaries. Current regulations in China permit TRX ZJ to pay dividends to the Company only out of its accumulated distributable profits, if any, determined in accordance with its article of association and PRC accounting standards and regulations. The ability of TRX ZJ to make dividends and other payments to the Company may be restricted by factors including changes in applicable foreign exchange and other laws and regulations.

The following consolidated financial information of the VIE and its subsidiaries as a whole as of October 31, 2019 and 2018 and for the years ended October 31, 2019, 2018 and 2017 was included in the accompanying consolidated financial statements of the Company. Transactions between the VIE and VIE’s subsidiaries are eliminated in the financial information presented below:

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – VARIABLE INTEREST ENTITY AND OTHER CONSOLIDATION MATTERS (continued)

	As of October 31,
	2019	2018
Cash and cash equivalents	$6,243,029	$6,712,880
Restricted cash	723,557	914,558
Commissions receivable	173,055	264,957
Other current assets	948,503	560,864
Note receivable	-	229,364
Right-of-use assets, operating lease	124,101	-
Other non-current assets	197,381	58,953
Total Assets	8,409,626	8,741,576

Borrowings	-	365,076
VAT and other taxes payable	318,871	377,347
Other current liabilities	471,736	525,617
Non-current liabilities	40,125	-
Total Liabilities	830,732	1,268,040

Net assets	$7,578,894	$7,473,536

	For the Years Ended October 31,
	2019	2018	2017
Revenue	$2,002,217	$3,087,708	$1,531,223
Income from operations	102,670	1,459,217	1,115,812
Net income	$175,787	$1,121,438	$963,324

NOTE 5 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

At October 31, 2019 and 2018, prepaid expenses and other current assets consisted of the following:

	October 31, 2019	October 31, 2018
Deferred offering costs	$483,647	$-
Prepaid other professional service fees	391,544	74,090
Other	56,621	33,158
	$931,812	$107,248

NOTE 6 – NOTE RECEIVABLE

The Company originated a note receivable to a third party in the principal amount of RMB 1.6 million (approximately $0.2 million) during fiscal 2017. This note had a maturity date of March 3, 2020. The annual interest rate for the note was 4.35%. In April 2019, the outstanding principal and related interest were fully collected.

The interest income related to this note was $4,937, $10,597 and $6,734 for the years ended October 31, 2019, 2018 and 2017, respectively, and was included in “Interest income” on the consolidated statements of income and comprehensive income.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – PROPERTY AND EQUIPMENT

At October 31, 2019 and 2018, property and equipment consisted of the following:

	Useful life	October 31, 2019	October 31, 2018
Office equipment and furniture	3 – 5 Years	$47,095	$35,651
Less: accumulated depreciation		(26,631)	(18,298)
		$20,464	$17,353

For the years ended October 31, 2019, 2018 and 2017, depreciation expense amounted to $8,677, $7,237 and $6,030, respectively, which was included in operating expenses.

NOTE 8 – INTANGIBLE ASSETS

At October 31, 2019 and 2018, intangible assets consisted of the following:

	Useful Life	October 31, 2019	October 31, 2018
Software and platform	2 – 10 Years	$222,112	$43,184
Less: accumulated amortization		(51,764)	(26,505)
		$170,348	$16,679

For the years ended October 31, 2019, 2018 and 2017, amortization expense amounted to $26,036, $23,059 and $4,914, respectively, which was included in operating expenses. Amortization of intangible assets attributable to future periods is as follows:

Year ending October 31:	Amortization Amount
2020	$17,931
2021	17,931
2022	17,931
2023	17,931
2024 and thereafter	98,624
$170,348

NOTE 9 – BORROWINGS

During fiscal 2018, from time to time, the Company received loans from various entities to fund its operations. These loans are due within one year and are unsecured and uncollateralized, and cannot be renewed upon maturities. The annual interest rates for these loans are ranging from 6.5% to 10.0%. As of October 31, 2019 and 2018, the outstanding principal amounted to $0 and $365,076, respectively. The Company did not incur any borrowing activity in fiscal 2017.

For the years ended October 31, 2019, 2018 and 2017, interest expense related to these loans amounted to $18,218, $22,439 and $0, respectively.

NOTE 10 – VAT AND OTHER TAXES PAYABLE

At October 31, 2019 and 2018, VAT and other taxes payable consisted of the following:

	October 31, 2019	October 31, 2018
Income taxes payable	$299,908	$346,897
VAT payable	16,407	29,496
Other	2,556	954
	$318,871	$377,347

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – ACCRUED LIABILITIES AND OTHER PAYABLES

At October 31, 2019 and 2018, accrued liabilities and other payables consisted of the following:

	October 31, 2019	October 31, 2018
Accrued professional service fees	$98,772	$95,216
Interest payable	-	14,253
Accrued payroll liability	72,570	13,384
Other	5,312	15,055
	$176,654	$137,908

NOTE 12 – RELATED PARTY TRANSACTIONS

Due from Related Parties

At October 31, 2019 and 2018, amount due from related parties consisted of the following:

Name of related party	October 31, 2019	October 31, 2018
Beijing Ruiboyingtong Network Technology Co., Ltd. (1)	$-	$385,733
Beijing Taofengyongshun Investment Consulting Co., Ltd. (2)	-	42,346
Yue Du (3)	-	10,330
Junkai Zhao (4)	-	3,362
Lin Lou (5)	-	408
Guimin Dong (6)	-	258
	$-	$442,437

(1)	An entity controlled by TRX ZJ’s former director.

(2)	An entity controlled by Zhe Wang’s mother-in-law. Zhe Wang holds 64.97% of Beijing Wandezhonggui Management Consulting Co., Ltd’s shares.

(3)	Yue Du is TRX ZJ’s former director.

(4)	Junkai Zhao is a manager of TRX ZJ’s Beijing branch.

(5)	Lin Lou is the spouse of Yue Du.

(6)	Guimin Dong is a manager of TRX ZJ’s Qingdao branch.

As of October 31, 2019, all of receivables from related parties had been fully collected.

Operating Leases – related party

In June 2017, the Company entered into a lease for office space with WDZG Consulting, which owns 100% of TRX ZJ. Pursuant to the office lease, annual payments of RMB 62,849 (approximately $9,000) were due for each quarter of the term. The term of the office lease was 1 year and expired on June 30, 2018.

In June 2018, the Company entered into a lease for office space with WDZG Consulting, which owns 100% of TRX ZJ. Pursuant to the office lease, annual payments of RMB 132,199 (approximately $19,000) were due for each quarter of the term. The term of the office lease was 1 year and expired on June 30, 2019.

In June 2019, the Company entered into a lease for office space with WDZG Consulting, which owns 100% of TRX ZJ, (the “Related Party Office Lease”). Pursuant to the Related Party Office Lease, annual payments of RMB 132,199 (approximately $19,000) were due for each quarter of the term. The term of the Related Party Office Lease is 1 year and expires on June 30, 2020.

For the years ended October 31, 2019, 2018 and 2017, rent expense related to these office leases amounted approximately $19,000, $13,000 and $3,000, respectively.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – RELATED PARTY TRANSACTIONS (continued)

Due to Related Parties

At October 31, 2019 and 2018, amount due to related parties consisted of the following:

Name of related party	October 31, 2019	October 31, 2018
Beijing Wandezhonggui Management Consulting Co., Ltd. (1)	$157,800	$78,984
Ruibo Wealth (Beijing) Investment Management Co., Ltd. (2)	-	45,799
Beijing Ruibozhongying Technology Development Co., Ltd. (3)	-	33,932
Wei Liu (4)	150	9,432
Holiday Union International Travel Co., Ltd. (5)	-	8,030
Zhe Wang (6)	6,922	6,496
Sheng Xu (7)	49,281	355
Yue Du (8)	552	-
Lei Chen (9)	1,580	-
Mufang Gao (10)	-	33
Da Lv (11)	-	1
Guimin Dong (12)	1,198	-
Mingxiu Luan (13)	18	-
	$217,501	$183,062

(1)	An entity that owns 100% of TRX ZJ

(2)	An entity controlled by WDZG

(3)	An entity controlled by Beijing Wandezhonggui Management Consulting Co., Ltd.

(4)	Wei Liu is a manager of Hengbang Insurance

(5)	An entity controlled by WDZG

(6)	Zhe Wang holds 64.97% of Beijing Wandezhonggui Management Consulting Co., Ltd.’s shares and he is the spouse of Sheng Xu.

(7)	Sheng Xu holds 35% of Beijing Wandezhonggui Management Consulting Co., Ltd.’s shares and she is the spouse of Zhe Wang.

(8)	Yue Du is TRX ZJ’s former director.

(9)	Lei Chen is a manager of Qingdao branch of TRX ZJ.

(10)	Mufang Gao is Zhe Wang’s mother.

(11)	Da Lv is TRX ZJ’s former director.

(12)	Guimin Dong is a manager of TRX ZJ’s Qingdao branch.

(13)	Mingxiu Luan is the Company’s CFO.

The related parties’ payables are short-term in nature, non-interest bearing, unsecured and repayable on demand.

Borrowings from Related Parties and Interest Expense – Related Parties

From time to time, the Company acquires loans from various related parties to fund its operations. These loans are due within one year and are unsecured and uncollateralized, and cannot be renewed upon maturities. The annual interest rates for these loans are ranging from 6.5% to 10.0%. As of October 31, 2019, all of outstanding principal of related parties’ borrowings and related interest due are fully repaid. The Company did not incur any related parties’ borrowing activity in fiscal 2017.

For the years ended October 31, 2019, 2018 and 2017, interest expense related to related parties’ loans amounted to $613, $452 and $0, respectively, which have been included in interest expense – related parties in the accompanying consolidated statements of income and comprehensive income.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – RELATED PARTY TRANSACTIONS (continued)

Services Provided by Related Parties

From time to time, the Company’s related parties provide services to the Company. The Company recognized related party expenses of $23,922, $13,468 and $0 for the years ended October 31, 2019, 2018 and 2017, which have been included in selling and marketing expenses – related parties and other general and administrative – related parties, respectively, on the accompanying consolidated statements of income and comprehensive income.

NOTE 13 – INCOME TAXES

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

Hong Kong

TRX HK is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% on its taxable income generated from operations in Hong Kong. The Company did not make any provisions for Hong Kong profit tax as there were no assessable profits derived from or earned in Hong Kong since inception. Additionally, payments of dividends by the subsidiary incorporated in Hong Kong to the Company are not subject to any Hong Kong withholding tax.

United States

The Company and its Subsidiaries have no presence in the United States and does not conduct business in the United States, so therefore no United States Income Tax should be imposed upon the Company and its Subsidiaries.

PRC

TRX ZJ, NDB Technology, TYDW Technology, HH Consulting, and Hengbang Insurance were incorporated in the PRC and are subject to PRC Enterprise Income Tax (“EIT”) on the taxable income in accordance with the relevant PRC income tax laws. On March 16, 2007, the National People’s Congress enacted a new enterprise income tax law, which took effect on January 1, 2008. The law applies a uniform 25% enterprise income tax rate to both foreign invested enterprises and domestic enterprises. In the years ended October 31, 2019, 2018 and 2017, TYDW Technology and Hengbang Insurance were each recognized as small low-profit enterprise and received preferential income tax rate. HH Consulting is subject to a preferential income tax rate of 0% for a period of five years commencing June 2018, as it was incorporated in the Horgos Economic District, Xinjiang province.

Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.

Income taxes that are attributed to the Company’s operations in the PRC are consist of:

	For the Years Ended October 31,
	2019	2018	2017
Current income tax expenses	$238,208	$365,192	$282,772
Deferred income tax expenses (benefit)	-	-	(114,520)
Income tax expenses	$238,208	$365,192	$168,252

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 – INCOME TAXES (continued)

The reconciliations of the statutory income tax rate and the Company’s effective income tax rate are as follows:

	For the Years Ended October 31,
	2019	2018	2017
Hong Kong statutory income tax rate	16.5%	16.5%	16.5%
Valuation allowance recognized with respect to the loss in the Hong Kong company	(16.5)%	(16.5)%	(16.5)%
PRC statutory income tax rate	25.0%	25.0%	25.0%
Effect of income tax exemptions and reliefs in the PRC companies	0.0%	(0.4)%	0.0%
Effect of loss carry-forwards in the PRC companies	0.0%	0.0%	(10.1)%
Effect of non-deductible expenses in the PRC companies	32.5%	0.0%	0.0%
Total	57.5%*	24.6%	14.9%

* It primarily represents TRX ZJ’s branches and subsidiaries’ loss of approximately $720,000 (RMB 4,963,479) that are not deductible in TRX’s income tax return.

Aggregate undistributed earnings of the Company’s subsidiary, VIE and VIE’s subsidiaries located in the PRC that are available for distribution at October 31, 2019 are considered to be indefinitely reinvested and accordingly, no provision has been made for the Chinese dividend withholding taxes that would be payable upon the distribution of those amounts to any entity within the Company that is outside of the PRC.

The Company does not have any present plan to pay any cash dividends on its ordinary shares in the foreseeable future. It intends to retain most of its available funds and any future earnings for use in the operation and expansion of its business. As of October 31, 2019 and 2018, the Company has not declared any dividends.

As of October 31, 2019 and 2018, the Company had no significant uncertain tax positions that qualify for either recognition or disclosure in the financial statements. As of October 31, 2019, income tax returns for the tax years ended October 31, 2015 through October 31, 2019 remain open for statutory examination by PRC tax authorities.

The uncertain tax positions are related to tax years that remain subject to examination by the relevant tax authorities. Based on the outcome of any future examinations, or as a result of the expiration of statute of limitations for specific jurisdictions, it is reasonably possible that the related unrecognized tax benefits for tax positions taken regarding previously filed tax returns, might materially change from those recorded as liabilities for uncertain tax positions in the Company’s consolidated financial statements as of October 31, 2019 and 2018. In addition, the outcome of these examinations may impact the valuation of certain deferred tax assets (such as net operating losses) in future periods. The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits, if any, as a component of income tax expense. The Company does not anticipate any significant increases or decreases to its liability for unrecognized tax benefit within the next twelve months.

According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of income taxes is due to computational errors made by the taxpayer. The statute of limitations will be extended to five years under special circumstances, which are not clearly defined, but an underpayment of income tax liability exceeding RMB100,000 (approximately $14,000) is specifically listed as a special circumstance. In the case of a transfer pricing related adjustment, the statute of limitations is ten years. There is no statute of limitations in the case of tax evasion.

Accounting for Uncertainty in Income Taxes

The tax authority of the PRC government conducts periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises complete their relevant tax filings. Therefore, the Company’s PRC entities’ tax filings results are subject to change. It is therefore uncertain as to whether the PRC tax authority may take different views about the Company’s PRC entities’ tax filings, which may lead to additional tax liabilities.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ASC 740 requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. The management evaluated the Company’s tax positions and concluded that no provision for uncertainty in income taxes was necessary as of October 31, 2019 and 2018.

NOTE 14 – EQUITY

The equity structures as of October 31, 2019 and 2018 was presented after giving retroactive effect to the reorganization of the Company that was completed in the fiscal year 2019. Immediately before and after the reorganization, the shareholders of TRX ZJ controlled TRX. Therefore, for accounting purposes, the reorganization is accounted for as a transaction of entities under common control.

Ordinary Shares

On March 5, 2019, TRX was incorporated in the Cayman Islands. As of October 31, 2019, our authorized share capital consists of $50,000 divided into 50,000,000 Ordinary Shares with a par value of $0.001 per share. As of October 31, 2019, 5,000,000 Ordinary Shares were issued and outstanding.

We have adopted an amended and restated memorandum and articles of association, which will become effective and replace the current memorandum and articles of association in its entirety immediately prior to completion of this offering. We expect to create a dual-class share structure conditional upon and effective immediately prior to the completion of the offering. Accordingly, our authorized share capital immediately prior to the completion of the offering will be changed to $50,000 divided into 50,000,000 shares, comprising (i) 47,500,000 Class A Ordinary Shares, par value of $0.001 per share, and (ii) 2,500,000 Class B Ordinary Shares, par value of $0.001 per share.

Holders of Class A and Class B Ordinary Shares in the Company shall receive an equal share in the dividend to be paid by the Company and an equal share in the distribution of the surplus assets of the Company on its liquidation.

Holders of Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class on all matters presented to the Company’s shareholders for their vote or approval, except as otherwise required by applicable law, by agreement, or by the Company’s amended and restated memorandum and articles of incorporation.

Class A Ordinary Shares are entitled to one (1) vote per share. Class B Ordinary Shares are entitled to eighteen (18) votes per share.

Shareholders’ Contribution

During the year ended October 31, 2018, TRX ZJ’s shareholder contributed $6,231,689 to the Company for working capital needs and the Company recorded an increase in additional paid-in capital.

NOTE 15 - STATUTORY RESERVE

TRX ZJ, NDB Technology, TYDW Technology, HH Consulting, and Hengbang Insurance operate in the PRC, are required to reserve 10% of their net profit after income tax, as determined in accordance with the PRC accounting rules and regulations. Appropriation to the statutory reserve by the Company is based on profit arrived at under PRC accounting standards for business enterprises for each year. The profit arrived at must be set off against any accumulated losses sustained by the Company in prior years, before allocation is made to the statutory reserve. Appropriation to the statutory reserve must be made before distribution of dividends to shareholders. The appropriation is required until the statutory reserve reaches 50% of the registered capital. This statutory reserve is not distributable in the form of cash dividends.

During the years ended October 31 2019, 2018 and 2017, the Company made appropriation to the statutory reserve account amounted to $89,590, $29,199 and $0, respectively.

NOTE 16 – ACQUISITION

The Company accounts for acquisition using the acquisition method of accounting, whereby the results of operations of the acquired business are included in the Company’s operating result from the date of acquisition. The assets acquired and liabilities assumed from the acquired business are recorded at their estimated fair values on the date of acquisition. The difference between the purchase price amount and the net fair value of assets acquired and liabilities assumed is recognized as goodwill on the consolidated balance sheets if the purchase price exceeds the estimated net fair value or as a bargain purchase gain on the statements of operations if the purchase price is less than the estimated net fair value.

On March 16, 2017 (the “Acquisition Date”), the Company completed the acquisition of 100% of the equity interest of Hengbang Insurance, a company incorporated in PRC. Hengbang Insurance was an insurance assessment services provider which provided various insurance assessment services to its clients in China before the Company acquired them. Hengbang Insurance had no operations since the Acquisition Date. In connection with the acquisition, the Company paid RMB 1,600,000 (approximately $232,000).

In according with the terms of the acquisition agreement, Hengbang Insurance’s assets and liabilities were recorded at their fair values as of the Acquisition Date and the results of operations of Hengbang Insurance are consolidated with the results of operations of the Company, starting on March 16, 2017.

The purchase price is less than the fair value of net assets acquired. In accordance with ASC 805, “Business Combinations,” the excess of fair value of acquired net assets over purchase price (negative goodwill) of $2,134, was recognized as a gain in the period the acquisition was completed.

For the period from March 16, 2017 to October 31, 2017, revenue and net income included in the consolidated statements of income from Hengbang Insurance amounted to $0 and $3,275, respectively.

For the year ended October 31, 2017, acquisition related costs incurred in connection with the combination were nominal, pursuant to ASC 805, were expensed and included in professional fees on the accompanying consolidated statements of income and comprehensive income.

The fair value of the assets acquired and liabilities assumed from Hengbang Insurance are as follows:

March 16, 2017
Purchase price	$231,941

Cash	15,198
Note receivable	231,941
Other receivable	493
Total Assets Acquired	247,632

VAT and other taxes payable	790
Accrued liabilities and other payables	3,262
Due to related party	9,534
Total Liabilities Assumed	13,586

Net Assets Acquired	234,046
Goodwill	$(2,105)

Net assets were valued at their respective carrying amounts, which the Company believes approximate their current fair values at the Acquisition Date. The acquisition of Hengbang Insurance resulted in approximately $2,000 of negative goodwill, which represents the excess of the fair value of the net assets acquired over the purchase price and is recorded as a bargain purchase gain on the statements of income.

The following unaudited pro forma consolidated result of operations have been prepared as if the acquisition of Hengbang Insurance had occurred as of the beginning of the following period:

Year Ended October 31, 2017
Revenue	$1,531,223
Net income	$965,151
Net income attributable to TIAN RUIXIANG Holdings Ltd ordinary shareholders	$965,151
Net income per share	$0.10

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred at the beginning of the period presented and is not intended to be a projection of future results.

NOTE 17 – NON-CONTROLLING INTEREST

As of October 31, 2019, two third party individuals owned 0.2% of the equity interests of Hengbang Insurance, which is not under the Company’s control. There was no non-controlling interest activity in the year ended October 31, 2017. The following was a summary of non-controlling interest activities in the years ended October 31, 2019 and 2018.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 – NON-CONTROLLING INTEREST (continued)

Amount
Non-controlling interest at October 31, 2017	$-
Non-controlling interest’s share of contribution in subsidiary	493
Net income attributable to non-controlling interest	9
Foreign currency translation adjustment attributable to non-controlling interest	(24)
Non-controlling interest at October 31, 2018	478
Net income attributable to non-controlling interest	-
Foreign currency translation adjustment attributable to non-controlling interest	(4)
Non-controlling interest at October 31, 2019	$474

NOTE 18 – COMMITMENTS AND CONTINCENGIES

Contingencies

From time to time, the Company may be subject to certain legal proceedings, claims and disputes that arise in the ordinary course of business. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity.

Operating Leases Commitment

The Company is a party to leases for office space. Rent expense under all operating leases, included in operating expenses in the accompanying consolidated statements of income and comprehensive income, amounted to approximately $190,000, $143,000 and $47,000 for the years ended October 31, 2019, 2018 and 2017, respectively.

Supplemental cash flow information related to leases for the year ended October 31, 2019 is as follows:

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows paid for operating leases	$76,971
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$-

Supplemental balance sheet information related to leases as of October 31, 2019 is as follows:

Operating Leases:
Operating lease right-of-use assets	$124,101

Current portion of operating lease liabilities	$77,581
Long-term operating lease liabilities	40,125
Total operating lease liabilities	$117,706

Weighted Average Remaining Lease Term (in years):
Operating leases	1.65

Weighted Average Discount Rate:
Operating leases	3.95%

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18 – COMMITMENTS AND CONTINCENGIES (continued)

The following table summarizes the maturity of lease liabilities under operating leases as of October 31, 2019:

For the Year Ending October 31:	Operating Leases
2020	$81,371
2021	35,153
2022	6,020
2023 and thereafter	-
Total lease payments	122,544
Amount of lease payments representing interest	(4,838)
Total present value of operating lease liabilities	$117,706

Variable Interest Entity Structure

In the opinion of management, (i) the corporate structure of the Company is in compliance with existing PRC laws and regulations; (ii) the Contractual Arrangements are valid and binding, and do not result in any violation of PRC laws or regulations currently in effect; and (iii) the business operations of WFOE, VIE and VIE’s subsidiaries are in compliance with existing PRC laws and regulations in all material respects.

However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Accordingly, the Company cannot be assured that PRC regulatory authorities will not ultimately take a contrary view to the foregoing opinion of its management. If the current corporate structure of the Company or the Contractual Arrangements is found to be in violation of any existing or future PRC laws and regulations, the Company may be required to restructure its corporate structure and operations in the PRC to comply with changing and new PRC laws and regulations. In the opinion of management, the likelihood of loss in respect of the Company’s current corporate structure or the VIE Agreements is remote based on current facts and circumstances.

NOTE 19 – CONCENTRATIONS

Concentrations of Credit Risk

Balances at financial institutions and state-owned banks within the PRC are covered by insurance up to RMB 500,000 (approximately $71,000) per bank. Any balance over RMB 500,000 per bank in PRC will not be covered. At October 31, 2019 and 2018, cash, cash equivalents and restricted cash balances held in the PRC are $6,966,586 and $7,627,438,of which, $6,693,923 and $7,224,929 were not covered by such limited insurance, respectively. The Company has not experienced any losses in accounts held in PRC’s financial institutions and believes it is not exposed to any risks on its cash, cash equivalents and restricted cash held in the PRC’s financial institutions.

Insurance Carriers

The following table sets forth information as to each insurance carrier that accounted for 10% or more of the Company’s revenue for the years ended October 31, 2019, 2018 and 2017.

	For the Years Ended October 31,
Carrier	2019	2018	2017
A	24%	*		*
B	22%	*		*
C	19%	32%	81%
D	12%	*		*
E	*	14%		*

*Less than 10%

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 – CONCENTRATIONS (continued)

Insurance Carriers (continued)

Four insurance carriers, whose outstanding receivable accounted for 10% or more of the Company’s total outstanding commissions receivable at October 31, 2019, accounted for 71.8% of the Company’s total outstanding commissions receivable at October 31, 2019.

One insurance carrier, whose outstanding receivable accounted for 10% or more of the Company’s total outstanding commissions receivable at October 31, 2018, accounted for 57.0% of the Company’s total outstanding commissions receivable at October 31, 2018.

Suppliers

No supplier accounted for 10% or more of the Company’s purchase during the years ended October 31, 2019, 2018 and 2017.

NOTE 20 – RESTRICTED NET ASSETS

As of October 31, 2019, the Company’s operations are conducted through its PRC subsidiaries, which can only pay dividends out of their retained earnings determined in accordance with the accounting standards and regulations in the PRC and after they have met the PRC requirements for appropriation to statutory reserve. In addition, a majority of the Company’s businesses and assets are denominated in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts. These currency exchange control procedures imposed by the PRC government authorities may restrict the ability of the Company’s PRC subsidiary to transfer their net assets to the TIAN RUIXIANG Holdings Ltd (the “Parent Company”) through loans, advances or cash dividends.

Schedule I of Article 5-04 of Regulation S-X requires the condensed financial information of the parent company to be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. For purposes of this test, restricted net assets of consolidated subsidiaries shall mean that amount of the registrant’s proportionate share of net assets of its consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company in the form of loans, advances or cash dividends without the consent of a third party. The restricted net assets of the Company’s PRC subsidiary amounted to approximately $7,578,000 and $7,473,000 as of October 31, 2019 and 2018, respectively.

The Company’s PRC subsidiary’ net assets as of October 31, 2019 and 2018 exceeded 25% of the Company’s consolidated net assets. Accordingly, Parent Company’s condensed financial statements have been prepared in accordance with Rule 5-04 and Rule 12-04 of SEC Regulation S-X, and are as follows.

Condensed Financial Information of the Parent Company

The Parent Company’s condensed financial statements have been prepared using the same accounting principles and policies described in the notes to the consolidated financial statements, with the only exception being that the Parent Company accounts for its subsidiaries using the equity method. Refer to the consolidated financial statements and notes presented above for additional information and disclosures with respect to these financial statements.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 – RESTRICTED NET ASSETS (continued)

Parent Company’s Condensed Balance Sheets

	As of
	October 31, 2019	October 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$-	$-
Total Current Assets	-	-
NON-CURRENT ASSETS:
Investment in subsidiaries	7,578,894	7,473,536
Total Non-current Assets	7,578,894	7,473,536
Total Assets	$7,578,894	$7,473,536
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accrued liabilities and other payables	$-	$-
Total Current Liabilities	-	-
Total Liabilities	-	-
EQUITY:
Ordinary shares, $0.001 par value; 50,000,000 shares authorized; 5,000,000 shares issued and outstanding at October 31, 2019 and 2018 *	5,000	5,000
Additional paid-in capital	7,691,468	7,691,468
Retained earnings	301,250	215,053
Statutory reserve	118,789	29,199
Accumulated other comprehensive loss	(538,087)	(467,662)
Non-controlling interest	474	478
Total Equity	7,578,894	7,473,536
Total Liabilities and Equity	$7,578,894	$7,473,536

* The shares amounts are presented on a retroactive basis.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 – RESTRICTED NET ASSETS (continued)

Condensed Financial Information of the Parent Company (continued)

Parent Company’s Condensed Statements of Income

	For the Years Ended October 31,
	2019	2018	2017
Revenue	$-	$-	$-
Operating expense	-	-	-
Income attributable to Parent Company only	-	-	-
Share of income from investment in subsidiaries	175,787	1,121,429	963,324
Net income	$175,787	$1,121,429	$963,324

Parent Company’s Condensed Statements of Cash Flows

For the Years Ended October 31,
	2019	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$175,787	$1,121,429	$963,324
Adjustments to reconcile net income to net cash
provided by operating activities:
Share of income from investment in subsidiaries	(175,787)	(1,121,429)	(963,324)
Changes in operating assets and liabilities:
Accrued liabilities and other payables	-	-	-
NET CASH PROVIDED BY OPERATING ACTIVITIES	-	-	-
CASH FLOWS FROM INVESTING ACTIVITIES:
NET CASH PROVIDED BY INVESTING ACTIVITIES	-	-	-
CASH FLOWS FROM FINANCING ACTIVITIES:
NET CASH PROVIDED BY FINANCING ACTIVITIES	-	-	-
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	-	-	-
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - beginning of year	-	-	-
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - end of year	$-	$-	$-

Basis of Preparation

The condensed financial information of the Parent Company has been prepared using the same accounting policies as set out in the consolidated financial statements except that the Company used the equity method to account for investment in its subsidiaries.

Certain information and footnote disclosures normally included in financial statements prepared in conformity with accounting principles generally accepted in the United States of America have been condensed or omitted. The Parent Company only financial information has been derived from the Company’s consolidated financial statements and should be read in conjunction with the Company’s consolidated financial statements.

Investment in Subsidiaries

The Company and its subsidiaries were included in the consolidated financial statements where the inter-company balances and transactions were eliminated upon consolidation. For purpose of the Parent Company’s stand-alone financial statements, its investments in subsidiaries were reported using the equity method of accounting. Such investment is presented as “Investment in subsidiaries” on the condensed balance sheets and the subsidiaries’ income is presented as “Share of income from investment in subsidiaries” in the condensed statements of income.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 – SUBSEQUENT EVENTS

In December 2019, a novel strain of coronavirus (“COVID-19”) was reported to have surfaced in Wuhan, China. The spread of this virus has caused business disruptions beginning in January 2020, including the closure of the majority of business on mainland China. Since the outbreak, the Company’s business has been negatively affected due to various government restrictions put in place to attempt to stop the spread of COVID-19: (i) only 60% of the Company’s employees were able to return to work on and around March 1, 2020, which was one month later than usual after the Spring Festival holiday. The remaining 40% of the Company’s employees returned to work by the end of March 2020; (ii) the Company’s ability to sign on new customers has been hindered because it is difficult for its sales personnel to communicate with prospective customers by telephone or finalize sales without in-person meetings; and (iii) the Company’s plan to open additional branches nationwide has been delayed because the relevant authorities stopped issuing approvals for new insurance branches due to the restrictions on completing interviews and on-site inspections, which are required procedures for such approvals. In March 2020, the World Health Organization declared the outbreak of COVID-19 as a pandemic, which continues to spread throughout the world. It is impossible to predict the effect and ultimate impact of the COVID-19 pandemic as the situation is rapidly evolving. The spread of COVID-19 has caused public health officials to recommend precautions to mitigate the spread of the virus, such as, cease traveling to non-essential jobs and curtail all unnecessary travel, and stay at home as much as possible. In light of the current circumstances, based on available information, the Company expected that for the first half of fiscal 2020, its revenues will be reduced as compared to the same period last year. The Company further expects that the negative impact of the COVID-19 coronavirus outbreak on its business to be temporary once the COVID-19 coronavirus outbreak is stabilized and the Company is able to resume its normal business activities. However, the Company is not able to predict the ultimate impact that COVID-19 will have on its business at this time, and if the current economic conditions continue, the Company will be forced to scale back its business operations and its growth plans, and could ultimately have a significant negative impact on the Company. As of the date of this report, the COVID-19 coronavirus outbreak in China appears to have slowed down and certain provinces and cities have started resuming business activities under the guidance and support of the government.

In March 2020, the Company converted its cash equivalent of approximately $6.0 million held in financial institutions and transferred and or deposited the funds in a PRC bank account as a precautionary measure in order to increase our cash position and preserve financial flexibility in light of current uncertainty in the markets resulting from the COVID-19 pandemic. The funds deposited in the PRC bank accounts are available for working capital, capital expenditures and general corporate purposes.

On November 5, 2019, the Company formed TRX ZJ’s Jiangsu Branch. The Company leased office space with monthly rent of RMB 11,000 (approximately $1,600) for the newly formed branch.

Through and including [        ], 2020 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

3,000,000 Class A Ordinary Shares

TIAN RUIXIANG Holdings Ltd

Preliminary Prospectus dated June 2, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

Pursuant to indemnification agreements, the form of which is filed as Exhibit 10.1 to this Registration Statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

The Registrant was formed on March 5, 2019. In connection with its formation, the Registrant authorized 50,000,000 and issued 10,000,000 Ordinary Shares, par value $0.001 per share, in return for payment of $50,000, to the following entities: 3,685,000 Ordinary Shares to Wang Investors Co. Ltd.; 3,541,000 Ordinary Shares to Xu Sheng Investors Co., Ltd.; 800,000 Ordinary Shares to Wu Investors Co., Ltd.; 464,000 Ordinary Shares to Feng Investors Co. Ltd.; 464,000 Ordinary Shares to Gao Investors Co. Ltd.; 464,000 Ordinary Shares to Xu Baohai Investors Co. Ltd.; 320,000 Ordinary Shares to Luan Investors Co. Ltd.; and 262,000 Ordinary Shares to Cai Investors Co. Ltd. On April 14, 2020, the Registrant effectuated a 1:2 reverse stock split which reduced the total outstanding Ordinary Shares to 5,000,000.

The above transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(2) thereof and Regulation S promulgated thereunder as a transaction by the Registrant not involving any public offering, in which the Registrant and all of such purchasers were non-residents of the United States and all such transactions took place abroad without any directed selling efforts in the United States.

These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as of the date of those financial statements.

(5) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) For the purposes of determining liability under the Securities Act of 1933 to any purchaser in the initial distributions of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(9) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on June 2, 2020.

TIAN RUIXIANG Holdings Ltd

By:	/s/ Zhe Wang
Name:	Zhe Wang
Title:	Chairman, Chief Executive Officer, and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zhe Wang	Chairman, Chief Executive Officer, and Director	June 2, 2020
Name: Zhe Wang	(Principal Executive Officer)

/s/ Mingxiu Luan	Chief Financial Officer	June 2, 2020
Name: Mingxiu Luan	(Principal Financial and Accounting Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on June 2, 2020.

Hunter Taubman Fischer & Li LLC

By:	/s/ Ying Li
Name: Ying Li
Title: Partner and Member

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement
3.1*	Form of Amended and Restated Memorandum and Articles of Association of the Registrant
4.1*	Registrant’s Specimen Certificate for Class A Ordinary Shares
4.3*	Form of Underwriter’s Warrant
5.1*	Opinion of Harney Westwood & Riegels regarding the validity of the Class A Ordinary Shares being registered
8.1*	Opinion of Beijing Jingsh Law Firm regarding certain PRC Tax matters (included in Exhibit 99.2)
10.1*	Form of Indemnification Agreement with the Registrant’s directors and officers
10.2*	Form of Employment Agreement between the Registrant and an Executive Officer of the Registrant
10.3*	Exclusive Business Cooperation and Service Agreement, dated May 20, 2019, between TRX ZJ and WFOE
10.4*	Equity Interest Pledge Agreement, dated May 20, 2019, among WFOE, TRX ZJ and the TRX ZJ Shareholders
10.5*	Share Disposal And Exclusive Option To Purchase Agreement, dated May 20, 2019, among WFOE, TRX JZ, and the TRX ZJ Shareholders
10.6*	Proxy Agreement, dated May 20, 2019, among WFOE, TRX JZ, and the TRX ZJ Shareholders
10.7*	Hebei Hengbang Insurance Co., Ltd Equity Purchase Agreement, dated March 7, 2017
10.8*	Insurance Brokerage Business Contract between Hangzhou Branch of Sunshine Property Insurance Co., Ltd and TRX ZJ
10.9**	Agreement On Cooperation In Insurance Brokerage Business between PICC Beijing branch and TRX ZJ
10.10**	Agreement On Cooperation In Insurance Brokerage Business between Beijing Branch of China United Life Insurance co., LTD and TRX ZJ
21.1*	Principal subsidiaries and consolidated affiliated entities of the Registrant
23.1*	Consent of RBSM LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
23.3*	Consent of Beijing Jingsh Law Firm, PRC counsel (included in Exhibit 99.2)
99.1*	Form of Code of Business Conduct and Ethics of the Registrant
99.2*	Opinion of Beijing Jingsh Law Firm, PRC counsel to the Registrant, regarding certain PRC law matters and the validity of the VIE agreements
99.3*	Consent of Hai Jiang, independent director nominee
99.5*	Consent of Benjamin Andrew Cantwell, independent director nominee
99.6*	Consent of Sheng Xu, director nominee
99.7*	Consent of Michael J. Hamilton, independent director nominee

*	Previously filed
**	Filed herewith